SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant |X|

Filed by a party other than the Registrant  |   |

Check the appropriate box:

|X|  Preliminary Proxy Statement

| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

| |  Definitive Proxy Statement

| |  Definitive Additional Materials

| |  Soliciting Material Pursuant to ss.ss. 240.14a-12

Kinder Morgan Management, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                Preliminary Proxy Materials dated June 14, 2002.


                      [KINDER MORGAN MANAGEMENT, LLC LOGO]
                             500 DALLAS, SUITE 1000
                              HOUSTON, TEXAS 77002

                                           , 2002

To the shareholders of Kinder Morgan Management, LLC:


     You are cordially invited to attend our special shareholders meeting to be held at the Doubletree Hotel at Allen Center, 400 Dallas, Houston, Texas on July 23, 2002, at 8:30 a.m. local time.


     At this meeting you will be asked to consider and vote upon a proposal to eliminate the exchange feature associated with your shares. Pursuant to the exchange feature, you have the right to exchange one whole share for one common unit of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. or its affiliates, and Kinder Morgan, Inc. has the right to settle any exchange in cash rather than in common units. We propose to eliminate the exchange feature by amending our limited liability company agreement.

     Our board of directors has unanimously approved the proposal to eliminate the exchange feature and recommends that all of our shareholders vote "FOR" the proposal. Our board's reasons for recommending the proposal are discussed in detail in the accompanying proxy statement.

     Our success as a company is dependent on our operation and management of Kinder Morgan Energy Partners, L.P. and its resulting performance. A portion of Kinder Morgan Energy Partners, L.P.'s business plan contemplates growth through acquisitions of operating businesses and assets and expansions of its facilities. We believe these acquisitions and facility expansions will result in increased cash flow for Kinder Morgan Energy Partners, L.P. and increased quarterly share distributions to our shareholders. Our company can be an important source of equity capital to Kinder Morgan Energy Partners, L.P. for these acquisitions and facility expansions. We expect to raise this equity capital by selling more shares and using the net proceeds from these sales to purchase additional i-units from Kinder Morgan Energy Partners, L.P.

     As explained more fully in the accompanying proxy statement, we believe the exchange feature may ultimately limit the number of additional shares we can issue. By eliminating the exchange feature, we believe that our company and Kinder Morgan Energy Partners, L.P. will have greater flexibility to raise additional equity capital, which can also provide Kinder Morgan Energy Partners, L.P. greater flexibility to obtain additional debt financing. We believe increased equity and debt financing at favorable prices and terms will enable Kinder Morgan Energy Partners, L.P. to pursue more effectively that portion of its business plan that contemplates growth through acquisitions and facility expansions. In addition, if we issue more of our shares, the trading volume of our shares on the New York Stock Exchange should increase. Increased trading volume should enhance your ability to buy and sell shares in the open market.

     Kinder Morgan, Inc., the issuer of the exchange feature, is offering to exchange an aggregate of approximately $1 million of shares of its common stock with our shareholders to facilitate the elimination of the exchange feature. If our proposal is approved, Kinder Morgan, Inc. will issue to you in exchange for
the elimination of the exchange feature           shares of Kinder Morgan, Inc.
common stock for each           of our outstanding shares that you own of record
at the close of business on the date when shareholder approval is obtained at the special meeting of shareholders. Kinder Morgan, Inc. calculated this number of shares by dividing $1 million, which is the amount that we paid to Kinder Morgan, Inc. at the closing of our initial public offering for the exchange feature and certain other rights, by the average of the closing prices of Kinder Morgan, Inc. common stock on the New York Stock Exchange for the ten consecutive trading days ending on the trading day prior to June, 24, 2002, the record date for the special meeting. No fractional shares of Kinder Morgan, Inc. common stock will be issued. Each holder who would otherwise be entitled to receive a fractional share will receive an equivalent amount of cash from Kinder Morgan, Inc. Although the proposal, if adopted, will result in eliminating the exchange feature, this would not affect the other rights we acquired from Kinder Morgan, Inc. or your other rights as a shareholder under our limited liability company agreement.


     Enclosed you will find a notice of a special meeting of shareholders, a proxy statement and a proxy card. Details of the proposed elimination of the exchange feature are described in the proxy statement, which you should read carefully. So that your shares may be represented at the special meeting of shareholders, please complete, sign, date and return the proxy card in the enclosed return envelope.

                                          Sincerely,

                                          /s/ RICHARD D. KINDER

                                          Richard D. Kinder
                                          Chairman and Chief Executive Officer

                Preliminary Proxy Materials dated June 14, 2002.


                      [KINDER MORGAN MANAGEMENT, LLC LOGO]

                             500 DALLAS, SUITE 1000
                              HOUSTON, TEXAS 77002

                 NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JULY 23, 2002



     On July 23, 2002, Kinder Morgan Management, LLC will hold a special meeting of shareholders at the Doubletree Hotel at Allen Center, 400 Dallas, Houston, Texas 77002. The meeting will begin at 8:30 a.m. local time. You are cordially invited to attend this meeting.



     Only shareholders of record at the close of business on June 24, 2002, which is the record date for the meeting, may vote at this meeting or at any adjournment or postponement and any reconvening of this meeting. At the meeting we propose to:


     - consider and vote upon a proposal to eliminate the exchange feature of our shares by amending our limited liability company agreement; and

     - consider and transact such other business as may properly come before the meeting or any adjournment or postponement and any reconvening of the meeting.

     The text of the proposed amendment to our limited liability company agreement to eliminate the exchange feature is attached as Attachment A to the proxy statement.

     It is important that your shares be represented regardless of the number of shares you own. Whether or not you plan to attend, please vote by completing, signing, dating and mailing the proxy card in the enclosed, postage-prepaid return envelope. Any shareholder attending the meeting may vote in person, even though he or she may have already submitted a proxy card, as long as the proxy submitted previously is revoked. You may revoke any proxy in writing or in person at any time prior to its exercise.

     Please note that space limitations may make it necessary to limit attendance to shareholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:45 a.m. and seating will begin at 8:00 a.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding shares in brokerage accounts will need to bring a copy of a brokerage statement reflecting share ownership at the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     The approximate date on which this proxy statement and the enclosed form of
proxy are first being sent or given to shareholders is             , 2002. I
hope you will be able to attend the meeting, but even if you cannot, please vote your shares by signing, dating and returning the proxy card as soon as possible.

                                          By Order of the Board of Directors,

                                          /s/ Richard D. Kinder

                                          RICHARD D. KINDER
                                          Chairman and Chief Executive Officer

          , 2002
Houston, Texas

                         KINDER MORGAN MANAGEMENT, LLC

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS


                                 JULY 23, 2002


                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSAL....    1
THE SPECIAL MEETING OF SHAREHOLDERS.........................    5
  Date, Time and Place......................................    5
  Purpose...................................................    5
  Recommendation of our Board of Directors..................    5
  Record Date, Outstanding Shares and Voting Rights.........    5
  Quorum and Vote Required..................................    6
  Voting of Proxies.........................................    6
  Revocation of Proxies.....................................    6
  Solicitation of Proxies; Expenses.........................    7
THE PROPOSAL................................................    7
  General...................................................    7
  Objectives of the Proposal................................    9
  Background of the Proposal................................   10
  Recommendation of our Board of Directors and its Reasons
     for Making the Proposal................................   13
  Opinion of Financial Advisor..............................   17
  Effects on Kinder Morgan, Inc.............................   21
  Material Federal Income Tax Consequences..................   22
  The New York Stock Exchange; Registration Under the
     Securities Laws........................................   24
DESCRIPTION OF OUR SHARES...................................   24
  General...................................................   24
  Detailed Summary..........................................   24
  Distributions.............................................   25
  Limited Voting Rights.....................................   26
  Actions Requiring Vote of Owners of Our Shares............   26
  Limitations on Voting Rights of Kinder Morgan, Inc. and
     its Affiliates.........................................   27
  Limitations on Voting Rights of 20% or More Holders.......   27
  Actions Not Requiring the Vote of Holders.................   28
  Anti-Dilution Adjustments.................................   28
  Covenants.................................................   28
  Optional Purchase.........................................   30
  Mandatory Purchase........................................   31
  Procedure.................................................   32
  Exchange Feature..........................................   32

                                                              PAGE
                                                              ----
  Registration Rights.......................................   33
  Tax Indemnity by Kinder Morgan, Inc.......................   34
  Transfer Agent and Registrar..............................   34
  Replacement of Share Certificates.........................   34
  Fractional Shares.........................................   34
KINDER MORGAN, INC. ........................................   34
DESCRIPTION OF KINDER MORGAN, INC. CAPITAL STOCK............   35
  Kinder Morgan, Inc. Common Stock..........................   35
  Kinder Morgan, Inc. Class A Preferred Stock...............   35
  Kinder Morgan, Inc. Class B Preferred Stock...............   37
  Anti-Takeover Provisions..................................   39
  Kinder Morgan, Inc. Rights Agreement......................   41
COMPARISON OF OUR SHARES, COMMON UNITS OF KINDER MORGAN
  ENERGY PARTNERS, L.P. AND COMMON STOCK OF KINDER MORGAN,
  INC. .....................................................   42
EXCHANGE ACTIVITY, MARKET TRADING PRICES AND
  DISTRIBUTIONS.............................................   46
  Exchange Activity.........................................   46
  Market Trading Prices.....................................   47
  Distributions and Dividends...............................   49
ORGANIZATIONAL STRUCTURE AND RELATED PARTY TRANSACTIONS.....   50
  Our Formation.............................................   50
  General and Administrative Expenses.......................   51
  Operations................................................   52
  Kinder Morgan Energy Partners, L.P. Distributions.........   52
  Our Distributions.........................................   54
  Kinder Morgan, Inc. Dividends.............................   54
  Exchanges of Shares.......................................   54
  Asset Acquisitions........................................   54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF OUR COMPANY, OF KINDER MORGAN ENERGY
  PARTNERS, L.P. AND OF KINDER MORGAN, INC. ................   55
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS............   59
ADDITIONAL INFORMATION......................................   61
INCORPORATION BY REFERENCE..................................   61
ATTACHMENT A -- PROPOSED AMENDMENT TO LIMITED LIABILITY
  COMPANY AGREEMENT OF KINDER MORGAN MANAGEMENT, LLC........  A-1
          ANNEX A TO ATTACHMENT A -- EXCHANGE PROVISIONS.... Annex
         A-1
          ANNEX B TO ATTACHMENT A -- PURCHASE PROVISIONS.... Annex
         B-1
          ANNEX C TO ATTACHMENT A -- DELEGATION OF CONTROL
         AGREEMENT................................................



                                                              PAGE
                                                              ----
ATTACHMENT B -- OPINION OF GOLDMAN, SACHS & CO. ............  B-1
ATTACHMENT C -- DIRECTORS AND EXECUTIVE OFFICERS OF KINDER
  MORGAN MANAGEMENT, LLC AND KINDER MORGAN, INC. ...........  C-1
EXHIBIT INDEX...............................................  I-1

                    QUESTIONS AND ANSWERS ABOUT THE MEETING
                                AND THE PROPOSAL

Q.  WHY ARE WE HAVING A SPECIAL MEETING?

A. We are having a special meeting to consider and vote on a proposal to eliminate the exchange feature associated with our shares by amending our limited liability company agreement. See page 5.

Q.  WHAT IS THE EXCHANGE FEATURE?

A. The exchange feature associated with our shares is part of our limited liability company agreement. It was issued by Kinder Morgan, Inc. and permits you, at your option, to exchange each one of our whole shares that you own for one common unit of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. or its affiliates. Instead of giving you a common unit, however, Kinder Morgan, Inc. may elect to make a cash payment to you based on the average market price of the common units. See page 32.

Q. HOW MANY OF OUR SHARES HAVE BEEN EXCHANGED FOR THE COMMON UNITS OF KINDER MORGAN ENERGY PARTNERS, L.P.?

A. Through May 31, 2002, 3,118,373 shares have been exchanged, or 11.7% of the total number of shares sold to non-affiliates in our initial public offering. Only 277,999 shares were exchanged from January 1, 2002 through May 31, 2002, or 1.0% of the total shares sold to non-affiliates in our initial public offering.

Q.  WHAT WILL SHAREHOLDERS RECEIVE IF THE EXCHANGE FEATURE IS ELIMINATED?


A. If the proposal is approved, Kinder Morgan, Inc, the issuer of the exchange feature, will issue to you in exchange for the elimination of the exchange
feature           shares of Kinder Morgan, Inc. common stock for each
               of our outstanding shares you hold of record at the close of business on the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting. Kinder Morgan, Inc. calculated this number of shares by dividing $1 million, which is the amount that we paid to Kinder Morgan, Inc. at the closing of our initial public offering for the exchange feature and certain other rights, by the average of the closing prices of Kinder Morgan, Inc. common stock on the New York Stock Exchange for the ten trading days ending on the trading day prior to June 24, 2002, the record date for the special meeting. No fractional shares of Kinder Morgan, Inc. common stock will be issued. Based on the closing price of Kinder Morgan, Inc. common stock on the New York Stock Exchange on June 21, 2002, you will be entitled to receive the equivalent in Kinder Morgan, Inc.
common stock of $          for each                of our shares that you own.
Each shareholder who would otherwise be entitled to receive a fractional share will receive an equivalent amount in cash from Kinder Morgan, Inc. Our shares, as amended, will continue to be identical to the shares which you now hold except that shareholders will no longer have the right to exchange each of their whole shares for one common unit of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. or its affiliates, or cash at the election of Kinder Morgan, Inc. See page 7.


Q.  WHY ARE WE VOTING TO ELIMINATE THE EXCHANGE FEATURE?

A. We manage and control the business and affairs of Kinder Morgan Energy Partners, L.P., a publicly traded Delaware limited partnership formed in 1992 whose operations, and those of its operating partnership subsidiaries, are grouped into four business segments -- products pipelines, natural gas pipelines, carbon dioxide pipelines and terminals. Our success is dependent upon our operation and management of Kinder Morgan Energy Partners, L.P. and its resulting performance. Kinder Morgan Energy Partners, L.P. will periodically require additional capital to pursue that portion of its business plan that contemplates growth by acquiring operating businesses and assets and by expanding its facilities. We believe the exchange feature may ultimately limit the amount of equity capital we can raise through additional sales of our shares. This will correspondingly reduce the amount of equity capital we would be able to invest in Kinder Morgan Energy Partners, L.P., which it could then use to finance its acquisitions and facility expansions. Also, if Kinder Morgan Energy Partners, L.P. raises additional equity capital, it should have greater flexibility to raise debt financing with which to execute its business plan. See pages 9 and 21.

Q.  HOW DOES OUR BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE?

A. After considering a number of factors, our board of directors has unanimously approved the proposal to eliminate the exchange feature and recommends that all shareholders vote "FOR" the proposal. See page 13.

Q. WHAT IS THE OPINION OF THE FINANCIAL ADVISOR WHO ADVISED OUR BOARD OF DIRECTORS?

A. Our board of directors engaged Goldman, Sachs & Co. to provide an opinion for the board's use in considering the proposal. The opinion of Goldman Sachs contains a number of limitations and assumptions. In summary, Goldman Sachs' opinion is that, based upon and subject to the matters referred to in their opinion, from a financial point of view, the economic terms of our shares without the exchange feature would be substantially equivalent to the economic terms of our shares with the exchange feature. Goldman Sachs did not analyze and expressed no opinion on the value of the exchange feature. Goldman Sachs' opinion does not constitute a recommendation as to how any holder of shares should vote with respect to the proposal. For more information regarding the Goldman Sachs opinion, see page 17 and Attachment B.

Q. WHY ARE WE NOT VOTING TO AMEND OUR LIMITED LIABILITY COMPANY AGREEMENT TO ALLOW FOR THE ISSUANCE OF A CLASS OF SHARES WHICH DOES NOT HAVE THE EXCHANGE FEATURE?

A. Our limited liability company agreement does not permit the issuance of classes of shares other than our existing shares that are owned by shareholders like you and our voting shares that are owned by Kinder Morgan G.P., Inc. without a vote of the shareholders. Our board considered having a vote of our shareholders to permit the issuance of a new class of shares without an exchange feature. However, if we were to issue shares of a new class, we would have three separate classes of shares, two of which would be publicly traded and would be substantially the same. Further, we would continue to have a substantial interest in Kinder Morgan Energy Partners, L.P. Kinder Morgan Energy Partners, L.P. already has, in addition to its general partner interests, three separate classes of limited partner interests -- common units, Class B units and i-units. We believe that, at the present time, creating another class of equity securities could be viewed negatively by investors as adding additional complexity to these capital structures. Additionally, if we have two classes of shares outstanding, we believe it would provide less liquidity both to the holders of our existing shares and of the new class of shares than a single, larger class would provide. Consequently, we decided that pursuing the proposal to eliminate the exchange feature was the more desirable alternative. See page 21.

Q.  WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?


A. Only persons who owned our shares at the close of business on June 24, 2002, which we call the record date, may vote at the special meeting. See pages 5 and 6.


Q.  WHAT VOTE OF OUR SHARES IS REQUIRED TO APPROVE THE PROPOSAL?

A. Approval of the proposal requires the vote of a majority of our outstanding shares. For the purpose of voting on the proposal, our limited liability company agreement provides that shares owned by Kinder Morgan, Inc. and its affiliates will be treated as if they are not outstanding and their shares will not be voted for or against the proposal and will not be regarded as abstentions. Therefore, approval of the proposal requires the vote of a majority of our outstanding shares not owned by Kinder Morgan, Inc. and its affiliates. On the
record date for the special meeting, a total of            shares were issued
and outstanding, of which           were owned by Kinder Morgan, Inc. and its
affiliates. Therefore for
purposes of the vote on the proposal,           shares will be treated as if
they are outstanding, and the vote of the holders of at least a majority of those shares is required to approve the proposal. See page 6.

Q.  WHEN DO YOU EXPECT THE PROPOSAL TO BECOME EFFECTIVE?

A. If the proposal is approved by our shareholders at the special meeting, we expect that the proposal will become effective at the close of business on the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting. See page 7.

Q.  WHAT SHOULD I DO NOW?

A. Please vote as soon as possible by completing, signing, dating and returning the proxy card in the enclosed return envelope. See page 6. We urge you to read this proxy statement carefully and to consider how the proposal affects you as a shareholder.

Q.  HOW DO I VOTE?

A. If your shares are held in your own name, you should simply indicate on your proxy card how you want to vote, and sign, date and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and mail in your proxy card but do not indicate how you want to vote, your proxy will be voted "FOR" the proposal at the special meeting. If you fail to vote your shares or do not instruct your broker how to vote any shares held for you in a brokerage account, the effect will be the same as a vote against the proposal to eliminate the exchange feature. See page 6.

Q. IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT, WILL MY BROKER VOTE MY SHARES FOR ME?

A. No. Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See page 6.

Q.  MAY I REVOKE MY PROXY?

A. Yes. You may revoke your proxy at any time before your proxy is voted at the special meeting. You may do this in several ways. First, you may send a written notice to our secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to our secretary at the address provided on page 7. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, without voting in person, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker in order to revoke your proxy or to vote in person at the special meeting. In the event you revoke your proxy, you may re-cast your vote by submitting a new proxy with a later date or attending the special meeting and voting in person. See page 6.

Q.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO ME?

A. If the exchange feature is eliminated and you receive Kinder Morgan, Inc. common stock or cash instead of fractional shares, you will be subject to federal income tax on the difference between the value of the Kinder Morgan, Inc. common stock or cash that you receive and your tax basis in the exchange feature. See page 22.

Q.  DO SHAREHOLDERS HAVE APPRAISAL RIGHTS?

A. No. Neither our limited liability company agreement nor Delaware law provides appraisal rights with respect to the proposal to eliminate the exchange feature. See page 9.

Q.  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A. It means that you have multiple accounts at the transfer agent or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q.  WHO CAN SHAREHOLDERS SPEAK TO IF THEY HAVE QUESTIONS ABOUT THE PROPOSAL?

A. You can call us at (713) 369-9000 to ask questions about the proposal. You will be referred to one of our officers or employees who can help you.

Q. WHAT ARE THE RELATIONSHIPS AMONG KINDER MORGAN, INC., KINDER MORGAN ENERGY PARTNERS, L.P. AND US?

A. The following chart depicts these relationships as of May 31, 2002. In addition, please see "Organizational Structure and Related Party Transactions."

                             [ORGANIZATIONAL CHART]
---------------
(1) If the exchange feature is eliminated, Kinder Morgan, Inc., the issuer of the exchange feature and the purchase rights, will issue to our shareholders
    in exchange for the elimination of the exchange feature      shares of
    Kinder Morgan, Inc. common stock for each         of our outstanding shares,
    as described in "The Proposal." For a description of the exchange feature and purchase rights issued by Kinder Morgan, Inc., see "Description of Our Shares."

                      THE SPECIAL MEETING OF SHAREHOLDERS

DATE, TIME AND PLACE


     The special meeting of our shareholders will be held at 8:30 a.m., local time, on July 23, 2002 at the Doubletree Hotel at Allen Center, 400 Dallas, Houston, Texas 77002. We are sending this proxy statement to you in connection with the solicitation of proxies by our board of directors for use at the special meeting and any adjournment or postponement and any reconvening of the special meeting. A list of all shareholders entitled to vote is on file at our principal offices at 500 Dallas, Suite 1000, Houston, Texas 77002, and will be available to any shareholder for proper purposes during the meeting.


PURPOSE

     At the special meeting:

     - We will consider and vote upon a proposal to eliminate the exchange feature of our shares by amending our limited liability company agreement. This matter, which we refer to in this proxy statement as the proposal, is described in more detail under "The Proposal."

     - We will also consider and transact such other business as may properly come before the meeting or any adjournment or postponement and any reconvening of the meeting. At the present time, we know of no other matters that will be presented for consideration at the meeting.


     If the exchange feature is eliminated, Kinder Morgan, Inc., the issuer of the exchange feature, will issue to you in exchange for the elimination of the
exchange feature                shares of Kinder Morgan, Inc. common stock for
each                of our outstanding shares that you own of record at the
close of business on the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting. Kinder Morgan, Inc. calculated this number of shares by dividing $1 million, which is the amount that we paid to Kinder Morgan, Inc. at the closing of our initial public offering for the exchange feature and certain other rights, by the average of the closing prices of Kinder Morgan, Inc. common stock on the New York Stock Exchange for the ten trading days ending on the trading day prior to June 24, 2002, the record date for the special meeting. No fractional shares of Kinder Morgan, Inc. common stock will be issued. Each shareholder who would otherwise be entitled to a fractional share will receive from Kinder Morgan, Inc. an amount of cash equal to the fraction of each such share multiplied by the average of the closing prices of the Kinder Morgan, Inc. common stock on the New York Stock Exchange for the ten trading days immediately prior to the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting. All cash payments will be rounded to the nearer whole cent.


     Since the proposal involves amending the terms of our shares to eliminate the exchange feature, sometimes this proxy statement uses the term "existing shares" to refer to our shares that now have the exchange feature, and the term "amended shares" to refer to our shares that would not have the exchange feature.

     Representatives of PricewaterhouseCoopers LLP, our independent auditors, will be present at the meeting to make a statement if they so desire and to respond to appropriate questions.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO ELIMINATE THE EXCHANGE FEATURE AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE "FOR" THE PROPOSAL. For additional information, please see "The Proposal -- Background of the Proposal" and "-- Recommendation of Our Board of Directors and its Reasons for Making the Proposal."

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS


     Our board of directors has fixed the close of business on June 24, 2002 as the record date for the special meeting. Only holders of record of our shares on that date are entitled to notice of and to vote at
the special meeting. As of the record date, a total of            shares were
issued and outstanding and held by approximately                holders of
record, including                shares held by Kinder Morgan, Inc. and its
affiliates.

     At the special meeting, each share is entitled to one vote. However, for purposes of the proposal to eliminate the exchange feature, our limited liability company agreement provides that the shares owned by Kinder Morgan, Inc. and its affiliates will be treated as if they are not outstanding and their shares cannot be voted for or against, or abstain from voting on, the proposal. Therefore, for purposes of voting on the proposal, the number of shares that
will be treated as being outstanding is                .

QUORUM AND VOTE REQUIRED

     Our limited liability company agreement requires that a majority of our outstanding shares entitled to vote must be represented in person or by proxy at the special meeting in order for there to be a quorum. Because the shares owned by Kinder Morgan, Inc. and its affiliates will be treated as if they are not outstanding for purposes of voting on the proposal, a majority of our outstanding shares not owned by Kinder Morgan, Inc. and its affiliates must be present for a quorum. For the same reason, the vote of a majority of our outstanding shares not owned by Kinder Morgan, Inc. and its affiliates is necessary to approve the proposal to eliminate the exchange feature. If any other matters come before the meeting, the shares owned by Kinder Morgan, Inc. and its affiliates will be treated as outstanding. Therefore, a majority of all outstanding shares present in person or by proxy would be required for a quorum and the vote of a majority of the shares present and entitled to vote would be necessary to approve any other matters.

     If a broker or nominee, who is holding shares of record for a customer entitled to vote at the special meeting, indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Brokers or nominees who do not have discretionary authority to vote on the proposal to eliminate the exchange feature will not be able to vote unless they receive voting instructions from their customers. Accordingly, broker non-votes will not be voted in favor of approval of the proposal, meaning that shares constituting broker non-votes will have the same effect as shares voted against approval of the proposal.

VOTING OF PROXIES

     All of our outstanding shares that are entitled to vote and are represented at the special meeting by properly-executed proxy cards received prior to the meeting or at the meeting prior to the vote, and not revoked, will be voted in accordance with the instructions indicated on the proxy cards. If no instructions are indicated on a properly-executed and returned proxy card, the proxy will be voted "FOR" approval of the proposal.

     On the date of this proxy statement, our board of directors does not know of any matters other than the proposal that are to come before the special meeting. If any other matters are properly presented for consideration at the special meeting, including consideration of a motion to adjourn or postpone the meeting to another time or place for the purposes of soliciting additional proxies, the persons named in the proxy card generally will have discretion to vote on such matters in accordance with their best judgment.

REVOCATION OF PROXIES

     You may revoke your proxy at any time before it is voted. Proxies may be revoked by:

     - delivering to our secretary, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a date later than the revoked proxy;

     - duly executing a later-dated proxy card relating to the same shares and delivering it to our secretary before the taking of the vote at the special meeting; or

     - attending the special meeting and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

     You should send any written notice of revocation or subsequent proxy to:
Kinder Morgan Management, LLC, 500 Dallas, Suite 1000, Houston, Texas 77002,
Attention: Secretary, or hand deliver it to our secretary at or before the taking of the vote at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from the broker in order to revoke your proxy, to change your vote or to vote at the special meeting.

SOLICITATION OF PROXIES; EXPENSES

     In connection with the special meeting, proxies are being solicited by, and on behalf of, our board of directors. In accordance with the delegation of control agreement pursuant to which we manage and control the business and affairs of Kinder Morgan Energy Partners, L.P., Kinder Morgan Energy Partners, L.P. will pay or reimburse us for all expenses in connection with preparing, printing and mailing this proxy statement, soliciting proxies from shareholders, conducting the special meeting, and eliminating the exchange feature. We estimate that these expenses will total approximately $900,000, of which $650,000 will be for legal, $200,000 will be for printing and mailing, $5,000 will be for the information agent, $15,000 will be for accounting, and $30,000 will be for travel and other miscellaneous expenses.

     In addition to the solicitation of proxies by mailing this proxy statement to our shareholders, some of our employees, officers and directors including, among others, Richard D. Kinder, Michael C. Morgan and C. Park Shaper, may solicit proxies in person, by telephone, facsimile or other means of communication. These employees, officers and directors will not be additionally compensated for these efforts, but may be reimbursed by Kinder Morgan Energy Partners, L.P. for reasonable, out-of-pocket expenses in connection with the solicitation. Neither we nor Kinder Morgan, Inc. have engaged any third party to solicit proxies from our shareholders in connection with the proposal or the exchange of Kinder Morgan, Inc. stock for the exchange feature.

     We have retained Corporate Investor Communications, Inc. as our information agent to perform the broker nominee search and to distribute the proxy materials to banks, brokers, nominees and intermediaries. We will pay them approximately $5,000, plus out-of-pocket expenses, for all of these services. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries to forward our proxy solicitation materials to beneficial owners of shares, and they will be reimbursed by us for their reasonable expenses incurred in forwarding the materials.

                                  THE PROPOSAL

GENERAL

     The proposal is to eliminate the exchange feature associated with our shares by amending our limited liability company agreement to delete the exchange provisions, which are set forth in Annex A to our limited liability company agreement, and to make conforming changes in other provisions in the agreement. The text of the proposal is:

     To eliminate the exchange feature of our shares by an amendment to our limited liability company agreement, as previously amended and restated, that deletes the exchange provisions set forth in Annex A to that agreement and makes the other conforming changes reflected in Attachment A to our
     proxy statement dated          , 2002.

     Pursuant to the exchange feature, you have the right to exchange one whole existing share for one common unit of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. or its affiliates, and Kinder Morgan, Inc. has the right to settle any exchange in cash, rather than in common units.

     The text of the proposed amendment to our limited liability company agreement is set forth in Attachment A to this proxy statement. In order to eliminate the exchange feature, all of Annex A to our limited liability company agreement will be eliminated and a notation will be made on the cover page of

Annex A to indicate that the former Annex A provisions have been eliminated. In addition, conforming changes will be made in the main body of our limited liability company agreement and in Annex B of our limited liability company agreement to eliminate references to the exchange feature. The text of all these changes is shown in Attachment A to this proxy statement. The proposal does not affect Annex C to our limited liability company agreement, which is the delegation of control agreement pursuant to which we manage and control the business and affairs of Kinder Morgan Energy Partners, L.P.

     If the proposal is approved, the exchange feature will be eliminated effective upon execution and delivery of the document amending our limited liability company agreement. This will occur as of the close of business on the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting.


     If the proposal is approved, Kinder Morgan, Inc., the issuer of the exchange feature, will issue to you in exchange for the elimination of the
exchange feature                shares of Kinder Morgan, Inc. common stock for
each                of our outstanding existing shares you hold of record at the close of business on the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting. Kinder Morgan, Inc. established the number of shares of its common stock that it is willing to exchange with you for the exchange feature by dividing $1 million, which is the amount that we paid to Kinder Morgan, Inc. at the closing of our initial public offering for the exchange feature and certain other rights, by the average of the closing prices of Kinder Morgan, Inc. common stock on the New York Stock Exchange for the ten trading days ending on the trading day prior to June 24, 2002, the record date for the special meeting. Kinder Morgan, Inc. presented this number of shares of common stock to our board of directors, and our board considered this number of shares as one factor when our board approved the proposal and recommended that the proposal be submitted to a vote of our shareholders. Neither our board nor the board of Kinder Morgan, Inc. requested or received any opinion from any investment banker or appraiser in establishing the number of shares of Kinder Morgan, Inc.'s common stock which Kinder Morgan, Inc. will exchange with you if the exchange feature is eliminated.


     If the exchange feature is eliminated, the aggregate number of shares of common stock that will be exchanged by Kinder Morgan, Inc. with our shareholders for the elimination of the exchange feature will be approximately
               , all of which will come from Kinder Morgan, Inc.'s treasury stock. Although the proposal would eliminate the exchange feature, it would not affect any of the other rights we acquired from Kinder Morgan, Inc.

     No fractional shares of Kinder Morgan, Inc. common stock will be issued. Each shareholder who would otherwise be entitled to receive a fractional share will receive an amount of cash from Kinder Morgan, Inc. that is equal to the fraction times the average of the closing prices of the Kinder Morgan, Inc. common stock on the New York Stock Exchange for the ten trading days ending on the day immediately prior to the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting. Kinder Morgan, Inc. will use cash on hand to make the payments for fractional shares.

     For purposes of determining the shareholders who will be entitled to receive Kinder Morgan, Inc. shares of common stock or cash instead of fractional shares, an additional record date has been set. This record date will be the close of business on the date when shareholder approval is obtained at the special meeting of our shareholders, including any adjournment, postponement or reconvening of the meeting. Certificates representing the shares of Kinder Morgan, Inc. common stock and checks for cash, instead of fractional shares, will be mailed promptly after shareholder approval is obtained to registered shareholders on this record date at their addresses reflected on our share transfer records. Kinder Morgan, Inc. and its subsidiaries will not receive anything with respect to the shares that are owned by them.

     Shareholders who are record holders of our shares on the record date for our special meeting who surrender their shares for exchange before the second record date will be able to vote on the proposal but will not receive either Kinder Morgan, Inc. common stock or cash because they were not record holders on the second record date. Shareholders of record on the first record date, whether or not they later surrender their shares for exchange, will be able to vote at the special meeting.

     For purposes of determining the number of shares of Kinder Morgan, Inc. common stock and the amount of cash to be received by a shareholder, all of our shares registered in the name of the same shareholder will be construed as comprising one block of shares, each fraction of a share of Kinder Morgan, Inc. common stock will be calculated to six decimal places, and the cash to be paid for fractional shares of Kinder Morgan, Inc. common stock will be rounded to the nearest whole cent.

     In addition to the vote of shareholders solicited by this proxy statement, eliminating the exchange feature requires the approval of Kinder Morgan G.P., Inc., as the sole owner of our voting shares, which are different from our shares that are owned by shareholders like you. Although Kinder Morgan G.P., Inc. has already approved the proposal to eliminate the exchange feature, our board of directors may abandon the proposal until the proposal has been approved by our shareholders at the special meeting.

     If the proposal is approved by our shareholders and the exchange feature is eliminated, our shareholders will receive from Kinder Morgan, Inc., in exchange for the exchange feature, the shares of common stock and cash instead of fractional shares. Neither our present nor our future shares would have the exchange feature. The proposal will affect all shareholders. Even shareholders who vote against, abstain or take no action with respect to the proposal will have their exchange feature eliminated and receive Kinder Morgan, Inc. common stock or cash, as described above. No shareholders will have the right to demand that they be paid any other cash or consideration for the appraised value of the exchange feature or their shares.

     After the amendment to our limited liability company agreement is effective, certificates now representing existing shares with the exchange feature will represent amended shares without the exchange feature until new certificates representing amended shares are issued upon transfers of shares.

OBJECTIVES OF THE PROPOSAL

     We manage and control the business and affairs of Kinder Morgan Energy Partners, L.P., a publicly traded Delaware limited partnership formed in 1992 whose operations, and those of its operating partnership subsidiaries, are grouped into four business segments -- product pipelines, natural gas pipelines, carbon dioxide pipelines and terminals. Because our success as a company is dependent on our operation and management of the business and affairs of Kinder Morgan Energy Partners, L.P. and its resulting performance, our board believes that we should continue to assist Kinder Morgan Energy Partners, L.P. in financing its growth. A portion of Kinder Morgan Energy Partners, L.P.'s plan for growth contemplates acquisitions of operating businesses and assets as well as expansions of its facilities. We believe that these acquisitions and facility expansions will result in increased cash flow for Kinder Morgan Energy Partners, L.P. and increased share distributions to our shareholders. We expect sales of our shares to be an important source of equity capital for these acquisitions and facility expansions since our net proceeds will be used to purchase additional i-units of Kinder Morgan Energy Partners, L.P. For more information on the function and purpose of the i-units, please see "Description of Our Shares -- Detailed Summary," "-- Distributions," "-- Actions Requiring Vote of Owners of Our Shares," "-- Limitations on Voting Rights of Kinder Morgan, Inc. and its Affiliates," "-- Anti-Dilution Adjustments," "-- Covenants,"
"-- Mandatory Purchase" and "-- Tax Indemnity by Kinder Morgan, Inc.;" "Comparison of Our Shares, Common Units of Kinder Morgan Energy Partners, L.P. and Common Stock of Kinder Morgan, Inc.," and "Organizational Structure and Related Party Transactions -- Kinder Morgan Energy Partners, L.P. Distributions." If Kinder Morgan Energy Partners, L.P. has more equity capital, then it will also have greater flexibility to obtain additional debt financing. We believe that our shares provide greater access to the equity capital market because many institutional investors that may not invest in the common units of Kinder Morgan Energy Partners, L.P. may invest in our shares. We believe that institutional investors represent a greater portion of the equity capital market than do individual investors. We believe that increased equity and debt financing at favorable prices and terms will enable Kinder Morgan Energy Partners, L.P. to pursue more effectively that portion of its business plan that contemplates growth through acquisitions and facility expansions. Since February 1997, Kinder Morgan Energy Partners, L.P. has announced over 30 acquisitions valued at approximately $6.2 billion, and has invested over $400 million to expand facilities. These acquisitions and facility expansions have helped Kinder Morgan Energy Partners, L.P. to expand its business and increase its cash distributions to limited partners from $.1575 per common unit for the fourth quarter of 1996 to $.59 per common unit for the first quarter of 2002.

     Additionally, if we increase the number of our shares outstanding, the trading volume of our shares on the New York Stock Exchange should increase. We believe that increased trading volume will enhance our shareholders' ability to buy or sell shares in the open market.

     The issuance of additional shares with an exchange feature involves the support of Kinder Morgan, Inc. At some point in the future, Kinder Morgan, Inc. may not be willing to support the issuance of additional shares that have an exchange feature because the exchange obligations may in the future adversely affect the cost or terms of future financings by Kinder Morgan, Inc. or its financial flexibility. See "The Proposal -- Certain Effects on Kinder Morgan, Inc." Our board of directors therefore considered the proposal to eliminate the exchange feature at this time, as well as other alternatives which are discussed in "The Proposal -- Recommendation of our Board and its Reasons for Making the Proposal."

     Our board of directors believes that the expected advantages of acquisitions and facility expansions for Kinder Morgan Energy Partners, L.P. as well as maintaining and enhancing trading liquidity for our shares are important to our shareholders. We believe that these potential advantages outweigh the potential risks associated with eliminating the exchange feature. For the reasons summarized below, our board of directors is seeking the approval of our shareholders on the proposal to eliminate the exchange feature.

BACKGROUND OF THE PROPOSAL

     On May 18, 2001, we closed our initial public offering of 29,750,000 shares in an underwritten transaction led by Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Lehman Brothers, Inc., Dain Rauscher Incorporated (now RBC Dain Rauscher) and First Union Securities, Inc. (now Wachovia Securities, Inc.). The offering price per share was $35.205, and the aggregate proceeds of the offering were $1,047,348,750. Kinder Morgan, Inc. purchased 10% of our shares that we sold in the initial public offering, or 2,975,000 shares for $104,734,875. At the closing of the offering, we paid Kinder Morgan, Inc. $1 million for the exchange feature and certain purchase rights that are also part of our limited liability company agreement and for a tax indemnification agreement. We had a two-for-one share split on August 31, 2001, and all share and per share information in this proxy statement with respect to our shares, including the information above, is adjusted to give effect to this split.

     From the date of our initial public offering through May 31, 2002, Kinder Morgan, Inc. and its subsidiaries have acquired an additional 3,118,373 of our shares as a result of exchanges pursuant to the exchange feature and acquired an additional 316,399 shares from quarterly distributions of new shares. Our quarterly distributions of additional shares to our shareholders were made in connection with the regular, quarterly distributions of cash and i-units made by Kinder Morgan Energy Partners, L.P. On May 31, 2002, Kinder Morgan, Inc. owned a total of 6,409,772 of our shares and affiliates of Kinder Morgan, Inc. owned a total of 33,634 of our shares, resulting in an aggregate of 20.4% of our outstanding shares being owned by Kinder Morgan, Inc. and its affiliates.

     Kinder Morgan Energy Partners, L.P. makes distributions in cash and we make corresponding distributions in additional shares. At the same time that Kinder Morgan Energy Partners, L.P. makes any cash distributions on the common units, we distribute on each of our shares that fraction of a share determined by dividing the amount of the cash distribution to be made by Kinder Morgan Energy Partners, L.P. on each common unit by the average market price of a share determined for the ten consecutive trading days immediately prior to the ex-dividend date for our shares. For more information about our distributions, please see "Description of Our Shares -- Distributions."

     Kinder Morgan Energy Partners, L.P. has been active in acquiring operating businesses and assets and expanding its facilities. On February 28, 2002, Kinder Morgan Energy Partners, L.P. acquired Tejas Gas,

LLC, a wholly-owned subsidiary of InterGen (North America), Inc. for approximately $750 million in cash that it obtained in the commercial paper market. On March 14, 2002, Kinder Morgan Energy Partners, L.P. issued $750 million in senior debt in a public offering. It applied the net proceeds from this debt offering to reduce the outstanding amount of its commercial paper. Tejas Gas was the largest single acquisition by Kinder Morgan Energy Partners, L.P. since our initial public offering in May 2001. In addition, from the date of our initial public offering through May 31, 2002, Kinder Morgan Energy Partners, L.P. has acquired other operating businesses and assets for in excess of $550 million in cash and has announced in excess of $300 million in facility expansion projects.

     The structure of our shares, which consists of five securities issued by three issuers, and of our company was novel at the time of our initial public offering. One of the objectives in designing the combination of features in our shares was for the market price of the shares to trade in close proximity to the market price of the common units of Kinder Morgan Energy Partners, L.P. during Kinder Morgan Energy Partners, L.P.'s normal operations. Given the novel nature of our shares and the lack of an established trading market for the shares when we closed our initial public offering, the exchange feature was included as an additional means to link the market price of our shares to the market price of the common units, while a trading market for our shares was developing. Specifically, through the exchange feature a holder would have an alternative way to dispose of shares if a sufficiently liquid trading market in our shares did not develop.

     Since our initial public offering, we, with the assistance of Goldman, Sachs & Co., our lead underwriters in that offering, have monitored the trading market for our shares, including the volumes, prices and trading patterns of the shares. We also monitored the exchange activity in the shares. Trading volume in our shares has grown to a daily average in 2002 of over 175,000 shares on a composite basis, including trading on the New York Stock Exchange and all other participants within the Inter-Market Trading System. As a result of these monitoring activities, we believe that an active trading market for the shares has developed on the New York Stock Exchange and that the shares have traded at prices in close proximity to the prices of common units. In 2002, our shares have generally traded at a premium above the common units. Further, the frequency and volume of exchanges with Kinder Morgan, Inc. has declined substantially in recent months from earlier periods, with 57,600 shares exchanged in January 2002, 10,750 shares exchanged in February 2002, none exchanged in March 2002, 1,601 shares exchanged in April 2002 and 208,048 shares exchanged in May 2002. See "Exchange Activity, Market Trading Prices and Distributions." Accordingly, we believe that we could eliminate the exchange feature without a material adverse effect on the liquidity of or trading market for our shares or adversely affecting the proximity of the trading prices between our shares and the common units of Kinder Morgan Energy Partners, L.P.

     Because there is now an established trading market for our shares on the New York Stock Exchange and our shares have traded at prices in close proximity to the prices of the common units of Kinder Morgan Energy Partners, L.P., we believe the exchange feature has only a de minimis value. See "Exchange Activity, Market Trading Prices and Distributions." Nevertheless, Kinder Morgan, Inc. has offered to exchange an aggregate of approximately $1 million in shares of common stock of Kinder Morgan, Inc. for the elimination of the exchange feature. If the proposal is approved, Kinder Morgan, Inc., the issuer of the exchange feature, will issue to you in exchange for the elimination of the
exchange feature                shares of Kinder Morgan, Inc. for each
               of our outstanding shares you hold of record at the close of business on the date when shareholder approval is obtained at the special meeting, including any adjournment, postponement or reconvening of the meeting. Although adoption of the proposal will result in eliminating the exchange feature, the other rights acquired from Kinder Morgan, Inc. would continue and would not be affected.

     In preparation for the meeting of our board of directors to consider the proposal to eliminate the exchange feature, we asked Goldman Sachs to deliver an opinion to our board, and together with Goldman Sachs we analyzed whether a fairness opinion would be appropriate for the transaction. We and Goldman Sachs determined that a fairness opinion would not be appropriate because the analytical methods used by investment banks in rendering fairness opinions, such as comparable company, comparable transaction and discounted cash flow analyses, could not be applied to the proposal. Similarly, analytical methods of valuing securities, such as Black Scholes calculations, could not be applied to the proposal. Goldman Sachs advised us that a substantial equivalence opinion would address directly the economic terms of the shares both with and without the exchange feature, and we agreed with Goldman Sachs that this form of opinion would be helpful to our board of directors.

     Our shares have, other than the exchange feature, economic terms designed to cause them to trade in close proximity to the common units of Kinder Morgan Energy Partners, L.P. These terms would not be affected by eliminating the exchange feature. For example, share distributions are made on our shares whenever cash distributions are paid on the common units. The amount of our share distributions is intended to be equivalent to the common unit cash distribution and is calculated by dividing the amount of cash distributed on a common unit by the average market price of a share during a specified trading day period. This share distribution calculation is designed to keep the prices of the shares and the common units together. If the shares are trading at a premium to the common units, then the yield (distribution value divided by share or common unit price) on the shares will be lower than the yield on the common units. This would tend to make the common units more attractive to investors than the shares, moving the prices of the shares down and prices of the common units up relative to each other. Similarly, if the shares are trading at a discount to the common units, then the yield on the shares will exceed the yield on the common units, again moving the prices of the securities towards each other. Also, in the event of certain mergers, liquidation and events similar to liquidation, the terms of the shares provide that holders will receive per share an amount at least as great as an average trading price of the common units. These and other terms of the shares were designed to tie the value of the shares to the value of the common units both during on-going operations and in terminal events.

     Since the structure of our shares was novel at the time they were issued, no one could predict with certainty whether investors would believe that an active trading market for the shares would develop or that the market prices for the shares would consistently be in close proximity to the prices of the common units. The exchange feature was included to protect investors in the event a liquid trading market did not develop in our shares and as a redundancy to the other economic terms of the shares that were designed so that the shares would trade in close proximity to the price of the common units. The trading market for the shares has now developed on the New York Stock Exchange, and the shares have traded on the New York Stock Exchange at prices close to the common units.

     Since the exchange feature was intended as a redundancy, we believed that the Goldman Sachs' opinion should directly address the elimination of that redundancy by evaluating whether the economic terms of the shares with and without the exchange feature were equivalent. We believed that the most important concern for our shareholders was the effect of eliminating the exchange feature on the aggregate economic terms of the shares. This concern was addressed by Goldman Sachs in its substantial equivalence opinion by considering the overall economic terms of the shares with and without the exchange feature, and not by attempting to value the exchange feature.

     In its opinion letter, Goldman Sachs concluded that, from a financial point of view, the economic terms of the shares without the exchange feature would be substantially equivalent to the economic terms of the shares with the exchange feature. The Goldman Sachs opinion was one of the factors that our board took into account when it developed the proposal to eliminate the exchange feature, and determined, pursuant to the board's discretion permitted in our limited liability company agreement, that the proposal was fair. In determining that the proposal was fair, the board of directors weighed the potential benefits of the proposal to investors against its potential detriments. The Goldman Sachs' opinion as to substantial equivalence helped our board conclude that there should be minimal, if any, potential detriments of the proposal to investors and, therefore, contributed to the board's determination that the potential benefits of the proposal to investors outweighed its potential detriments.

     It is our understanding that the analysis of Goldman Sachs was based primarily on a review of the economic terms of the shares, with and without the exchange feature, and a comparison of those terms with the economic terms of the common units. The economic terms Goldman Sachs reviewed included the terms defining the amount, timing and type of current distributions to be paid with respect to the shares and common units, the terms defining the amount, timing and type of payments to be received with respect to the shares and common units in the case of mergers and asset sales, and the terms defining the voting rights of the shares and common units. It is also our understanding that Goldman Sachs reviewed publicly available trading data with respect to the shares and common units to determine whether the data appeared consistent with their view of the economic terms of the shares and common units. Goldman Sachs did not render an opinion as to whether the proposal is fair to the shareholders. Goldman Sachs did not separately value the exchange feature and has advised us that for the reasons described above they believe that such valuation is not necessary for the opinion they have rendered. You should review "The
Proposal -- Opinion of Financial Advisor" and the copy of the opinion of Goldman Sachs attached hereto for more detailed information regarding the assumptions and limitations contained in the opinion.

     On April 9, 2002, our board of directors met and unanimously approved the proposal to eliminate the exchange feature. The proposal was approved by all of our independent directors, Edward O. Gaylord, Gary L. Hultquist and Perry M. Waughtal, none of whom are officers or employees of us or any of our affiliates or directors, officers or employees of Kinder Morgan, Inc., and our other directors indicated that they would not vote to approve the proposal unless the independent directors were in favor of it. At the meeting, the Board considered the factors described in "The Proposal -- Recommendation of Our Board and its Reasons for Making the Proposal." Also at the meeting, Goldman, Sachs & Co. delivered its opinion to our board of directors. Please see "The
Proposal -- Opinion of Financial Advisor" and also see Attachment B to this proxy statement for a copy of Goldman Sachs' signed opinion.

     Our limited liability company agreement provides that contracts or transactions between us and related parties, such as Kinder Morgan, Inc., are not void or voidable for that reason if our board of directors determines in its sole discretion that the contract or transaction is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties. At its meeting on April 9, 2002, our board of directors considered the factors described below. Then, in accordance with our limited liability company agreement, the board of directors unanimously determined in its sole discretion, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, that the proposal is fair.

RECOMMENDATION OF OUR BOARD OF DIRECTORS AND ITS REASONS FOR MAKING THE PROPOSAL

     After considering the factors discussed below, our board of directors unanimously approved the proposal to amend our limited liability company agreement to eliminate the exchange feature, determined, in its sole discretion in accordance with our limited liability company agreement, that the proposal was fair, and recommended that our shareholders vote "FOR" the proposal.

     The following are all the material factors considered by our board of directors:

     - We manage and control the business and affairs of Kinder Morgan Energy Partners, L.P. and all of its operating partnerships. Our success is dependent on our operation and management of Kinder Morgan Energy Partners, L.P. and its resulting performance. Therefore, success by Kinder Morgan Energy Partners, L.P. in achieving that portion of its business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of its facilities should benefit us and our shareholders.

     - Eliminating the exchange feature is intended to give us and Kinder Morgan Energy Partners, L.P. greater flexibility to raise capital. If we can increase our equity capital, we can use the net proceeds to purchase more i-units of Kinder Morgan Energy Partners, L.P. If Kinder Morgan Energy Partners, L.P. has more equity capital, then it will also have greater flexibility in obtaining additional debt financing. Increased equity and debt financing at favorable prices and terms will enable Kinder Morgan Energy Partners, L.P. to more effectively pursue that portion of its plan that contemplates growth through acquisitions of operating businesses and assets and expansions of its facilities.

     - The opinion of Goldman, Sachs & Co. described elsewhere in this proxy statement. In summary, Goldman Sachs' opinion is that, based upon and subject to the matters referred to in their opinion, from a financial point of view, the economic terms of our shares without the exchange feature would be substantially equivalent to the economic terms of our shares with the exchange feature. The opinion of Goldman Sachs contains a number of limitations and assumptions. Goldman Sachs did not analyze and expressed no opinion on the value of the exchange feature. A copy of the signed opinion of Goldman Sachs is set forth in Attachment B to this proxy statement.

     - The exchange feature was included in our shares to provide, in part, an additional rationale for our shares to trade at prices in close proximity to the prices of the common units of Kinder Morgan Energy Partners, L.P. while an active trading market for our shares was developing. At the time of our initial public offering, securities with the characteristics of our shares had not previously been issued in the public markets, and the reception of our shares in the trading markets was difficult to predict. Since our initial public offering, our shares have traded on the New York Stock Exchange at prices in close proximity to the prices of Kinder Morgan Energy Partners, L.P.'s common units. Since January 1, 2002, our shares have frequently traded at a premium to Kinder Morgan Energy Partners, L.P.'s common units.

     - The exchange feature was also included in our shares to provide shareholders with an alternative to disposing of their shares in stock market transactions, in case an active trading market for our shares did not develop. At the time of our initial public offering, there was no existing trading market for our shares or for similarly structured securities, and we could not predict whether an active trading market would develop for our shares. An active trading market for our shares has now developed on the New York Stock Exchange and other exchanges with an average of over 140,000 shares trading daily since we closed our initial public offering in May 2001. From January 1, 2002 through May 31, 2002, composite daily trading volumes averaged over 175,000 shares. If we increase the number of our shares outstanding through additional public offerings, we believe that the trading volume of our shares should increase, thereby enhancing investors' ability to buy or sell shares on the open market.

     - The use of the exchange feature by shareholders has diminished substantially since the shares first became exchangeable on July 2, 2001. Approximately 3.1 million total shares have been exchanged since July 2, 2001 when the exchange feature could first be exercised. Over 48% of this amount was exchanged during the first two months, and 83% of this amount was exchanged during the first four months. Only 277,999 shares, representing 8.9% of the total number exchanged and 1.1% of the shares outstanding that are not owned by Kinder Morgan, Inc. were exchanged between January 1, 2002 and May 31, 2002.

     - Although the exchange of Kinder Morgan, Inc. common stock for the elimination of the exchange right will be taxable to our shareholders, the tax should be nominal to shareholders because the aggregate value of the Kinder Morgan, Inc. common stock to be distributed to our shareholders is $1 million.

     - The proposal will be submitted to a vote of the holders of our shares, and will not be implemented unless it is approved by at least a majority of our outstanding shares not owned by Kinder Morgan, Inc. and its affiliates.

     - A review of our operations, financial performance and condition and business plans, as well as those of Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc.

     - The current financial and market conditions and historical market trading prices of our shares and Kinder Morgan Energy Partners, L.P.'s common units.

     - Our issuance of additional shares with an exchange feature involves the support of Kinder Morgan, Inc. At some point in the future, Kinder Morgan, Inc. may not be willing to support the issuance of additional shares that have an exchange feature because the exchange obligations may in the future adversely affect the cost or terms of future financings by Kinder Morgan, Inc. or its financial flexibility.

     - As an alternative to proposing to eliminate the exchange feature, we considered seeking shareholder approval to issue an additional class of shares without the exchange feature. In that case, we would have three classes of equity securities, one of which, our existing shares, would remain listed on the New York Stock Exchange, and one of which, the new shares without the exchange feature, would likely be listed as well. Further, we would continue to have a substantial interest in Kinder Morgan Energy Partners, L.P. Kinder Morgan Energy Partners, L.P., in addition to its general partner interests, already has three separate classes of limited partner interests -- common units, Class B units and i-units. At the present time, creating yet another class of equity securities could be viewed negatively by investors as adding additional complexity to these capital structures. Additionally, if we have two classes of shares outstanding, it might provide less liquidity both to the holders of our existing shares and the new class of shares than a single, larger class would provide.

     - As an alternative to the proposal to eliminate the exchange feature, we could for some period continue issuing additional shares with the exchange feature and seek to eliminate the exchange feature at a later date. Waiting until a later date when the outstanding number of shares and the number of shareholders might be significantly greater could pose a greater risk of an adverse effect on us, Kinder Morgan Energy Partners, L.P. or Kinder Morgan, Inc. prior to the elimination of the exchange feature, and could potentially create greater uncertainty with respect to its elimination.

     - Kinder Morgan Inc. is offering to exchange an aggregate of approximately $1 million of its shares of common stock with our shareholders if the exchange feature is eliminated. This exchange will result in our shareholders receiving approximately the same amount in Kinder Morgan, Inc. shares of common stock and cash instead of fractional shares that we paid to Kinder Morgan, Inc. for the exchange feature, certain purchase rights and a tax indemnity when we closed our initial public offering in May 2001. Although the exchange feature would be eliminated, we and our shareholders would retain the benefits of the purchase rights and the tax indemnity.

     In unanimously approving the proposal, determining, in its sole discretion in accordance with our limited liability company agreement, that the proposal was fair, and recommending that our shareholders vote "FOR" the proposal, our board of directors also considered the following risks associated with the proposal.

     - We cannot be certain of the prices at which our shares will trade in the market after the exchange feature is eliminated. The market price of the amended shares will depend, as does the market price of existing shares and of the common units of Kinder Morgan Energy Partners, L.P., on many factors, including our operation and management of Kinder Morgan Energy Partners, L.P., the future performance of Kinder Morgan Energy Partners, L.P., conditions in the energy transportation and storage industry, general market conditions, and conditions relating to businesses that are similar to that of Kinder Morgan Energy Partners, L.P.

     - To the extent that holders view the existence of the ability to exchange shares for common units, or an amount of cash based on the market price of the common units, pursuant to the exchange feature as providing price protection with respect to the shares, that protection will be eliminated if the exchange feature is eliminated.

     - Whether eliminating the exchange feature might result in a wide disparity for a prolonged time between the trading prices of our shares and the common units of Kinder Morgan Energy Partners, L.P.

     - The potential for an adverse reaction from our shareholders to the proposal to eliminate the exchange feature. Our shares are largely owned by shareholders who do not wish to hold Kinder

       Morgan Energy Partners, L.P. common units for tax or other reasons. Nevertheless, these or other owners may not approve of eliminating the exchange feature because our shares would no longer be exchangeable through the exchange feature for the common units of Kinder Morgan Energy Partners, L.P., or for cash at a price related to the trading price of the common units, even though no other features of our shares would be modified. Additionally, if investors or market participants do not approve of eliminating the exchange feature, it may be more difficult for us to raise equity capital by issuing shares in the future.

     - Shareholders who otherwise might not have exchanged their shares might decide to do so because of apprehension about the elimination of the exchange feature. Also, shareholders who would not otherwise have sold their shares might do so, thereby creating pressure on the market price of our shares.

     - There can be no assurance that we will issue additional shares in the future, even if the exchange feature is eliminated. Further, there can be no assurance that the liquidity of our shares will be maintained or will increase in the trading market on the New York Stock Exchange, even if we issue additional shares.

     - The risk that an event might occur in the future for which we are not fully indemnified by Kinder Morgan Energy Partners, L.P. in respect of our operation and management of its business and affairs or by Kinder Morgan, Inc. in respect of tax matters, either of which could adversely affect the net value of our assets. Our shareholders might prefer to have the exchange feature if we are not fully indemnified for these events so that they could exchange their shares for common units of Kinder Morgan Energy Partners, L.P.

     Our board of directors also recognized inherent conflicts of interest in the various relationships among our company, Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc. and our and their affiliates. Our board of directors is composed of the same individuals who constitute the board of directors of Kinder Morgan G.P., Inc., which is the general partner of Kinder Morgan Energy Partners, L.P. Further, Kinder Morgan, Inc. is one of our directors, and two individuals on our board of directors and the board of directors of Kinder Morgan G.P., Inc., Richard D. Kinder and William V. Morgan, are also directors and holders of large numbers of shares of Kinder Morgan, Inc. Our board of directors also recognized that the reduction or removal of fiduciary duties in our organizational documents and those of Kinder Morgan Energy Partners, L.P. and variations in applicable state law result in different fiduciary duties owed by our directors and the directors of Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc.

     Edward O. Gaylord, Gary L. Hultquist and Perry M. Waughtal serve as independent directors on our board of directors and, except for also being directors of the general partner of Kinder Morgan Energy Partners, L.P. and their ownership of Kinder Morgan, Inc. common stock and Kinder Morgan Energy Partners, L.P. common units reflected under "Security Ownership of Certain Beneficial Owners of Our Company, of Kinder Morgan Energy Partners, L.P. and of Kinder Morgan, Inc.," have no other relationships with Kinder Morgan, Inc. or Kinder Morgan Energy Partners, L.P. or its general partner. These independent directors voted with our other directors to unanimously approve the proposal that the exchange feature be eliminated. They did not function as an independent special committee of our full board of directors to conduct any negotiations regarding the proposal to eliminate the exchange feature, and they did not retain their own independent valuation or financial advisory firm in addition to Goldman Sachs, whose opinion is discussed below, to consider the financial effects of eliminating the exchange feature.

     Our board also considered that the interests of Kinder Morgan, Inc. may differ from our interests, the interests of our shareholders and the interests of unitholders of Kinder Morgan Energy Partners, L.P. Kinder Morgan, Inc. owns all of the stock of the general partner of Kinder Morgan Energy Partners, L.P. and elects all of its directors. The general partner of Kinder Morgan Energy Partners, L.P. owns all of our voting shares and elects all of our directors. Furthermore, some of our directors and officers are also directors and officers of Kinder Morgan, Inc. and the general partner of Kinder Morgan Energy Partners, L.P. and have fiduciary duties to manage the businesses of Kinder Morgan, Inc. and Kinder

Morgan Energy Partners, L.P. in a manner that may not be in the best interest of our shareholders. Kinder Morgan, Inc. has a number of interests that differ from the interests of our shareholders and the interests of the common unitholders. As a result, there is a risk that important business decisions will not be made in the best interest of our shareholders.

     Our board also considered that our limited liability company agreement restricts or eliminates a number of the fiduciary duties that would otherwise be owed by our board of directors to our shareholders and that the partnership agreement of Kinder Morgan Energy Partners, L.P. restricts or eliminates a number of the fiduciary duties that would otherwise be owed by the general partner to the unitholders. Modifications of state law standards of fiduciary duties may significantly limit the ability of our shareholders and the unitholders to successfully challenge the actions of our board of directors and the general partner, respectively, in the event of a breach of their fiduciary duties. These state law standards include the highest duties of good faith, fairness and loyalty to the shareholders and to the unitholders, as applicable. The duty of loyalty would generally prohibit our board of directors or the general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. Our limited liability company agreement provides that none of our directors or officers will be liable to us or any other person for any act or omission taken or omitted in the reasonable belief that the act or omission is in, or is not contrary to, our best interests and is within his scope of authority, provided that the act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

     Our board of directors did not attempt to analyze the elimination of the exchange feature in isolation from the considerations as to our business and the business of Kinder Morgan Energy Partners, L.P. and the other considerations referred to above. In reaching its decision to propose to eliminate the exchange feature and to recommend that our shareholders approve this action, our board of directors did not view any single matter or factor as determinative and did not attempt to quantify or otherwise assign specific or relative weights to the various factors considered. Individual members of our board of directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR

     Our board of directors has unanimously approved the proposal to eliminate the exchange feature and has recommended that our shareholders vote to approve the proposal. The board's decision is based on, among other factors, the opinion of Goldman, Sachs & Co. delivered to our board of directors at its special meeting on April 9, 2002. Our board selected Goldman Sachs to advise it regarding the proposal to eliminate the exchange feature because Goldman Sachs was the lead representative of the underwriters for our initial public offering and therefore was knowledgeable with respect to the novel structure of our company and shares. Further, Goldman Sachs has been monitoring the trading market for our shares and has periodically participated in discussions with us regarding the performance of our shares in the market. Therefore, the board believed that Goldman Sachs was well-qualified to provide the opinion.

     We and Goldman Sachs determined that a fairness opinion would not be appropriate because the analytical methods used by investment banks in rendering fairness opinions, such as comparable company, comparable transaction and discounted cash flow analyses, could not be applied to the proposal. Similarly, analytical methods of valuing securities, such as Black Scholes calculations, could not be applied to the proposal. Goldman Sachs advised us that a substantial equivalence opinion would address directly the economic terms of the shares both with and without the exchange feature, and we agreed with Goldman Sachs that this form of opinion would be helpful to our board of directors. Goldman Sachs did not analyze and expressed no opinion on the value of the exchange feature.

     Goldman Sachs has provided investment banking services to us and our affiliates from time to time, including having acted:

     - as lead manager in 2001 in connection with our initial public offering of our existing shares;

     - as co-manager in 2001 in connection with the issuances by Kinder Morgan Energy Partners, L.P. of its $300 million 7.4% notes due 2031 and $700 million 6.75% notes due 2011;

     - as joint lead underwriter in 2000 in connection with the issuance by Kinder Morgan Energy Partners, L.P. of its $200 million 8% Senior Notes due 2005 and $200 million Floating Rate Senior Notes due 2002;

     - as lead manager in 2000 in connection with the issuance by Kinder Morgan Energy Partners, L.P. of 4,500,000 of its common units;

     - as a member in 2000 in connection with Kinder Morgan Energy Partners, L.P.'s $1.1 billion bank loan facility; and

     - as loan syndicate member in 2002 in connection with Kinder Morgan Energy Partners, L.P.'s $750 million bridge loan commitment.

     Also, in the ordinary course of business, Goldman Sachs may actively trade in our securities and in the securities of Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc. for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

     Goldman Sachs delivered its opinion to our board pursuant to the terms of a letter agreement dated February 20, 2002. Although we are not required to pay Goldman Sachs a fee for its opinion, our board has given its non-binding commitment to Goldman Sachs that it intends to offer Goldman Sachs the role of sole book running lead manager for our next underwritten public offering of our shares. We agreed to reimburse Goldman Sachs promptly for certain out-of-pocket expenses incurred by Goldman Sachs in connection with its engagement to give the opinion (including fees and disbursements of its attorneys), and to indemnify Goldman Sachs and certain related persons against liabilities in connection with its engagement, including liabilities under the federal securities laws. Kinder Morgan Energy Partners, L.P. has agreed to guarantee our obligations under the letter agreement. The terms of the letter agreement and arrangement with Goldman Sachs were negotiated at arm's length between our management and Goldman Sachs. Our board of directors is aware of the terms of the letter agreement and the arrangement.

     We requested the opinion of Goldman Sachs as to whether, from a financial point of view, the economic terms of the existing shares and the amended shares are substantially equivalent to each other.

     For purposes of its opinion, we informed Goldman Sachs that:

     - we manage and control the business and affairs of Kinder Morgan Energy Partners, L.P. and all of Kinder Morgan Energy Partners, L.P.'s operating partnership subsidiaries, including managing and controlling the day-to-day operations of Kinder Morgan Energy Partners, L.P.;

     - we have the full power to act for Kinder Morgan Energy Partners, L.P. and the operating partnerships owned by Kinder Morgan Energy Partners, L.P.;

     - Kinder Morgan Energy Partners, L.P. is a publicly traded limited partnership formed in 1992 whose operations are grouped into four business segments (product pipelines, natural gas pipelines, carbon dioxide pipelines and terminals);

     - our success depends on our operation and management of Kinder Morgan Energy Partners, L.P. and its resulting performance;

     - part of Kinder Morgan Energy Partners, L.P.'s current business plan contemplates the need for capital markets financing to provide, among other things, cash for acquisitions of operating companies, through which Kinder Morgan Energy Partners, L.P. and we conduct Kinder Morgan Energy Partners, L.P.'s business operations, and assets and expansions of Kinder Morgan Energy Partners, L.P.'s facilities;

     - a principal source of this cash is expected to be future issuances of shares by us and purchases from Kinder Morgan Energy Partners, L.P. by us with the net proceeds of such issuances of an equivalent number of i-units in Kinder Morgan Energy Partners, L.P.;

     - our issuances of additional shares with an exchange feature may in the future adversely affect the cost or terms of future financings by Kinder Morgan, Inc. or its financial flexibility;

     - because of the relationships among us, Kinder Morgan, Inc. and Kinder Morgan Energy Partners, L.P., an adverse effect on the cost or terms of future financings by Kinder Morgan, Inc. or its financial flexibility could adversely affect the cost or terms of future financings by, or the financial flexibility of, us or Kinder Morgan Energy Partners, L.P.;

     - since our limited liability company agreement places a limitation on our issuance of additional classes of shares without shareholder approval, our ability to issue additional shares that do not contain an exchange feature is restricted;

     - the issuance of a separate class of shares without an exchange feature while the existing shares with the exchange feature remain outstanding could be viewed negatively by investors as adding additional complexity to our capital structure; and

     - we believed that adoption of the proposal to eliminate the exchange feature will enhance our ability to be a source of financing for Kinder Morgan Energy Partners, L.P.'s longer term growth plans.

     For purposes of its opinion, we also informed Goldman Sachs that the existing shares are, and the amended shares will be:

     - entitled to quarterly distributions per share that in each case are calculated by dividing the amount of the cash distribution declared by Kinder Morgan Energy Partners, L.P. on each common unit outstanding for that quarter by the average market price of an existing share or an amended share, as applicable, during a specified trading period;

     - as to those shares not owned by Kinder Morgan, Inc. or its affiliates, subject to mandatory purchase by Kinder Morgan, Inc. upon the happening of identical specified events at a purchase price per share that in each case is the higher of the average market price of a common unit and of an existing share or an amended share, as applicable, during a specified trading period;

     - as to those shares not owned by Kinder Morgan, Inc. or its affiliates, subject to optional purchase by Kinder Morgan, Inc. upon the happening of identical specified events at the applicable purchase prices per share that in each case are calculated in accordance with identical formulae;

     - as to those shares not owned by Kinder Morgan, Inc. or its affiliates, entitled to identical limited voting rights on certain specified matters;

     - entitled to the benefit of identical covenants restricting us and indirectly benefited by certain other identical covenants restricting Kinder Morgan Energy Partners, L.P.;

     - entitled to the benefit of identical provisions designed to ensure an equivalence between the aggregate number of our outstanding voting shares and existing shares or amended shares, as applicable, and i-units held by us;

     - entitled to identical rights in liquidation under our limited liability company agreement;

     - representative of identical percentage ownership interests in our company, with our company then owning approximately 18.5% of the aggregate outstanding limited partner units of Kinder Morgan Energy Partners, L.P. in the form of i-units; and

     - subject to the same contractual terms, with the only difference between the contractual terms of the existing shares and the amended shares is the elimination of the exchange feature in the amended shares.

     For purposes of its opinion, we further informed Goldman Sachs that:

     - an existing share and a common unit receive quarterly distributions in a like amount, except that

      - the distributions on existing shares are paid in-kind and the distributions on common units are paid in cash,

      - if the aggregate amount of the distributions on the common units during any 360-day period exceeds 50% of the average market price of the common units determined in a specified trading period immediately prior to the beginning of the 360-day period, then Kinder Morgan, Inc. is required to purchase all of the existing shares or the amended shares, as the case may be, not owned by Kinder Morgan, Inc. or its affiliates, at a purchase price per share that is higher of the average market price for a common unit or an existing share or an amended share, as applicable, during a specified trading period, and

      - the calculation of the number of shares for any in-kind distribution on existing shares or amended shares is subject to the differences described in the next paragraph;

     - as to those shares not owned by Kinder Morgan, Inc. or its affiliates, in a merger in which Kinder Morgan Energy Partners, L.P. is not the survivor or a sale of substantially all of the assets of Kinder Morgan Energy Partners, L.P., the holders of existing shares or amended shares would be treated the same and either

      - would have their shares purchased by Kinder Morgan, Inc. at a purchase price per share that is the higher of the average market price for a common unit or an existing share or an amended share, as applicable, during a specified trading period, or

      - in defined circumstances, would retain their existing shares or amended shares, as applicable, and we would receive new units of limited partner interest in the survivor to the merger or the purchaser of the assets that have in all material respects the same rights and privileges as the i-units held by us;

     - holders of common units and existing shares, through our ownership of i-units, have essentially identical governance rights with respect to Kinder Morgan Energy Partners, L.P.; and

     - two of the objectives in designing the existing shares were

      - for the market price for the existing shares to approximate the market price of common units during Kinder Morgan Energy Partners, L.P.'s normal operations when Kinder Morgan Energy Partners, L.P.'s available cash from operations is being distributed in regular quarterly distributions; and

      - to provide a mechanism for the existing shares to be purchased by Kinder Morgan, Inc. for cash upon the occurrence of specified mergers or sales of substantially all of the assets of Kinder Morgan Energy Partners, L.P. for a purchase price that would be based on the average closing market prices that U.S. securities markets for the existing shares and common units would have established in anticipation of and in imputing value to the specified merger or sale of assets during the ten trading days immediately prior to the event.

     Goldman Sachs assumed with our consent that any economic differences that could result from the timing or manner of calculating the number of shares for in-kind distributions on the existing shares or the amended shares, as applicable, as compared with corresponding cash distributions on common units, as described above, would be de minimis and that distributions on the existing shares are, and such distributions on the amended shares would be, in economic terms, substantially equivalent to corresponding distributions on the common units.

     While Goldman Sachs analyzed the existing shares and the amended shares in the aggregate, Goldman Sachs did not analyze, and expressed no opinion on, the value of the exchange feature or of the liquidity, the market or market prices for the existing shares, the common units or the amended shares, whether or not the proposal to eliminate the exchange feature is adopted or the value of the shares of

Kinder Morgan, Inc. common stock and cash in lieu of fractional shares being offered in connection with the proposal to eliminate the exchange feature.

     Goldman Sachs did not make an independent evaluation or appraisal for our company's, Kinder Morgan Energy Partners, L.P.'s or Kinder Morgan, Inc.'s assets or liabilities nor did Goldman Sachs obtain any such evaluation or appraisal. Furthermore, the amount of consideration to be exchanged with our shareholders by Kinder Morgan, Inc. in consideration for eliminating the exchange feature was determined by our board and the board of directors of Kinder Morgan, Inc. without the recommendation of Goldman Sachs or any other third party.

     For the purposes of delivering its opinion, Goldman Sachs reviewed various organizational and disclosure documents of our company, Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc., including those governing our shares. Goldman Sachs also reviewed:

     - historical market price and trading activity data for the existing shares and the common units;

     - historical information regarding cash and in-kind distributions on the common units and existing shares, respectively;

     - historical information regarding the volume and timing of exercises of the exchange feature by holders of existing shares;

     - liquidation, voting and other rights of the existing shares and the common units; and

     - such other information and analyses as Goldman Sachs deemed appropriate.

     Goldman Sachs also held discussions with members of our senior management and the senior management of Kinder Morgan, Inc. regarding their assessment of the strategic rationale for, and potential benefits of, the proposal to eliminate the exchange feature and the past and current business operations, financial conditions and future prospects of us and Kinder Morgan Energy Partners, L.P. Goldman Sachs relied upon the accuracy and completeness of all of the information discussed with or reviewed by Goldman Sachs and assumed its accuracy and completeness for purposes of its opinion. See "The
Proposal -- Background of the Proposal" and Attachment B, the full text of Goldman Sachs' opinion, for a discussion of the factors considered regarding the form of opinion delivered by Goldman Sachs.

     The opinion of Goldman Sachs was provided for the information and assistance of our board of directors in connection with its consideration of the proposal to eliminate the exchange feature, and does not constitute a recommendation as to how any shareholder should vote with respect to that proposal at the special meeting.

     The opinion of Goldman Sachs was based upon the market conditions and other conditions as they existed and could be evaluated as of the date of its opinion.

     Based upon and subject to the matters described above and in the opinion, Goldman Sachs rendered its opinion, from a financial point of view, that the economic terms of the existing shares and the amended shares are, on a pre-tax basis, substantially equivalent to the economic terms of the common units and, therefore, that the economic terms of the existing shares and the amended shares are substantially equivalent to each other.

     Please see Attachment B to this proxy statement for a copy of the signed opinion. You should refer to the complete text of the opinion, because it and not this summary was provided to our board of directors.

EFFECTS ON KINDER MORGAN, INC.

     Pursuant to the exchange feature, holders of our existing shares can exchange each one of their whole shares for one common unit of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. or its affiliates. The exchange feature is subject to Kinder Morgan, Inc.'s right to settle the exchange in cash, rather than in common units. As of May 31, 2002, approximately
25.2 million of our shares were held by persons other than Kinder Morgan, Inc. and its consolidated subsidiaries. As of the same date, Kinder Morgan, Inc. and its consolidated subsidiaries also owned approximately 19.5 million Kinder Morgan

Energy Partners, L.P. common units and all of the approximately 5.3 million Class B units, which are convertible into common units on a one-for-one basis after Kinder Morgan Energy Partners, L.P. is advised by the New York Stock Exchange that the common units issuable upon conversion are eligible for listing on the New York Stock Exchange. These numbers and all other numbers of common units, Class B units and i-units and related per unit information in this proxy statement are adjusted to reflect two-for-one splits of the common units, Class B units and i-units effective August 31, 2001. As shown in "Exchange Activity, Market Trading Prices and Distributions -- Exchange Activity," the number of shares exchanged has been decreasing substantially over time since our shares became exchangeable in July 2001. In recent months, the number of shares exchanged has not been significant, with only 277,999 shares exchanged between January 1, 2002 and May 31, 2002.

     At present, Kinder Morgan, Inc. has sufficient common units and liquidity under its credit facilities to satisfy exchanges of our shares, even if all shares were surrendered for exchange at the same time. If we were to issue substantial numbers of additional shares, however, a point might be reached when Kinder Morgan, Inc. would not be able to satisfy exchanges from common units owned by it and its affiliates, and Kinder Morgan, Inc. would be required to pay cash instead of exchanging with common units, which could affect the cost or terms of financings by Kinder Morgan, Inc. or its financial flexibility. Because of our interrelationships, a negative effect on Kinder Morgan, Inc. could also indirectly have adverse consequences for us, Kinder Morgan Energy Partners, L.P., and its operating partnerships. Similarly, positive developments for any of these parties may have indirect positive benefits for any of the other parties. The elimination of the exchange feature would be beneficial to Kinder Morgan, Inc., and we believe it would also be beneficial to us and Kinder Morgan Energy Partners, L.P.

     Our board of directors considered issuing additional shares having the exchange feature and waiting until the exchange feature posed a greater issue for Kinder Morgan, Inc. than it does now. The board also considered, however, that waiting to address the issue until there were significantly more shareholders or shares outstanding could pose a greater risk of an adverse effect on us, Kinder Morgan Energy Partners, L.P. or Kinder Morgan, Inc. prior to the elimination of the exchange feature and could potentially create greater uncertainty in its elimination at a later date.

     Our limited liability company agreement does not permit the issuance of classes of shares, other than our existing shares and our voting shares, without a vote of the shareholders. Our board of directors considered having a vote to permit the issuance of a new class of shares without an exchange feature. However, if we were to issue shares of a new class, we would have three separate classes of shares. The existing shares would continue to be listed on the New York Stock Exchange, and, if a new class of shares were to be issued, we anticipate that the new class of shares without the exchange feature would be listed as well. Therefore, two of our classes of shares would be publicly traded and would be substantially the same. Further, we would continue to have a substantial interest in Kinder Morgan Energy Partners, L.P. Kinder Morgan Energy Partners, L.P., in addition to its general partner interests, already has three separate classes of limited partner interests -- common units, Class B units and i-units. We believed that at the present time, creating yet another class of equity securities could be viewed negatively by investors as adding additional complexity to these capital structures. Additionally, if we have two classes of shares outstanding, we believe it would provide less liquidity both to the holders of our existing shares and of the new class of shares than a single, larger class would provide.

     After considering both of these alternatives, our board of directors decided to adopt the proposal to eliminate the exchange feature at the present time.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences to holders of our shares resulting from the elimination of the exchange feature. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, its legislative history, administrative pronouncements, judicial decisions and Treasury Regulations, all of which are subject to change, possibly with retroactive effect. We have not obtained and do not intend to obtain a ruling from the Internal

Revenue Service or an opinion of counsel regarding any aspect of the tax consequences described below. This discussion assumes that holders of the exchange feature hold their shares and the exchange feature as a capital asset.

     The discussion does not address the tax consequences resulting under state, local or non-United States tax laws. In addition, the discussion may not apply, in whole or in part, to particular categories of our shareholders, such as dealers in securities, insurance companies, real estate investment trusts, estates, trusts, financial institutions, dealers and persons entering into hedging transactions.

     The receipt of Kinder Morgan, Inc. common stock or cash instead of fractional shares of common stock if the exchange feature is eliminated will be treated as a taxable disposition of the exchange feature for federal income tax purposes. Therefore, a holder of our shares will recognize gain or loss as a result of the elimination of the exchange feature equal to the difference between the fair market value of the Kinder Morgan, Inc. common stock or cash received and the holder's tax basis in the exchange feature. Gain or loss recognized by a holder of our shares, other than a dealer in shares, as a result of the elimination of the exchange feature, will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the elimination of the exchange feature will generally be taxed at a maximum rate of 20% if the individual has held his shares for more than 12 months. If an individual has held his or her shares for less than 12 months, any capital gain recognized by him or her on the elimination of the exchange feature will generally be taxed at ordinary income rates. The maximum ordinary income tax rate for individuals is currently 38.6%. Capital gain recognized by a corporation on the elimination of the exchange feature will generally be taxed at a maximum rate of 35%. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only offset capital gain in the case of corporations.

     Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. A tax-exempt investor will not have unrelated business taxable income attributable to the elimination of the exchange feature unless its ownership of the shares is debt financed. In general, a share would be debt financed if the tax-exempt owner of shares incurs debt to acquire a share or otherwise incurs or maintains a debt that would not have been incurred or maintained if that share had not been acquired.

     A regulated investment company, or "mutual fund," is required to derive at least 90% of its gross income for every taxable year from interest, dividends, payments with respect to securities loans, and gains from the sale or other disposition of stocks or securities or foreign currency or specified related sources. Any gain recognized from the elimination of the exchange feature will constitute gain that qualifies for purposes of that 90% test.

     A non-United States owner of shares generally will not be subject to United States federal income tax or subject to withholding on any gain recognized from the elimination of the exchange feature unless:

     - the gain is considered effectively connected with the conduct of a trade or business by the non-United States owner within the United States and, where a tax treaty applies, is attributable to a United States permanent establishment of that owner (and, in which case, if the owner is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty);

     - the non-United States owner is an individual who holds the shares as a capital asset and is present in the United States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or

     - we are or have been a "United States real property holding corporation," for United States federal income tax purposes.

     We believe that we are a United States real property holding corporation for United States federal income tax purposes. Therefore, any gain as a result of the elimination of the exchange feature by a non-

United States owner will be subject to United States federal income tax unless the shares are regularly traded on an established securities market and the non-United States owner does not actually or constructively own more than 5% of the shares during the shorter of the five-year period preceding the disposition or that owner's holding period. Our shares currently trade on such an established securities market.

     ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE ELIMINATION OF THE EXCHANGE FEATURE, INCLUDING ANY FEDERAL, STATE, LOCAL OR NON-UNITED STATES TAX CONSEQUENCES.

THE NEW YORK STOCK EXCHANGE; REGISTRATION UNDER THE SECURITIES LAWS

     Our shares will continue to trade on the New York Stock Exchange under the symbol KMR whether or not the exchange feature is eliminated.

     The exchange of shares of Kinder Morgan, Inc. common stock for the exchange feature, which was issued by Kinder Morgan, Inc., will be exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933. For purposes of the federal securities laws, the shares of common stock to be issued by Kinder Morgan, Inc. to our shareholders in exchange for the exchange feature will be subject to the same restrictions on resale, if any, as are applicable at present to a holder of our shares. We believe that the shares of Kinder Morgan, Inc. common stock issued in the exchange will not be subject to resale restrictions under the federal securities laws if held by persons who are not affiliates of Kinder Morgan, Inc. If the exchange feature is eliminated, our shares will continue to be registered under the Securities Exchange Act of 1934. After eliminating the exchange feature, we, Kinder Morgan, Inc. and Kinder Morgan Energy Partners, L.P. will continue to file periodic and other reports and information with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

                           DESCRIPTION OF OUR SHARES

GENERAL

     After eliminating the exchange feature, each share will have the identical rights, preferences, privileges and restrictions as it does today, except that a holder will no longer have the ability to exchange a share with Kinder Morgan, Inc. for a common unit of Kinder Morgan Energy Partners, L.P. (or cash at the option of Kinder Morgan, Inc.). After eliminating the exchange feature, all shares will remain fully paid and non-assessable. Our shares, Kinder Morgan, Inc. common stock and Kinder Morgan Energy Partners, L.P. common units will continue to be listed on the New York Stock Exchange, and we, Kinder Morgan, Inc. and Kinder Morgan Energy Partners, L.P. will continue to file periodic and other reports and information with the Securities and Exchange Commission.

DETAILED SUMMARY

     The following is a summary of the principal documents which relate to our shares, as well as documents which relate to the Kinder Morgan Energy Partners, L.P. i-units that we own. Copies of those documents are on file with the Securities and Exchange Commission and are incorporated by reference herein. See "Additional Information" for information on how to obtain copies. You should refer to the provisions of each of the following agreements because they, and not this summary, govern your rights as a holder of our shares. These agreements include:

     - our limited liability company agreement, which provides for the issuance of our shares, distributions and limited voting rights attributable to our shares and which establishes the rights, obligations and limited circumstances for the mandatory and optional purchase of our shares by Kinder Morgan, Inc. as provided in the Kinder Morgan, Inc. purchase provisions that are part of our limited liability company agreement. Also, our limited liability company agreement at present contains the exchange provisions, which provide for the exchange feature. The exchange feature would be eliminated if the proposal is approved and implemented. Kinder Morgan, Inc. has signed both the exchange provisions and the purchase provisions in order to agree to them;

     - the Kinder Morgan Energy Partners, L.P. registration rights agreement, which provides for the registration with the Securities and Exchange Commission of the continuous offering of common units of Kinder Morgan Energy Partners, L.P. delivered by Kinder Morgan, Inc. upon the exchange of shares, as contemplated in the exchange provisions. If the exchange feature is eliminated, Kinder Morgan Energy Partners, L.P. would have no further obligation to keep a registration statement in effect for this purpose;

     - the Kinder Morgan, Inc. tax indemnification agreement, which provides that Kinder Morgan, Inc. will indemnify us for any tax liability attributable to our formation or our management and control of the business and affairs of Kinder Morgan Energy Partners, L.P. and for any taxes arising out of a transaction involving our i-units to the extent the transaction does not generate sufficient cash to pay our taxes;

     - the Kinder Morgan Energy Partners, L.P. limited partnership agreement, which establishes the i-units as a class of limited partner interest in Kinder Morgan Energy Partners, L.P. and specifies the relative rights and preferences of the i-units; and

     - the delegation of control agreement among us, Kinder Morgan G.P., Inc. and Kinder Morgan Energy Partners, L.P. and its operating partnerships, which delegates to us, to the fullest extent permitted under Delaware law and the Kinder Morgan Energy Partners, L.P. partnership agreement, the power and authority to manage and control the business and affairs of Kinder Morgan Energy Partners, L.P. and its operating partnerships, subject to Kinder Morgan G.P., Inc.'s right to approve specified actions.

DISTRIBUTIONS

     Under the terms of our limited liability company agreement, except in connection with our liquidation, we do not pay distributions on our shares in cash but we make distributions on our shares in additional shares or fractions of shares. At the same time that Kinder Morgan Energy Partners, L.P. makes any cash distribution on the common units, we distribute on each of our shares that fraction of a share determined by dividing the amount of the cash distribution to be made by Kinder Morgan Energy Partners, L.P. on each common unit by the average market price of a share determined for the ten consecutive trading days immediately prior to the ex-dividend date for our shares.

     Kinder Morgan Energy Partners, L.P. distributes all of its available cash to its unitholders of record on the applicable record date and the general partner within approximately 45 days after the end of each quarter. Available cash is generally, for any calendar quarter, all cash received by Kinder Morgan Energy Partners, L.P. from all sources less all of its cash disbursements and net additions to reserves. On May 15, 2002, Kinder Morgan Energy Partners, L.P. made a quarterly distribution to owners of its common units of $.59 per common unit, or $2.36 per common unit on an annual basis. On May 15, 2002, we made a distribution of additional shares based on that $.59 per common unit distribution.

     The Kinder Morgan Energy Partners, L.P. partnership agreement provides for distributions to the extent of available cash to common unitholders, Class B unitholders and the general partner in cash and to us in additional i-units except in the event of a liquidation or dissolution. Therefore, generally, non-liquidating distributions will be made in cash to owners of common units, Class B units and the general partner and in additional i-units to us.

     Our limited liability company agreement provides that a shareholder's right to a distribution that has been declared (or for which a record date has been set) but that has not yet been made ceases on the purchase date if the funds for Kinder Morgan, Inc.'s optional or mandatory purchase of the shares are deposited with the transfer agent and the notice of purchase has been given.

     We will issue fractional shares in payment of the distribution to owners of our shares. There is no public market for trading fractional shares. No fraction of a share can be traded on any exchange on which our whole shares are traded, until a holder acquires the remainder of the fraction and has a whole share.

     The term average market price is used above in connection with the share distributions and it is used below in connection with the optional and mandatory purchase of our shares. When we refer to the average market price of a share or a common unit, we mean the average closing price of a share or common unit during the ten consecutive trading days prior to the determination date but not including that date, unless a longer or shorter number of trading days is expressly noted.

     The closing price of securities on any day means:

     - for securities listed on a national securities exchange, the last sale price for that day, regular way, or, if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal national securities exchange on which the securities are listed;

     - if the securities are not listed on a national securities exchange:

      -- the last quoted price on that day, or, if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by NASDAQ;

      -- if on that day the securities are not so quoted, the average of the closing bid and asked prices on that day furnished by a professional market maker in the securities selected by our board of directors in its sole discretion (or, in the cases of exchanges for common units or mandatory or optional purchases, by the board of directors of Kinder Morgan, Inc.); or

      -- if on that day no market maker is making a market in the securities, the fair value of the securities as determined by our board of directors in its sole discretion (or, in the cases of exchanges for common units or mandatory or optional purchases, by the board of directors of Kinder Morgan, Inc.).

     A trading day for securities means a day on which:

     - the principal national securities exchange on which the securities are listed is open for business, or

     - if the securities are not listed on any national securities exchange, a day on which banking institutions in New York, New York generally are open.

     Distributions are made in accordance with the New York Stock Exchange's distribution standards.

LIMITED VOTING RIGHTS

     Our shares do not entitle owners of such shares to vote on the election of our directors. Kinder Morgan G.P., Inc. owns all shares eligible to elect our directors and elects all of our directors. Owners of our shares are entitled to vote on the specified matters described in the following paragraph.

ACTIONS REQUIRING VOTE OF OWNERS OF OUR SHARES

     Our limited liability company agreement provides that we will not, without the approval of a majority of the shares owned by persons other than Kinder Morgan, Inc. and its affiliates, amend, alter or repeal any of the provisions of our limited liability company agreement, including the Kinder Morgan, Inc. purchase and exchange provisions, or the Kinder Morgan Energy Partners, L.P. registration rights agreement, the Kinder Morgan, Inc. tax indemnification agreement or the delegation of control agreement, in a manner that materially adversely affects the preferences or rights of the owners of our shares as determined in the discretion of our board of directors, or reduces the time for any notice to which the holders of our shares may be entitled, except as provided below under "Actions Not Requiring the Vote of Holders."

     Under the terms of Kinder Morgan Energy Partners, L.P.'s partnership agreement, the i-units are entitled to vote on all matters on which the common units are entitled to vote. We will submit to a vote of our shareholders any matter submitted to us by Kinder Morgan Energy Partners, L.P. for a vote of i-units. We will vote our i-units in the same way that our shareholders vote their shares for or against a matter, including non-votes or abstentions. In general, the i-units, common units and Class B units will vote together as a single class, with each i-unit, common unit and Class B unit having one vote. The i-units vote separately as a class on:

     - amendments to the Kinder Morgan Energy Partners, L.P. partnership agreement that would have a material adverse effect on the rights or preferences of holders of the i-units in relation to the other outstanding classes of units;

     - the approval of the withdrawal of Kinder Morgan G.P., Inc. as the general partner of Kinder Morgan Energy Partners, L.P. in some circumstances; and

     - the transfer to a non-affiliate by Kinder Morgan G.P., Inc. of all its interest as a general partner of Kinder Morgan Energy Partners, L.P.

     Our limited liability company agreement also provides that we will not, without the approval of a majority of our shares owned by persons other than Kinder Morgan, Inc. and its affiliates, take an action that we have covenanted not to take without shareholder approval, as summarized below, or issue any shares of classes other than the two classes of shares that are currently outstanding.

LIMITATIONS ON VOTING RIGHTS OF KINDER MORGAN, INC. AND ITS AFFILIATES

     The shares owned by Kinder Morgan, Inc. and its affiliates, generally, are entitled to vote on any matter submitted to us as the owner of i-units. Shares owned by Kinder Morgan, Inc. or its affiliates are not, however, entitled to vote on the matters described below when submitted to a vote of our shareholders to determine how the i-units should be voted as long as Kinder Morgan, Inc. or its affiliates own our voting shares:

     - any matters on which the i-units vote as a separate class;

     - a proposed removal of the general partner of Kinder Morgan Energy Partners, L.P.;

     - some proposed transfers of all of the general partner's interest as the general partner of Kinder Morgan Energy Partners, L.P. and the admission of any successor transferee as a successor general partner; and

     - a proposed withdrawal of the general partner of Kinder Morgan Energy Partners, L.P. in some circumstances.

     When any shares, including voting shares, owned by Kinder Morgan, Inc. and its affiliates are not entitled to vote as described above, they will be treated as not outstanding. Therefore, they will not be included in the numerator of the number of shares voting for approval or the denominator of the number of shares outstanding in determining whether the required percentage has been voted to approve a matter. Similarly, a number of i-units equal to the number of our shares, including voting shares, owned by Kinder Morgan, Inc. and its affiliates, will be treated as not being outstanding and will not be included in the numerator or denominator in determining if the required percentage of i-units or total units has been voted to approve a matter.

LIMITATIONS ON VOTING RIGHTS OF 20% OR MORE HOLDERS

     A person or group owning 20% or more of the aggregate number of issued and outstanding common units and shares is not entitled to vote its shares. Therefore, such shares will not be included in the numerator of the number of shares voting for approval or the denominator of the numbers of shares outstanding in determining whether the required percentage has been voted to approve a matter. This limitation does not apply to Kinder Morgan, Inc. and its affiliates, including Kinder Morgan G.P., Inc., although, as described above, there are a number of matters on which Kinder Morgan, Inc. and its affiliates may not vote.

ACTIONS NOT REQUIRING THE VOTE OF HOLDERS

     The relevant agreements provide that notwithstanding the voting provisions described above, we may make changes in the terms of our shares, our limited liability company agreement (including the purchase and exchange provisions), the tax indemnification agreement, the registration rights agreement and the delegation of control agreement without any approval of holders of our shares, in order to meet the requirements of applicable securities and other laws and regulations and exchange rules, to effect the intent of the provisions of the limited liability company agreement and to make other changes which our board of directors determines in its sole discretion will not have a material adverse effect on the preferences or rights associated with the shares or reduce the time for any notice to which the holders of our shares may be entitled. The agreements provide that we are also permitted, in the good faith discretion of our board of directors, to amend the terms of the shares and these agreements without the approval of holders of shares to accommodate the assumption of the obligations of Kinder Morgan, Inc. by a person, other than Kinder Morgan, Inc. and its affiliates, who becomes the beneficial owner of more than 50% of the total voting power of all shares of capital stock of the general partner of Kinder Morgan Energy Partners, L.P. in a transaction that does not constitute a mandatory purchase event but that requires the vote of the holders of the outstanding common units and shares, or to accommodate changes resulting from a merger, recapitalization, reorganization or similar transaction involving Kinder Morgan Energy Partners, L.P. which in each case does not constitute a mandatory purchase event but that requires the vote of the holders of the outstanding common units and shares. We believe that amendments made pursuant to these agreements, except in some cases in the context of a merger, recapitalization, reorganization or similar transaction, would not be significant enough to constitute the issuance of a new security; but, if an amendment constituted the issuance of a new security, we would have to register the issuance of the securities with the Securities and Exchange Commission or rely on an exemption from registration.

ANTI-DILUTION ADJUSTMENTS

     The partnership agreement of Kinder Morgan Energy Partners, L.P. provides that Kinder Morgan Energy Partners, L.P. will adjust proportionately the number of i-units held by us through the payment to us of an i-unit distribution or by causing an i-unit subdivision, split or combination if various events occur, including:

     - the payment of a common unit distribution on the common units; and

     - a subdivision, split or combination of the common units.

     Our limited liability company agreement provides that the number of all of our outstanding shares, including the shares entitled to elect our directors, shall at all times equal the number of i-units we own. If there is a change in the number of i-units we own, we will make to all our shareholders a share distribution or effect a share split or combination to provide that at all times the number of shares outstanding equals the number of i-units we own. Through the combined effect of the provisions in the Kinder Morgan Energy Partners, L.P. partnership agreement and the provisions of our limited liability company agreement, the number of outstanding shares and i-units will be equal.

COVENANTS

     Our limited liability company agreement provides that our activities will be limited to being a limited partner in, and controlling and managing the business and affairs of, Kinder Morgan Energy Partners, L.P.

and its operating partnerships. It also includes provisions that are intended to maintain a one-to-one relationship between the number of i-units we own and our outstanding shares, including provisions:

     - prohibiting our sale, pledge or other transfer of i-units;

     - prohibiting our issuance of options, warrants or other securities entitling the holder to subscribe for or purchase shares;

     - prohibiting us from borrowing money or issuing debt;

     - prohibiting a liquidation, merger or recapitalization or similar transactions involving us; and

     - prohibiting our purchase of any of our shares, including voting shares.

     Under the terms of the Kinder Morgan Energy Partners, L.P. partnership agreement, Kinder Morgan Energy Partners, L.P. agrees that it will not:

     - except in liquidation, make a distribution on an i-unit other than in additional i-units or a security that has in all material respects the same rights and privileges as the i-units;

     - make a distribution on a common unit other than in cash, in additional common units or a security that has in all material respects the same rights and privileges as the common units;

     - allow an owner of common units to receive any consideration other than cash, common units or a security that has in all material respects the same rights and privileges as the common units, or allow us, as the owner of the i-units, to receive any consideration other than i-units or a security that has in all material respects the same rights and privileges as the i-units in a:

      -- merger in which Kinder Morgan Energy Partners, L.P. is not the survivor, if the unitholders of Kinder Morgan Energy Partners, L.P. immediately prior to the transaction own more than 50% of the residual common equity securities of the survivor immediately after the transaction;

      -- merger in which Kinder Morgan Energy Partners, L.P. is the survivor, if the unit holders of Kinder Morgan Energy Partners, L.P. immediately prior to the transaction own more than 50% of the limited partner interests in Kinder Morgan Energy Partners, L.P. immediately after the transaction; or

      -- recapitalization, reorganization or similar transaction;

     - be a party to a merger in which Kinder Morgan Energy Partners, L.P. is not the survivor, sell substantially all of its assets to another person or enter into similar transactions if:

      -- the survivor of the merger or the other person is to be controlled by Kinder Morgan, Inc. or its affiliates after the transaction; and

      -- the transaction would be a mandatory purchase event;

     - make a tender offer for common units unless the consideration:

      -- is exclusively cash; and

      -- together with any cash payable in respect of any tender offer by Kinder
         Morgan Energy Partners, L.P. for the common units concluded within the preceding 360 days and the aggregate amount of any cash distributions to all owners of common units made within the preceding 360 day period is less than 12% of the aggregate average market value of all classes of units of Kinder Morgan Energy Partners, L.P. determined on the trading day immediately preceding the commencement of the tender offer; or

     - issue any of its i-units to any person other than us.

     The Kinder Morgan Energy Partners, L.P. partnership agreement provides that when any cash is to be received by a common unitholder as a result of a consolidation or merger of Kinder Morgan Energy Partners, L.P. with or into another person, other than a consolidation or merger in which Kinder Morgan

Energy Partners, L.P. is a survivor and which does not result in any reclassification, conversion, exchange or cancellation of outstanding common units, or as a result of the sale or other disposition to another person of all or substantially all of the assets of Kinder Morgan Energy Partners, L.P., that payment will require Kinder Morgan Energy Partners, L.P. to issue additional i-units or fractions of i-units to us except in liquidation. The distribution of additional i-units or fractions of i-units will be equal to the cash distribution on each common unit divided by the average market price of one of our shares determined for a consecutive ten day trading period ending immediately prior to the effective date of the transaction. This will result in us also issuing an equal number of shares to the holders of our shares.

OPTIONAL PURCHASE

     The Kinder Morgan, Inc. purchase provisions, which are part of our limited liability company agreement, provide that if at any time Kinder Morgan, Inc. and its affiliates own 80% or more of our outstanding shares, then Kinder Morgan, Inc. has the right but not the obligation to purchase for cash all of our outstanding shares that Kinder Morgan, Inc. and its affiliates do not own. Kinder Morgan, Inc. can exercise its right to make that purchase by delivering notice to the transfer agent for the shares of its election to make the purchase not less than ten days and not more than 60 days prior to the date which it selects for the purchase. We will use reasonable efforts to cause the transfer agent to mail the notice of the purchase to the record holders of the shares. As of May 31, 2002, Kinder Morgan, Inc. and its affiliates owned approximately 20.4% of our outstanding shares. The price at which Kinder Morgan, Inc. may make the optional purchase is equal to 110% of the higher of:

     - the average market price for the shares for the ten consecutive trading days ending on the fifth trading day prior to the date the notice of the purchase is given; and

     - the highest price Kinder Morgan, Inc. or its affiliates paid for the shares during the 90 day period ending on the day prior to the date the notice of purchase is given, excluding exchanges or cash settlements pursuant to the Kinder Morgan, Inc. exchange provisions.

     The Kinder Morgan, Inc. purchase provisions, which are part of our limited liability company agreement, and Kinder Morgan Energy Partners, L.P.'s partnership agreement each provides that if at any time Kinder Morgan, Inc. and its affiliates own 80% or more of the outstanding common units and our outstanding shares on a combined basis, then Kinder Morgan, Inc. has the right to purchase all of the shares, and the general partner of Kinder Morgan Energy Partners, L.P. has the right to purchase all of the common units, that Kinder Morgan Inc. and its affiliates do not own. As of May 31, 2002, Kinder Morgan, Inc. and its affiliates owned less than 25% of the outstanding common and Class B units of Kinder Morgan Energy Partners, L.P. and our shares on a combined basis. The price at which Kinder Morgan, Inc. and the general partner may make the optional purchase is equal to the highest of:

     - the average market price of our shares or the common units, whichever is higher, for the 20 consecutive trading days ending five days prior to the date on which the notice of the purchase is given; and

     - the highest price Kinder Morgan, Inc. or its affiliates paid for such shares or common units, whichever is higher, during the 90 day period ending on the day prior to the date the notice of purchase is given, excluding exchanges or cash settlements pursuant to the Kinder Morgan, Inc. exchange provisions.

     Kinder Morgan, Inc. and the general partner, as the case may be, may exercise its right to make the optional purchase by giving notice to the transfer agent for the shares and for the common units of its election to make the optional purchase not less than ten days and not more than 60 days prior to the date which it selects for the purchase. We will use reasonable efforts to also cause the transfer agent to mail that notice of the purchase to the record holders of our shares.

     If it elects to purchase either our shares or the combination of the common units and our shares, Kinder Morgan, Inc. and, if applicable, the general partner, will deposit the aggregate purchase price for the shares and the common units, as the case may be, with the respective transfer agents. On and after the

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

date set for the purchase, the holders of the shares or the common units, as the case may be, will have no rights as holders of shares or common units, except to receive the purchase price, and their shares or common units will be deemed to be transferred to Kinder Morgan, Inc., or the general partner in the case of the common units, for all purposes. Kinder Morgan, Inc. will comply with Rule 13e-3 under the Securities Exchange Act of 1934 if it makes an optional purchase.

MANDATORY PURCHASE

     Under the terms of the Kinder Morgan, Inc. purchase provisions, upon the occurrence of any of the following mandatory purchase events, Kinder Morgan, Inc. will be required to purchase for cash all of our shares that it and its affiliates do not own at a purchase price equal to the higher of the average market price for the shares and the average market price for common units as determined for the ten-day trading period immediately prior to the date of the applicable event. A mandatory purchase event means any of the following:

     - the first day on which the aggregate distributions or other payments by Kinder Morgan Energy Partners, L.P. on the common units, other than distributions or payments made in common units or in securities which have in all material respects the same rights and privileges as common units but including distributions or payments made pursuant to an issuer tender offer by Kinder Morgan Energy Partners, L.P., during the immediately preceding 360-day period exceed 50% of the average market price of a common unit during the ten consecutive trading day period ending on the last trading day prior to the first day of that 360-day period.

     - the occurrence of an event resulting in Kinder Morgan, Inc. and its affiliates ceasing to be the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, of more than 50% of the total voting power of all shares of capital stock of the general partner of Kinder Morgan Energy Partners, L.P., unless:

      -- the event results in another person becoming the beneficial owner of more than 50% of the total voting power of all shares of capital stock of the general partner of Kinder Morgan Energy Partners, L.P.;

      -- that other person is organized under the laws of a state in the United
         States;

      -- that other person has long term unsecured debt with an investment grade credit rating, as determined by Moody's Investor Services, Inc. and Standard & Poor's Rating Service, immediately prior to the event; and

      -- that other person assumes all obligations of Kinder Morgan, Inc. to us and to the owners of the shares under the purchase provisions and the exchange provisions, the registration rights agreement and the tax indemnification agreement.

     - the merger of Kinder Morgan Energy Partners, L.P. with or into another person in any case where Kinder Morgan Energy Partners, L.P. is not the surviving entity, or the sale of all or substantially all of the assets of Kinder Morgan Energy Partners, L.P. and its subsidiaries, taken as a whole, to another person, unless in the transaction:

      -- the owners of common units receive in exchange for their common units a security of such other person that has in all material respects the same rights and privileges as the common units;

      -- we receive in exchange for all of the i-units a security of such other person that has in all material respects the same rights and privileges as the i-units;

      -- no consideration is received by an owner of common units other than securities that have in all material respects the same rights and privileges as the common units and/or cash, and the amount of cash received per common unit does not exceed 33 1/3% of the average market price of a common unit during the ten trading day period ending immediately prior to the date of execution of the definitive agreement for the transaction; and

      -- no consideration is received by the owners of i-units other than securities of such other person that have in all material respects the same rights and privileges as the i-units.

PROCEDURE

     Within three business days following any event requiring a mandatory purchase by Kinder Morgan, Inc., Kinder Morgan, Inc. will mail or deliver to the transfer agent for mailing to each holder of record of the shares on the earlier of the date of the purchase event and the most recent practicable date, a notice stating:

     - that a mandatory purchase event has occurred and that Kinder Morgan, Inc. will purchase such holder's shares for the purchase price described above;

     - the circumstances and relevant facts regarding the mandatory purchase event;

     - the dollar amount per share of the purchase price;

     - the purchase date, which shall be no later than five business days from the date such notice is mailed; and

     - the instructions a holder must follow in order to have the holder's shares purchased.

     On or prior to the date of the purchase, Kinder Morgan, Inc. will irrevocably deposit with the transfer agent funds sufficient to pay the purchase price. Following the purchase date, a share owned by any person other than Kinder Morgan, Inc. and its affiliates will only represent the right to receive the purchase price.

     For purposes of the optional and mandatory purchase provisions, including the definitions of the mandatory purchase events, and the exchange provisions, Kinder Morgan, Inc. will be deemed to include Kinder Morgan, Inc., its successors by merger, and any entity that succeeds to Kinder Morgan, Inc.'s obligations under the purchase provisions, the exchange provisions, the registration rights agreement and the tax indemnification agreement in connection with an acquisition of all or substantially all of the assets of Kinder Morgan, Inc.

     Kinder Morgan, Inc. will comply with Rule 13e-3 under the Securities Exchange Act in connection with the occurrence of a mandatory purchase event.

EXCHANGE FEATURE

     We are seeking to eliminate this exchange feature pursuant to the proposal set forth in this proxy statement. The exchange feature is described in the following paragraphs for purposes of comparing an existing share that at present has an exchange feature with an amended share that would not have an exchange feature if this feature were eliminated as proposed in this proxy statement.

     As part of our limited liability company agreement, we entered into the Kinder Morgan, Inc. exchange provisions with Kinder Morgan, Inc. Pursuant to the Kinder Morgan, Inc. exchange provisions, holders of our shares have the right, at their option, to exchange any or all of their whole shares for common units of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc., directly or indirectly through its subsidiaries, at an exchange rate of one common unit per one share. Any shares received for exchange after the occurrence of a mandatory purchase event or after Kinder Morgan, Inc. has given notice of optional purchase of the shares will not be exchanged but will be held for purchase as if they had been delivered for that purpose.

     At any time, instead of delivering a common unit, Kinder Morgan, Inc. may elect to make a cash payment in respect of any share surrendered for exchange by giving notice of the election to the tendering holder not more than three trading days after such share is surrendered for exchange. This cash payment shall be in an amount, per share delivered for exchange, equal to the average market price of common units of Kinder Morgan Energy Partners, L.P. on the three consecutive trading days commencing two trading days after Kinder Morgan, Inc. gives such notice to such holder. Kinder Morgan, Inc. will make this cash payment as promptly as practicable after the completion of such three trading day period.

     The decision to deliver common units of Kinder Morgan Energy Partners, L.P. or make a cash payment upon the tender of shares for exchange will be made solely by Kinder Morgan, Inc. at the time of each exchange. Kinder Morgan, Inc. will make this decision based on what it believes to be in its best interests at the time, rather than the best interests of the owner of the shares. Kinder Morgan, Inc. expects to consider such factors as the number of common units it and its affiliates own, the market price of the common units, the tax cost to it of delivering common units, whether a registration statement is in effect at the time with respect to the common units to be delivered, its financial condition, cash flows and results of operations, and other matters which at the time it believes are relevant.

     The right of exchange attaching to any share may be exercised by the owner by delivering the certificate representing the share to Kinder Morgan, Inc., duly endorsed and accompanied by a duly signed and completed notice of exchange, as it appears on the reverse of the certificates representing the shares or in the form which may be obtained from the transfer agent for the shares. As of the date of this proxy statement, certificates may be so delivered to the transfer agent at its main office at 525 Washington Blvd., Jersey City, New Jersey 07310 or, alternatively, at its representative office at 100 William Street Galleria, New York, New York 10038. Only whole shares may be tendered for exchange. Any notice of exchange will be irrevocable. The exchange date will be immediately prior to the close of business on the date on which the share and the duly signed and completed notice of exchange are so delivered. Unless Kinder Morgan, Inc. has elected to make a cash payment, Kinder Morgan, Inc. will, within three trading days after the exchange date, deliver to the transfer agent for mailing to the owner a certificate or certificates for the number of full common units deliverable upon exchange. Common units deliverable upon exchange of the shares will be fully paid and non-assessable.

     Prior to the consummation of an optional purchase or a mandatory purchase event, Kinder Morgan, Inc. has covenanted that it will cause the shares to be held of record or beneficially by at least 300 owners. Kinder Morgan, Inc. will not suspend the exchange feature to fulfill this obligation. Rather, it will distribute sufficient shares to maintain a level of at least 300 owners of record or beneficial owners.

REGISTRATION RIGHTS

     Kinder Morgan, Inc. and Kinder Morgan Energy Partners, L.P. have entered into a registration rights agreement. Pursuant to the Kinder Morgan Energy Partners, L.P. registration rights agreement, Kinder Morgan Energy Partners, L.P. filed a registration statement for a continuous offering of common units delivered by Kinder Morgan, Inc. upon the exchange of shares, and agreed to maintain the effectiveness of that registration statement or a replacement registration statement for as long as Kinder Morgan, Inc. has the obligation to deliver common units or cash pursuant to the exchange feature. Therefore, if the exchange feature is eliminated, Kinder Morgan Energy Partners, L.P. will have no obligation to keep a registration statement effective for this purpose. Pursuant to the registration rights agreement, Kinder Morgan Energy Partners, L.P. has the right at any time and from time to time after such registration statement has been filed and declared effective, to require Kinder Morgan, Inc. to suspend the use of any resale prospectus or prospectus supplement included therein for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if Kinder Morgan Energy Partners, L.P. would be required to disclose information regarding Kinder Morgan Energy Partners, L.P. it was not otherwise then required by law to publicly disclose where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which Kinder Morgan Energy Partners, L.P. is then engaged. Kinder Morgan, Inc. is required to satisfy share exchanges for cash if there is a suspension of the Kinder Morgan Energy Partners, L.P. registration statement.

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

TAX INDEMNITY BY KINDER MORGAN, INC.

     We entered into a tax indemnification agreement with Kinder Morgan, Inc. Pursuant to this agreement, Kinder Morgan, Inc. agreed to indemnify us for any tax liability attributable to our formation, our management or control of Kinder Morgan Energy Partners, L.P., and for any taxes arising out of a transaction involving our i-units to the extent the transaction does not generate sufficient cash to pay our taxes.

TRANSFER AGENT AND REGISTRAR

     EquiServe Trust Company, N.A., whose address is 525 Washington Blvd., Jersey City, New Jersey 07310, serves as transfer agent and registrar for our shares and receives a fee from us for serving in those capacities. All fees charged by the transfer agent for transfers of shares will be borne by us and reimbursable by Kinder Morgan Energy Partners, L.P. and not by you, except that fees similar to those customarily paid by shareholders for surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges, special charges for services requested by you and other similar fees or charges will be borne by you. There will be no charge to you for disbursements by us of share distributions. We indemnify the transfer agent and registrar against all claims and losses that may arise out of acts performed or omitted in respect of our activities. However, we will not indemnify such persons for any liability due to any negligence (except in connection with the exchange of shares for common units or cash), gross negligence, bad faith or intentional misconduct of the indemnified person or entity.

     The transfer agent and registrar may at any time resign, by notice to us, or be removed by us. That resignation or removal would become effective upon the appointment by us of a successor transfer agent and registrar and its acceptance of that appointment. If no successor has been appointed and accepted that appointment within 30 days after notice of that resignation or removal, we are authorized to act as the transfer agent and registrar until a successor is appointed.

REPLACEMENT OF SHARE CERTIFICATES

     We will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by us or by the transfer agent.

FRACTIONAL SHARES

     We will make distributions of additional shares, including fractional shares. Records of fractional interests held by the holders of shares will be maintained by the Depositary Trust Company or the broker or other nominees through which you hold your shares. You will be able to sell such fractional shares on the New York Stock Exchange only when they equal, in the aggregate, whole shares. Certificates representing fractional shares will not be issued under any circumstances. Fractional shares will receive distributions when distributions are made on our shares. All fractional shares will be rounded down, if necessary, and stated in six decimal places.

                              KINDER MORGAN, INC.

     Kinder Morgan, Inc., together with its affiliates (including our company and Kinder Morgan Energy Partners, L.P.) is one of the largest energy storage and transportation enterprises in the United States, operating more than 30,000 miles of natural gas and products pipelines. Kinder Morgan, Inc. owns and operates Natural Gas Pipeline Company of America, a major interstate natural gas pipeline system with approximately 10,000 miles of pipelines and associated storage facilities. Kinder Morgan, Inc. owns and operates a retail natural gas distribution business serving approximately 233,000 customers in Colorado, Nebraska and Wyoming. Kinder Morgan, Inc. constructs, operates and, in some cases, owns natural gas-fired electric generation facilities. Kinder Morgan, Inc.'s common stock is traded on the New York Stock

Exchange under the symbol KMI. In addition to the businesses described above, Kinder Morgan, Inc. owns the general partner of, and a significant limited partner interest in, Kinder Morgan Energy Partners, L.P. Also, Kinder Morgan, Inc.'s subsidiary, Kinder Morgan G.P., Inc., owns all of our voting shares. Kinder Morgan, Inc.'s executive offices are located at 500 Dallas, Suite 1000, Houston, Texas 77002, and its telephone number is (713) 369-9000. The information in this proxy statement with respect to Kinder Morgan, Inc. has been provided to us by Kinder Morgan, Inc.

     On February 5, 2002, Kinder Morgan, Inc. announced that it was increasing its program to repurchase up to $400 million of its shares of common stock. Kinder Morgan, Inc. originally announced a plan to repurchase $300 million of its shares.

                DESCRIPTION OF KINDER MORGAN, INC. CAPITAL STOCK

     The following is a summary of the material terms of Kinder Morgan, Inc.'s capital stock. This description is only a summary and is qualified in its entirety by reference to Kinder Morgan, Inc.'s articles of incorporation, bylaws and rights agreement. Copies of those documents are on file with the Securities and Exchange Commission and are incorporated by reference herein. See "Additional Information" for information on how to obtain copies. You should read carefully the more detailed provisions of Kinder Morgan, Inc.'s articles of incorporation, bylaws and rights agreement, because they, and not this summary, govern the rights of holders of Kinder Morgan, Inc. common stock.

KINDER MORGAN, INC. COMMON STOCK

     Kinder Morgan, Inc.'s articles of incorporation authorize the Kinder Morgan, Inc. board of directors to issue 150,000,000 shares of common stock, par value $5.00 per share. As of May 31, 2002, there were approximately 121,837,451 shares of Kinder Morgan, Inc. common stock issued and outstanding, and as of that date Kinder Morgan, Inc. held 7,875,611 shares of its common stock as treasury stock.

     Dividend Rights. Subject to provisions of law and the preferences of the Kinder Morgan, Inc. Class A preferred stock and Class B preferred stock, the holders of shares of Kinder Morgan, Inc. common stock are entitled to receive dividends at such time and in such amounts as may be determined by the Kinder Morgan, Inc. board of directors.

     Voting Rights. The holders of shares of Kinder Morgan, Inc. common stock are entitled to one vote for each share on each matter submitted to a vote of the Kinder Morgan, Inc. stockholders.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Kinder Morgan, Inc., whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of Kinder Morgan, Inc. and the preferential amount to which holders of shares of Kinder Morgan, Inc. Class A preferred stock and Class B preferred stock are entitled, if any of such shares are outstanding, the holders of Kinder Morgan, Inc. common stock are entitled to share ratably in the remaining assets of Kinder Morgan, Inc.

KINDER MORGAN, INC. CLASS A PREFERRED STOCK

     Kinder Morgan, Inc.'s articles of incorporation authorize the Kinder Morgan, Inc. board of directors, without further action by the holders of Kinder Morgan, Inc. common stock, to issue 200,000 shares of Class A preferred stock in one or more series and to fix the powers, preferences and rights thereof. The Kinder Morgan, Inc. Class A preferred stock of each series ranks on a parity with the Kinder Morgan, Inc. Class A preferred stock of every other series in priority of payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of Kinder Morgan, Inc. All shares of any one series of Kinder Morgan, Inc. Class A preferred stock are identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates accumulate (if cumulative). No shares of Kinder Morgan, Inc. Class A preferred stock are issued or outstanding and no series of Kinder Morgan, Inc. Class A preferred stock have been designated.

     Priority. As to the payment of dividends and the distribution of assets on any dissolution, liquidation or winding up, the Kinder Morgan, Inc. Class A preferred stock ranks senior to the Kinder Morgan, Inc. Class B preferred stock and the Kinder Morgan, Inc. common stock.

     Dividend Rights. The holders of shares of Kinder Morgan, Inc. Class A preferred stock are entitled to receive, when and as declared by the Kinder Morgan, Inc. board of directors, preferential dividends in cash payable at such rate, from such date, and on such quarterly dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of Kinder Morgan, Inc.'s articles of incorporation or any amendment thereto or by the resolutions of Kinder Morgan, Inc.'s board of directors. So long as any Kinder Morgan, Inc. Class A preferred stock is outstanding, Kinder Morgan, Inc. may not pay or declare any dividends on any stock junior to the Kinder Morgan, Inc. Class A preferred stock or, except under limited circumstances, purchase, redeem or otherwise acquire any shares of stock junior to the Kinder Morgan, Inc. Class A preferred stock unless:

     - there are no arrearages in dividends on the Kinder Morgan, Inc. Class A preferred stock for any past quarterly dividends and dividends in full for the current quarterly dividend period have been paid or declared on all of the Kinder Morgan, Inc. Class A preferred stock;

     - Kinder Morgan, Inc. has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all sinking funds, if any, for the Kinder Morgan, Inc. Class A preferred stock of any series; and

     - Kinder Morgan, Inc. is not in default on any of its obligations to redeem any of the Kinder Morgan, Inc. Class A preferred stock.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Kinder Morgan, Inc., the holders of Kinder Morgan, Inc. Class A preferred stock of each series are entitled to receive in full out of Kinder Morgan, Inc.'s assets the sum of $100.00 for each share of Kinder Morgan, Inc. Class A preferred stock held by them, plus any arrearages in dividends thereon, before any distribution is made to the holders of shares of any stock junior to the Kinder Morgan, Inc. Class A preferred stock. If the assets of Kinder Morgan, Inc. are insufficient to permit the payment of the full preferential amounts payable to the holders of shares of Class A preferred stock of the respective series in the event of a liquidation, dissolution or winding up, then the assets available for distribution to those holders shall be distributed ratably in proportion to the full preferential amounts payable on the respective shares.

     Redemption. Kinder Morgan, Inc. may, at the option of its board of directors, redeem the whole or any part of the Kinder Morgan, Inc. Class A preferred stock, or of any series thereof, at any time or from time to time within the period during which such stock is, according to Kinder Morgan, Inc.'s articles of incorporation or any amendment thereto or the resolutions of Kinder Morgan, Inc.'s board of directors, redeemable at the option of the board, by paying such redemption price thereof as have been fixed by Kinder Morgan, Inc.'s articles of incorporation or any amendment thereto or by the resolutions of the Kinder Morgan, Inc. board.

     Restrictions on Certain Actions. Kinder Morgan, Inc. may not, without the consent given in writing or affirmative vote given in person or by proxy at a meeting held for that purpose by the holders of at least 50% of the shares of Kinder Morgan, Inc. Class A preferred stock then outstanding:

     - amend, alter or repeal any of the provisions of its articles of incorporation or bylaws so as to adversely affect the voting powers, rights or preferences of the holders of any shares of Kinder Morgan, Inc. Class A preferred stock;

     - create any other class or classes of stock or any security convertible into, or exchangeable for or evidencing the right to purchase any stock of a class ranking on parity with the Kinder Morgan, Inc. Class A preferred stock either as to dividends or upon liquidation;

     - increase the authorized amount of or create any class or classes of stock ranking prior to the Kinder Morgan, Inc. Class A preferred stock; or

     - merge or consolidate with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock ranking prior to the Kinder Morgan, Inc. Class A preferred stock and no securities which are convertible or exchangeable into stock ranking prior to the Kinder Morgan, Inc. Class A preferred stock (with limited exceptions).

     In addition, Kinder Morgan, Inc. will not, without the consent given in writing or affirmative vote given in person or by proxy at a meeting held for that purpose by the holders of at least 50% of the shares of any series of Kinder Morgan, Inc. Class A preferred stock then outstanding, amend, alter or repeal any of the provisions of its articles of incorporation or any amendment thereto or of the resolutions of its board of directors so as to adversely affect the powers, preferences or rights of the holders of any shares of Kinder Morgan, Inc. Class A preferred stock of such series (unless prior to the effectiveness of the event, provision has been made for the redemption of all shares of such series).

     Voting Rights. Generally, each holder of shares of Kinder Morgan, Inc. Class A preferred stock has the right to vote upon a share-for-share basis with the holders of shares of Kinder Morgan, Inc. common stock on all matters upon which the holders of shares of Kinder Morgan, Inc. common stock are entitled to vote unless otherwise provided for in the Kinder Morgan, Inc. articles of incorporation or in resolutions of the Kinder Morgan, Inc. board of directors creating such series.

KINDER MORGAN, INC. CLASS B PREFERRED STOCK

     Kinder Morgan, Inc.'s articles of incorporation authorize the Kinder Morgan, Inc. board of directors to issue 2,000,000 shares of Class B preferred stock in one or more series and to fix the powers, preferences and rights thereof. The Kinder Morgan, Inc. Class B preferred stock of each series ranks on a parity with the Kinder Morgan, Inc. Class B preferred stock of every other series in priority of payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of Kinder Morgan, Inc. All shares of any one series of Kinder Morgan, Inc. Class B preferred stock are identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates accumulate (if cumulative). The Kinder Morgan, Inc. board of directors has designated 150,000 shares of Kinder Morgan, Inc. Class B preferred stock as Class B Junior Participating Series Preferred Stock. For a description of the rights to acquire Class B Junior Participating Series Preferred Stock that are attached to shares of Kinder Morgan, Inc. common stock see "-- Kinder Morgan, Inc. Rights Agreement." No shares of Kinder Morgan, Inc. Class B preferred stock are currently issued or outstanding.

     Priority. As to the payment of dividends and the distribution of assets on any dissolution, liquidation or winding up, the Kinder Morgan, Inc. Class B preferred stock ranks senior to the Kinder Morgan, Inc. common stock and junior to the Kinder Morgan, Inc. Class A preferred stock.

     Dividend Rights. The holders of shares of Kinder Morgan, Inc. Class B preferred stock are entitled to receive, when and as declared by the Kinder Morgan, Inc. board of directors and subject to the rights of the holders of Kinder Morgan, Inc. Class A preferred stock, preferential dividends in cash payable at such rate, from such date, and on such quarterly dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of Kinder Morgan, Inc.'s articles of incorporation or any amendment thereto or by the resolutions of Kinder Morgan, Inc.'s board of directors. Subject to the rights of the holders of Kinder Morgan, Inc. Class A preferred stock, holders of Class B Junior Participating Series Preferred Stock are entitled to receive quarterly dividends payable on the first day of January, April, July and October in each year in an amount per share equal to the greater of (a) $10.00 in cash or (b) subject to specified adjustments, 1,000 times the aggregate per share amount (payable in cash) of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Kinder Morgan, Inc. common stock, declared on the Kinder Morgan, Inc. common stock since the immediately preceding quarterly dividend payment date.

     So long as any Kinder Morgan, Inc. Class B preferred stock is outstanding, Kinder Morgan, Inc. may not pay or declare any dividends on any stock junior to the Kinder Morgan, Inc. Class B preferred stock or, except under limited circumstances, purchase, redeem or otherwise acquire any shares of stock junior to the Kinder Morgan, Inc. Class B preferred stock unless:

     - there are no arrearages in dividends on the Kinder Morgan, Inc. Class B preferred stock for any past quarterly dividends and dividends in full for the current quarterly dividend period have been paid or declared on all of the Kinder Morgan, Inc. Class B preferred stock;

     - Kinder Morgan, Inc. has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all sinking funds, if any, for the Kinder Morgan, Inc. Class B preferred stock of any series; and

     - Kinder Morgan, Inc. is not in default on any of its obligations to redeem any of the Kinder Morgan, Inc. Class B preferred stock.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Kinder Morgan, Inc., the holders of Kinder Morgan, Inc. Class B preferred stock of each series are entitled to receive, subject to the rights of the holders of shares of Kinder Morgan, Inc. Class A preferred stock, the full preferential amount fixed by Kinder Morgan, Inc.'s articles of incorporation or any amendment thereto, or by the resolutions of its board of directors, including any arrearages in dividends thereof, before any distribution is made to the holders of shares of any stock junior to the Kinder Morgan, Inc. Class B preferred stock. In the event of any liquidation, dissolution or winding up, the holders of Kinder Morgan, Inc. Class B Junior Participating Series Preferred Stock are entitled to, subject to the prior rights of the holders of shares of Kinder Morgan, Inc. Class A preferred stock, an amount equal to the greater of
(a) $1,000.00 per share or (b) an amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Kinder Morgan, Inc. common stock, plus, in either case, an amount equal to accrued and unpaid dividends and distributions thereon. If the assets of Kinder Morgan, Inc. are insufficient to permit the payment of the full preferential amounts payable to the holders of shares of Class B preferred stock of the respective series in the event of a liquidation, dissolution or winding up, then the assets available for distribution to those holders shall be distributed ratably in proportion to the full preferential amounts payable on the respective shares.

     Redemption. Generally, Kinder Morgan, Inc. may, at the option of its board of directors, redeem the whole or any part of the Kinder Morgan, Inc. Class B preferred stock, or of any series thereof, at any time or from time to time within the period during which such stock is, according to Kinder Morgan, Inc.'s articles of incorporation or any amendment thereto or the resolutions of Kinder Morgan, Inc.'s board of directors, redeemable at the option of the board, by paying such redemption price thereof as has been fixed by Kinder Morgan, Inc.'s articles of incorporation or any amendment thereto or by the resolutions of Kinder Morgan, Inc.'s board. Kinder Morgan, Inc. may not, however, redeem any shares of Kinder Morgan, Inc. Class B Junior Participating Series Preferred Stock.

     Restrictions on Certain Actions. Kinder Morgan, Inc. will not, without the consent given in writing or affirmative vote given in person or by proxy at a meeting held for that purpose by the holders of at least 50% of the shares of Kinder Morgan, Inc. Class B preferred stock then outstanding:

     - amend, alter or repeal any of the provisions of its articles of incorporation or bylaws so as to adversely affect the voting powers, rights or preferences of the holders of any shares of Kinder Morgan, Inc. Class B preferred stock;

     - create any other class or classes of stock or any security convertible into, or exchangeable for or evidencing the right to purchase any stock of a class ranking on parity with the Kinder Morgan, Inc. Class B preferred stock either as to dividends or upon liquidation;

     - create any class or classes of stock ranking prior to the Kinder Morgan, Inc. Class B preferred stock; or

     - merge or consolidate with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock ranking prior to the Kinder Morgan, Inc. Class B preferred stock and no securities which are convertible or exchangeable into stock ranking prior to the Kinder Morgan, Inc. Class B preferred stock (with certain exceptions).

     In addition, Kinder Morgan, Inc. will not, without the consent given in writing or affirmative vote given in person or by proxy at a meeting held for that purpose by the holders of at least 50% of the shares of any series of Kinder Morgan, Inc. Class B preferred stock then outstanding, amend, alter or repeal any of the provisions of its articles of incorporation or any amendment thereto or of the resolutions of its board of directors so as to adversely affect the powers, preferences or rights of the holders of any shares of Kinder Morgan, Inc. Class B preferred stock of such series (unless prior to the effectiveness of the event, provision has been made for the redemption of all shares of such series).

     Voting Rights. Generally, each holder of shares of Kinder Morgan, Inc. Class B preferred stock will have the right to vote upon a share-for-share basis with the holders of shares of Kinder Morgan, Inc. common stock on all matters on which the holders of shares of Kinder Morgan, Inc. common stock are entitled to vote unless otherwise provided for in the Kinder Morgan, Inc. articles of incorporation or in resolutions of the Kinder Morgan, Inc. board of directors creating such series. The holders of shares of Class B Junior Participating Series Preferred Stock shall specifically be entitled to, subject to adjustment in certain events of a non-payment of dividends, 1,000 votes per share on all matters submitted to a vote of the Kinder Morgan, Inc. stockholders.

ANTI-TAKEOVER PROVISIONS

     The Kinder Morgan, Inc. articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Kinder Morgan, Inc. capital stock or delaying or preventing a change in control of Kinder Morgan, Inc. The material provisions which may have such an effect are:

     - classification of the Kinder Morgan, Inc. board of directors into three classes with the term of only one class expiring each year;

     - the removal of directors only for cause or by unanimous vote of the remaining members of the Kinder Morgan, Inc. board of directors. The Kinder Morgan, Inc. articles provide that a director may be removed for cause if the director has been convicted of a felony or has been adjudged to be liable for negligence or misconduct in his performance of his duty to Kinder Morgan, Inc., in either case, by a court of competent jurisdiction and such conviction or finding of negligence or misconduct is no longer subject to direct appeal;

     - the limitation of the number of directors to a minimum of nine and a maximum of 15, with the exact number to be determined by the Kinder Morgan, Inc. board of directors;

     - increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the three preceding provisions to two-thirds of the outstanding common stock of Kinder Morgan, Inc.;

     - the filling of any vacancy on the Kinder Morgan, Inc. board of directors by the remaining directors then in office;

     - the requirement that certain business combinations or transactions involving Kinder Morgan, Inc. and any beneficial owner of more than 5% of the outstanding voting stock of Kinder Morgan, Inc. be approved by holders of at least two-thirds of the outstanding voting stock of Kinder Morgan, Inc., including those held by such beneficial owner, unless the business combination or transaction is (a) approved by the Kinder Morgan, Inc. board of directors before such beneficial owner became a holder of more than 5% of Kinder Morgan, Inc.'s outstanding voting stock, (b) approved by sufficient members of the Kinder Morgan, Inc. board to constitute a majority of the members of the full Kinder Morgan, Inc. board in office prior to the time such beneficial owner became a holder of more than 5% of Kinder Morgan, Inc.'s voting stock or (c) with an entity of which a majority of the outstanding shares of voting stock is owned by Kinder Morgan, Inc. and its subsidiaries;

     - increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the preceding provision to two-thirds or more of the then outstanding shares of voting stock of Kinder Morgan, Inc.;

     - the requirement that certain business combinations or transactions involving Kinder Morgan, Inc. and any beneficial owner of 10% or more of the outstanding voting stock of Kinder Morgan, Inc. be approved by holders of at least 80% of the outstanding voting stock of Kinder Morgan, Inc., including those held by such beneficial owner, unless (a) the business combination or transaction is approved by three-fourths of the members of the Kinder Morgan, Inc. board of directors then in office who do not beneficially own 10% or more of Kinder Morgan, Inc.'s voting stock and who are not associated with or related to a person, or any officer, director, employee or agent of a person who beneficially owns 10% or more of Kinder Morgan, Inc.'s voting stock or (b) certain conditions relating generally to the fairness of the price to be received by stockholders of Kinder Morgan, Inc. in such business combination or transaction are satisfied;

     - increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the preceding provision to 80% or more of the outstanding Kinder Morgan, Inc. voting stock unless approved by an affirmative vote of three-fourths of the members of the Kinder Morgan, Inc. board of directors then in office who are not associated with or related to a person, or any officer, director, employee or agent of a person who beneficially owns 10% or more of Kinder Morgan, Inc.'s voting stock;

     - certain procedural requirements for stockholder nominations to the Kinder Morgan, Inc. board of directors;

     - the requirement that special meetings of stockholders may only be called by stockholders owning 51% or more of the outstanding voting stock of Kinder Morgan, Inc., by a majority of the Kinder Morgan, Inc. board of directors, the Chairman of the board or the President of Kinder Morgan, Inc.;

     - a provision permitting the Kinder Morgan, Inc. board of directors to alter or repeal the Kinder Morgan, Inc. bylaws; and

     - authorization for the Kinder Morgan, Inc. board of directors to issue Kinder Morgan, Inc. preferred stock and to fix the powers, preferences and rights thereof.

     The Kansas General Corporation Code also prohibits a Kansas corporation from engaging in certain business combinations with an interested stockholder for a period of three years following the date the stockholder became an interested stockholder. The statute defines "interested stockholder," with exceptions, as (a) any person who owns 15% or more of the outstanding voting stock of the corporation; or (b) an affiliate or associate of the corporation who owns 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. A corporation will not be prohibited from engaging in any business combination with an interested stockholder for a period of three years following the date the stockholder became an interested stockholder if, among other things: (a) prior to the date that the stockholder became an interested stockholder the board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (c) on or subsequent to such date the business combination is approved by the board and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

KINDER MORGAN, INC. RIGHTS AGREEMENT

     On August 17, 1995, the Kinder Morgan, Inc. board of directors declared a dividend of one preferred share purchase right with respect to each outstanding share of Kinder Morgan, Inc. common stock. The description and terms of the Kinder Morgan, Inc. rights are set forth in a rights agreement, dated as of August 21, 1995, as amended, between Kinder Morgan, Inc. and EquiServe Trust Company, N.A., as successor rights agent, a copy of which is filed with the Securities and Exchange Commission. The rights are designed to assure that all of Kinder Morgan, Inc.'s stockholders receive fair and equal treatment in the event of any proposed takeover of Kinder Morgan, Inc. and to guard against partial tender offers, open market accumulations and other abusive tactics that may be deployed to gain control of Kinder Morgan, Inc. The rights will result in substantial dilution of the stock of any person or group, other than Richard D. Kinder, Portcullis Holdings, Inc. and their affiliates and associates, that acquires 20% or more of Kinder Morgan, Inc.'s stock on terms not approved by the Kinder Morgan, Inc. board of directors.

                     COMPARISON OF OUR SHARES, COMMON UNITS
                     OF KINDER MORGAN ENERGY PARTNERS, L.P.
                    AND COMMON STOCK OF KINDER MORGAN, INC.

     The following table compares important features of our shares, Kinder Morgan Energy Partners, L.P. common units, and shares of Kinder Morgan, Inc. common stock.

                                KINDER MORGAN ENERGY PARTNERS, L.P.
          OUR SHARES                       COMMON UNITS              KINDER MORGAN, INC. COMMON STOCK
------------------------------  -----------------------------------  --------------------------------
                       Number of Units and Shares Outstanding at May 31, 2002
-----------------------------------------------------------------------------------------------------

2 voting shares                 129,920,018 common units             121,837,451 shares of common
31,617,903 shares               5,313,400 Class B units              stock
(rounded to nearer whole        31,617,905 i-units                   No shares of Class A or Class B
share)                                                               preferred stock

                                            Distributions
-----------------------------------------------------------------------------------------------------

We distribute additional        On a quarterly basis Kinder Morgan   Subject to provisions of law
numbers of our shares or        Energy Partners, L.P. will           and, if any shares of preferred
fractions of our shares         distribute to the owners of all      stock are outstanding, the
whenever Kinder Morgan Energy   classes of its units an amount       preferences of the Kinder
Partners, L.P. distributes      equal to its available cash.         Morgan, Inc. Class A and Class B
cash to owners of common units  Distributions to owners of common    preferred stock, the holders of
and Class B units and           units and Class B units are made in  shares of Kinder Morgan, Inc.
additional i-units to us. For   cash. Distributions to us are made   common stock are entitled to
more information, please read   in additional i-units. For more      receive dividends at such time
"Description of Our Shares --   information, please read "Exchange   and in such amounts as may be
Distributions" and "Exchange    Activity, Market Trading Prices and  determined by the Kinder Morgan,
Activity, Market Trading        Distributions -- Dividends and       Inc. board. For more
Prices and                      Distributions."                      information, please read
Distributions -- Dividends and                                       "Exchange Activity, Market
Distributions."                                                      Trading Prices and
                                                                     Distributions -- Dividends and
                                                                     Distributions."

                                             Liquidation
-----------------------------------------------------------------------------------------------------

We will dissolve upon any of    Kinder Morgan Energy Partners, L.P.  Kinder Morgan, Inc. will
the following:                  will dissolve upon any of the        dissolve upon approval of a
- entry of a decree of          following:                           majority of its board of
  judicial dissolution of us;   - the expiration of its term on      directors and the vote of
- the approval of the owner of    December 31, 2082;                 two-thirds of its outstanding
  our voting shares and the     - certain events of withdrawal of    shares of all classes.
  owners of at least a            the general partner of Kinder
  majority of our shares; or      Morgan Energy Partners, L.P.;
- the approval of the owners    - an election to dissolve Kinder
  of at least two-thirds of       Morgan Energy Partners, L.P. by
  our shares other than the       its general partner that is
  voting shares.                  approved by at least a majority
                                  of all outstanding units;
                                - entry of a decree of judicial
                                  dissolution of Kinder Morgan
                                  Energy Partners L.P.; or
                                - the sale of all or substantially
                                all of the assets of Kinder Morgan
                                  Energy Partners, L.P. and its
                                  operating partnerships.

                                KINDER MORGAN ENERGY PARTNERS, L.P.
          OUR SHARES                       COMMON UNITS              KINDER MORGAN, INC. COMMON STOCK
------------------------------  -----------------------------------  --------------------------------
                                               Voting
-----------------------------------------------------------------------------------------------------

Owners of our shares are        Owners of common units and Class B   Owners of common stock are
entitled to direct how our      units vote with owners of i-units    entitled to one vote per share
i-units will be voted on        as a combined class on specified     on all matters submitted to a
certain matters. Owners of our  matters, including the following:    vote of the stockholders of
shares are entitled to vote as  - the transfer of the general        Kinder Morgan, Inc., including
a separate class on amendments    partner interest to a              the election of directors.
to our limited liability          non-affiliate of the general
company agreement or to the       partner;
tax indemnification agreement,  - a merger or the sale of all or
the registration rights           substantially all of the assets
agreement or the delegation of    of Kinder Morgan Energy Partners,
control agreement that would      L.P.;
have certain material adverse   - the withdrawal of the general
effects on the owners of our      partner in some circumstances;
shares.                           and
For more information please     - some amendments to the
read "Description of Our          partnership agreement of Kinder
Shares -- Limited Voting          Morgan Energy Partners, L.P.
Rights."

                                As the owner of the i-units, we
                                also vote as a separate class, as
                                directed by the owners of our
                                shares, on amendments to Kinder
                                Morgan Energy Partners, L.P.'s
                                partnership agreement that would
                                have a material adverse effect on
                                the i-units that we own in relation
                                to other classes of units and on
                                the matters described in the first
                                and third bullet points in the
                                preceding paragraph.

                                               Removal
-----------------------------------------------------------------------------------------------------

Our directors may not be        Kinder Morgan Energy Partners,       Directors of Kinder Morgan, Inc.
removed by the holders of our   L.P.'s general partner may be        may be removed by the
shares. In voting on removal    removed by the vote of owners of at  stockholders only for cause and
of the general partner of       least two-thirds of the outstanding  may also be removed by unanimous
Kinder Morgan Energy Partners,  units of all classes, excluding      vote of the remaining members of
L.P., the owners of our         common units and Class B units       its board. The Kinder Morgan,
shares, excluding shares owned  owned by its general partner and     Inc. articles provide that a
by Kinder Morgan, Inc. and its  its affiliates and excluding the     director may be removed for
affiliates, direct how the      number of i-units corresponding to   cause if the director has been
i-units will be voted.          the number of any of our shares      convicted of a felony or has
                                owned by its general partner and     been adjudged to be liable for
                                its affiliates.                      negligence or misconduct in his
                                                                     performance of his duty to
                                                                     Kinder Morgan, Inc., in either
                                                                     case, by a court of competent
                                                                     jurisdiction and such conviction
                                                                     or finding of negligence or
                                                                     misconduct is no longer subject
                                                                     to direct appeal.

                                KINDER MORGAN ENERGY PARTNERS, L.P.
          OUR SHARES                       COMMON UNITS              KINDER MORGAN, INC. COMMON STOCK
------------------------------  -----------------------------------  --------------------------------
                       Optional Rights to Purchase Securities of Public Owners
-----------------------------------------------------------------------------------------------------

If Kinder Morgan, Inc. and its  If Kinder Morgan Energy Partners,    None.
affiliates own 80% or more of   L.P.'s general partner and its
the aggregate of the number of  affiliates own 80% or more of the
outstanding common units and    aggregate of the number of
the number of our outstanding   outstanding common units and the
shares, then Kinder Morgan,     number of our outstanding shares,
Inc. is entitled to purchase    excluding the voting shares, then
for cash all, but not less      Kinder Morgan Energy Partners,
than all, of our outstanding    L.P.'s general partner is entitled
shares that it and its          to purchase for cash all, but not
affiliates do not own, if the   less than all, of the common units
general partner of Kinder       if Kinder Morgan, Inc. purchases
Morgan Energy Partners, L.P.    all, but not less than all, of our
purchases for cash all, but     shares that it and its affiliates
not less than all, of the       do not own.
common units that it and its
affiliates do not own. In
addition, if Kinder Morgan,
Inc. and its affiliates own
80% or more of our outstanding
shares, excluding the voting
shares, then Kinder Morgan,
Inc. is entitled to purchase
for cash all, but not less
than all, of the outstanding
shares that it and its
affiliates do not own.

                    Mandatory Obligation to Purchase Securities of Public Owners
-----------------------------------------------------------------------------------------------------

Kinder Morgan, Inc. will be     None.                                None.
required to purchase all of
our outstanding shares,
excluding the voting shares,
that it and its affiliates do
not own in the circumstances
described in "Description of
Our Shares -- Mandatory
Purchase."

                               Preemptive Rights to Acquire Securities
-----------------------------------------------------------------------------------------------------

No holder of any of our shares  Whenever Kinder Morgan Energy        No holder of Kinder Morgan, Inc.
has any preemptive right.       Partners, L.P. issues equity         common stock has any preemptive
                                securities to any person other than  right.
                                the general partner and its
                                affiliates, the general partner has
                                a preemptive right to purchase
                                additional limited partnership
                                interests on the same terms in
                                order to maintain its percentage
                                interest.

                                KINDER MORGAN ENERGY PARTNERS, L.P.
          OUR SHARES                       COMMON UNITS              KINDER MORGAN, INC. COMMON STOCK
------------------------------  -----------------------------------  --------------------------------
                                Special Rights to Exchange Securities
-----------------------------------------------------------------------------------------------------

Owners of our shares at         None.                                None.
present have the right to
exchange each of their whole
shares for one common unit of
Kinder Morgan Energy Partners,
L.P. owned by Kinder Morgan,
Inc. or its affiliates.
However, in any exchange,
instead of delivering a common
unit, Kinder Morgan, Inc. may
instead elect to make a cash
payment. This is the exchange
feature that would be
eliminated as proposed in this
proxy statement.
For more information, please
read "Description of Our
Shares -- Exchange Feature."

                                   Preferred Share Purchase Rights
-----------------------------------------------------------------------------------------------------

None.                           None.                                Kinder Morgan, Inc. has a rights
                                                                     agreement under which it issued
                                                                     preferred stock purchase rights
                                                                     that trade with its shares of
                                                                     common stock. The rights are
                                                                     designed to assure that all of
                                                                     Kinder Morgan, Inc.'s
                                                                     stockholders receive fair and
                                                                     equal treatment in the event of
                                                                     any proposed takeover of Kinder
                                                                     Morgan, Inc. and to guard
                                                                     against partial tender offers,
                                                                     open market accumulations and
                                                                     other abusive tactics that may
                                                                     be deployed to gain control of
                                                                     Kinder Morgan, Inc. The rights
                                                                     will result in substantial
                                                                     dilution of the stock of any
                                                                     person or group, other than
                                                                     Richard D. Kinder and Portcullis
                                                                     Holdings, Inc. that acquires 20%
                                                                     or more of Kinder Morgan, Inc.'s
                                                                     stock on terms not approved by
                                                                     its board.

                                        Fractional Securities
-----------------------------------------------------------------------------------------------------

Distributions on our shares     None.                                None.
can be made in fractional
shares.
For more information, please
read "Description of Our
Shares -- Fractional Shares."

                                KINDER MORGAN ENERGY PARTNERS, L.P.
          OUR SHARES                       COMMON UNITS              KINDER MORGAN, INC. COMMON STOCK
------------------------------  -----------------------------------  --------------------------------
                                            Where Traded
-----------------------------------------------------------------------------------------------------

Our shares are traded on the    Common units are traded on the New   Kinder Morgan, Inc. common stock
New York Stock Exchange under   York Stock Exchange under the        is traded on the New York Stock
the symbol KMR.                 symbol KMP.                          Exchange under the symbol KMI.
The voting shares owned by      All Class B units are owned by a
Kinder Morgan G.P., Inc. are    wholly-owned subsidiary of Kinder
not listed for trading on any   Morgan, Inc. They are not listed
stock exchange.                 for trading on any stock exchange.
                                All i-units will be owned by us.
                                They are not listed for trading on
                                any stock exchange.

                                    Transfer Agent and Registrar
-----------------------------------------------------------------------------------------------------

EquiServe Trust                 EquiServe Trust                      EquiServe Trust
Company, N.A.                   Company, N.A.                        Company, N.A.
525 Washington Blvd.            525 Washington Blvd.                 525 Washington Blvd.
Jersey City, NJ 07310           Jersey City, NJ 07310                Jersey City, NJ 07310

           EXCHANGE ACTIVITY, MARKET TRADING PRICES AND DISTRIBUTIONS

EXCHANGE ACTIVITY


     The following table shows the number of shares exchanged for each month since the exchange feature became effective on July 2, 2001. All exchanges shown in the table have been settled in common units of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. rather than in cash. Subsequent to the information below, Kinder Morgan, Inc. received a notice of exchange of 2,122 shares which it is processing and which it has elected to settle in cash rather than delivering common units.


                               EXCHANGE ACTIVITY

MONTH                                          SHARES EXCHANGED
-----                                          ----------------
2001
July (from July 2)...........................       986,294
August.......................................       508,084
September....................................       318,814
October......................................       771,136
November.....................................       166,935
December.....................................        89,111

2002
January......................................        57,600
February.....................................        10,750
March........................................             0
April........................................         1,601
May..........................................       208,048
June (through June 11).......................             0
                                                  ---------
     Total...................................     3,118,373
                                                  =========

MARKET TRADING PRICES

     Our shares are traded on the New York Stock Exchange under the symbol KMR. Kinder Morgan Energy Partners, L.P.'s common units are traded on the New York Stock Exchange under the symbol KMP. Kinder Morgan, Inc.'s common stock is traded on the New York Stock Exchange under the symbol KMI. The exchange feature is currently part of our shares and, since it cannot be separated from our shares, it is not separately traded on any securities exchange.

     The following table sets forth the high and low sales prices per share or per unit of our shares, Kinder Morgan Energy Partners, L.P.'s common units and Kinder Morgan, Inc.'s shares of common stock for the quarterly periods indicated, which correspond to their quarterly periods for financial reporting purposes.

                             MARKET TRADING PRICES

                                                                KINDER MORGAN
                                                              ENERGY PARTNERS,     KINDER MORGAN,
                                             OUR SHARES(1)    L.P. COMMON UNITS   INC. COMMON STOCK
                                            ---------------   -----------------   -----------------
                                             HIGH     LOW      HIGH       LOW      HIGH       LOW
                                            ------   ------   -------   -------   -------   -------
2000:
First quarter.............................      --       --   $22.28    $19.25    $34.50    $19.88
Second quarter............................      --       --    19.97     18.56     34.94    29.188
Third quarter.............................      --       --    23.69     19.81     41.69     31.63
Fourth quarter............................      --       --    28.16     23.00     54.25     37.06

2001:
First quarter.............................      --       --    31.73     26.13     60.00     42.88
Second quarter............................  $36.28   $33.80    36.70     30.67     59.97     50.25
Third quarter.............................   37.10    29.10    37.08     30.75     57.57     46.25
Fourth quarter............................   39.54    34.25    39.05     34.55     57.13     49.95

2002:
First quarter.............................   39.09    25.91    38.89     26.00     57.50     36.81
Second quarter (through June 11)..........   36.36    31.23    36.55     31.45     51.91     40.74

---------------

(1) Our shares commenced trading on the New York Stock Exchange on a when-issued basis on May 15, 2001.

     The following graph shows the daily closing price for our shares and common units of Kinder Morgan Energy Partners, L.P. from the date on which our shares commenced trading through May 31, 2002.

                          COMPARISON OF CLOSING PRICES

                               [KMR VS KMP CHART]

DATE                                                           KMR     KMP
----                                                          -----   ------
5/15/2001...................................................  35.25   35.995
5/16/2001...................................................  35.21   35.5
5/17/2001...................................................  35.45   36.055
5/18/2001...................................................  35.97   36.58
5/21/2001...................................................  36.00   36.7
5/22/2001...................................................  35.47   36.11
5/23/2001...................................................  35.21   35.595
5/24/2001...................................................  35.21   35.525
5/25/2001...................................................  35.38   35.485
5/29/2001...................................................  35.40   35.8
5/30/2001...................................................  35.21   35.505
5/31/2001...................................................  35.47   35.85
6/1/2001....................................................  35.28   35.7
6/4/2001....................................................  35.33   35.725
6/5/2001....................................................  35.21   35.72
6/6/2001....................................................  35.13   35.5
6/7/2001....................................................  35.05   35.025
6/8/2001....................................................  34.53   34.7
6/11/2001...................................................  33.80   34.45
6/12/2001...................................................  34.05   34.2
6/13/2001...................................................  34.22   34.4
6/14/2001...................................................  34.00   34.15
6/15/2001...................................................  34.50   34.5
6/18/2001...................................................  34.75   34.88
6/19/2001...................................................  34.38   34.575
6/20/2001...................................................  34.00   34.015
6/21/2001...................................................  33.97   34.13
6/22/2001...................................................  34.00   34.015
6/25/2001...................................................  33.94   34.155
6/26/2001...................................................  34.69   34.675
6/27/2001...................................................  34.85   35.05
6/28/2001...................................................  34.53   34.625
6/29/2001...................................................  34.25   34.38

7/2/2001....................................................  34.64   34.795
7/3/2001....................................................  35.28   35.35
7/5/2001....................................................  35.83   35.75
7/6/2001....................................................  35.80   35.935
7/9/2001....................................................  35.26   35.745
7/10/2001...................................................  35.47   35.58
7/11/2001...................................................  35.60   35.525
7/12/2001...................................................  35.58   35.53
7/13/2001...................................................  35.50   35.75
7/16/2001...................................................  35.60   35.78
7/17/2001...................................................  35.51   35.67
7/18/2001...................................................  34.92   35.15
7/19/2001...................................................  35.26   35.475
7/20/2001...................................................  35.42   35.62
7/23/2001...................................................  35.53   35.8
7/24/2001...................................................  35.33   35.625
7/25/2001...................................................  35.35   35.455
7/26/2001...................................................  35.42   35.6
7/27/2001...................................................  35.28   35.525
7/30/2001...................................................  35.33   35.475
7/31/2001...................................................  35.30   35.4
8/1/2001....................................................  35.33   35.45
8/2/2001....................................................  35.55   35.585
8/3/2001....................................................  35.70   35.805
8/6/2001....................................................  35.85   35.795
8/7/2001....................................................  35.97   35.995
8/8/2001....................................................  36.04   36.005
8/9/2001....................................................  36.58   36.76
8/10/2001...................................................  36.97   37.03
8/13/2001...................................................  36.67   36.6
8/14/2001...................................................  36.88   36.87
8/15/2001...................................................  36.93   36.885
8/16/2001...................................................  36.79   36.875
8/17/2001...................................................  36.45   36.4
8/20/2001...................................................  36.47   36.35
8/21/2001...................................................  36.48   36.5
8/22/2001...................................................  36.97   37
8/23/2001...................................................  36.87   36.975

8/24/2001...................................................  36.90   36.875
8/27/2001...................................................  36.92   36.88
8/28/2001...................................................  36.58   36.42
8/29/2001...................................................  36.67   36.635
8/30/2001...................................................  36.80   36.8
8/31/2001...................................................  36.72   36.58
9/4/2001....................................................  36.60   36.99
9/5/2001....................................................  36.90   37.08
9/6/2001....................................................  36.84   36.97
9/7/2001....................................................  36.11   36.1
9/10/2001...................................................  35.76   35.68
9/17/2001...................................................  35.70   36
9/18/2001...................................................  34.65   34.41
9/19/2001...................................................  32.00   32.26
9/20/2001...................................................  30.45   31.3
9/21/2001...................................................  30.10   30.75
9/24/2001...................................................  32.00   32.44
9/25/2001...................................................  32.25   32.44
9/26/2001...................................................  32.05   32.3
9/27/2001...................................................  32.65   32.99
9/28/2001...................................................  34.45   34.61
10/1/2001...................................................  34.40   34.69
10/2/2001...................................................  35.40   35.2
10/3/2001...................................................  34.98   35.14
10/4/2001...................................................  35.55   36.1
10/5/2001...................................................  36.40   36.85
10/8/2001...................................................  35.40   35.45
10/9/2001...................................................  35.20   35.46
10/10/2001..................................................  35.69   35.64
10/11/2001..................................................  36.21   36.4
10/12/2001..................................................  36.05   36.34
10/15/2001..................................................  36.55   36.56
10/16/2001..................................................  37.75   37.9
10/17/2001..................................................  37.60   37.35
10/18/2001..................................................  37.70   37.6
10/19/2001..................................................  38.90   37.3
10/22/2001..................................................  38.24   38.02
10/23/2001..................................................  37.50   38.12
10/24/2001..................................................  35.85   36.6
10/25/2001..................................................  36.45   36.6
10/26/2001..................................................  36.65   37
10/29/2001..................................................  36.85   37.06

10/30/2001..................................................  37.36   37.46
10/31/2001..................................................  37.75   38.25
11/1/2001...................................................  38.53   38.25
11/2/2001...................................................  38.09   38.05
11/5/2001...................................................  38.52   38.5
11/6/2001...................................................  38.65   38.3
11/7/2001...................................................  39.05   39.05
11/8/2001...................................................  38.94   39.02
11/9/2001...................................................  38.64   38.9
11/12/2001..................................................  37.60   37.8
11/13/2001..................................................  37.55   37.35
11/14/2001..................................................  36.50   36.75

11/15/2001..................................................  35.10   35.08
11/16/2001..................................................  34.68   34.55
11/19/2001..................................................  34.94   35.2
11/20/2001..................................................  36.15   36.76
11/21/2001..................................................  35.90   36.04
11/23/2001..................................................  36.00   35.99
11/26/2001..................................................  35.86   35.81
11/27/2001..................................................  36.40   36.2
11/28/2001..................................................  35.82   35.96
11/29/2001..................................................  36.20   36.45
11/30/2001..................................................  36.05   36
12/3/2001...................................................  35.60   35.5
12/4/2001...................................................  36.45   36.55
12/5/2001...................................................  37.70   37.5
12/6/2001...................................................  38.48   38.25
12/7/2001...................................................  38.15   37.77
12/10/2001..................................................  37.25   37.01
12/11/2001..................................................  36.50   36.43
12/12/2001..................................................  35.45   35.64
12/13/2001..................................................  35.60   35.45
12/14/2001..................................................  35.85   35.81
12/17/2001..................................................  36.20   36.53
12/18/2001..................................................  37.00   37.15
12/19/2001..................................................  37.17   37.46
12/20/2001..................................................  37.64   37.95
12/21/2001..................................................  37.40   37.65
12/24/2001..................................................  37.98   38.06
12/26/2001..................................................  37.90   37.94
12/27/2001..................................................  37.89   37.85
12/28/2001..................................................  37.60   37.5
12/31/2001..................................................  37.90   37.82
1/2/2002....................................................  38.20   37.95
1/3/2002....................................................  38.65   38.32

1/4/2002....................................................  38.29   37.7
1/7/2002....................................................  38.65   38.65
1/8/2002....................................................  38.60   38.6
1/9/2002....................................................  38.60   38.3
1/10/2002...................................................  38.36   38
1/11/2002...................................................  38.20   37.8
1/14/2002...................................................  37.80   37.59
1/15/2002...................................................  37.80   37.81
1/16/2002...................................................  37.60   37.65
1/17/2002...................................................  37.75   37.7
1/18/2002...................................................  37.65   37.54
1/22/2002...................................................  37.40   37.31
1/23/2002...................................................  36.35   36.59
1/24/2002...................................................  36.25   36.21
1/25/2002...................................................  36.10   36.01
1/28/2002...................................................  36.46   36.6
1/29/2002...................................................  34.65   34.35
1/30/2002...................................................  34.00   34
1/31/2002...................................................  35.15   34.4
2/1/2002....................................................  35.00   34
2/4/2002....................................................  34.00   33.1
2/5/2002....................................................  32.91   31.45
2/6/2002....................................................  32.95   31.35
2/7/2002....................................................  32.02   31.25
2/8/2002....................................................  32.85   31.92
2/11/2002...................................................  33.34   32.25
2/12/2002...................................................  33.01   32.5
2/13/2002...................................................  33.30   33.05
2/14/2002...................................................  33.38   33
2/15/2002...................................................  33.20   33.05
2/19/2002...................................................  33.65   33.35
2/20/2002...................................................  33.86   33.9
2/21/2002...................................................  33.01   32.85
2/22/2002...................................................  33.30   33.43
2/25/2002...................................................  33.45   33.5
2/26/2002...................................................  33.40   33.49
2/27/2002...................................................  31.70   31.9
2/28/2002...................................................  29.56   28.6
3/1/2002....................................................  31.02   30.41
3/4/2002....................................................  31.71   31
3/5/2002....................................................  32.25   31.62
3/6/2002....................................................  33.76   32.69

3/7/2002....................................................  34.28   33.21
3/8/2002....................................................  34.49   33.3
3/11/2002...................................................  34.60   33.74
3/12/2002...................................................  34.39   33.92
3/13/2002...................................................  34.05   33.45
3/14/2002...................................................  33.98   33.8
3/15/2002...................................................  33.98   33.8
3/18/2002...................................................  34.00   33.97
3/19/2002...................................................  34.05   33.7
3/20/2002...................................................  33.90   33.6
3/21/2002...................................................  33.70   33.3
3/22/2002...................................................  33.98   33.01
3/25/2002...................................................  33.89   32.99
3/26/2002...................................................  33.91   32.95
3/27/2002...................................................  33.99   33.1
3/28/2002...................................................  33.66   33
4/1/2002....................................................  34.11   34
4/2/2002....................................................  34.20   34.06
4/3/2002....................................................  34.00   33.60
4/4/2002....................................................  34.12   33.25
4/5/2002....................................................  33.88   33.47
4/8/2002....................................................  33.70   33.49
4/9/2002....................................................  33.30   33.30
4/10/2002...................................................  33.35   33.05
4/11/2002...................................................  33.2    33.16
4/12/2002...................................................  33      32.7
4/15/2002...................................................  33.3    33
4/16/2002...................................................  33.45   33.43
4/17/2002...................................................  34      33.97
4/18/2002...................................................  34.51   34.55
4/19/2002...................................................  35.11   35.18
4/22/2002...................................................  35.81   35.96
4/23/2002...................................................  36.15   36.16
4/24/2002...................................................  36.36   36.55
4/25/2002...................................................  36      36.05
4/26/2002...................................................  34.6    34.7
4/29/2002...................................................  35.04   35.16
4/30/2002...................................................  35.35   35.49
5/1/2002....................................................  35.78   35.75
5/2/2002....................................................  35.95   36.2
5/3/2002....................................................  36.14   36.01
5/6/2002....................................................  35.29   35.31
5/7/2002....................................................  34.8    34.91
5/8/2002....................................................  34.7    34.95
5/9/2002....................................................  35.05   35.01
5/10/2002...................................................  34.93   35.11
5/13/2002...................................................  35.2    35.25
5/14/2002...................................................  35.5    35.56
5/15/2002...................................................  35.8    35.87
5/16/2002...................................................  35.8    35.74
5/17/2002...................................................  35.12   35.15
5/20/2002...................................................  34.53   34.5
5/21/2002...................................................  34.34   34.48
5/22/2002...................................................  33.87   34.01
5/23/2002...................................................  33.5    33.8
5/24/2002...................................................  34.2    34.35
5/28/2002...................................................  33.89   34.04
5/29/2002...................................................  33.75   34
5/30/2002...................................................  33.5    33.57
5/31/2002...................................................  34.01   34.02

     While the horizontal axis indicates monthly time periods, the closing prices of our shares and Kinder Morgan Energy, L.P.'s common units are actually plotted on a daily basis.

     Between May 15, 2001 and May 31, 2002:

     - our shares closed at a discount to Kinder Morgan Energy Partners, L.P.'s common units 54% of the time with the average discount being -$0.22;

     - our shares closed at a premium to Kinder Morgan Energy Partners, L.P.'s common units 43% of the time with the average premium being $0.33;

     - our shares closed in parity with Kinder Morgan Energy Partners, L.P.'s common units 3% of the time; and

     - the greatest difference between the closing prices was a premium of our shares to Kinder Morgan Energy Partners, L.P.'s common units of $1.60.

     Between January 1, 2002 and May 31, 2002:

     - our shares closed at a discount to Kinder Morgan Energy Partners, L.P.'s common units 34% of the time with the average discount being -$0.12;

     - our shares closed at a premium to Kinder Morgan Energy Partners, L.P.'s common units 63% of the time with the average premium being $0.47;

     - our shares closed in parity with Kinder Morgan Energy Partners, L.P.'s common units 4% of the time; and

     - the greatest difference between the closing prices was a premium of our shares to Kinder Morgan Energy Partners, L.P.'s common units of $1.60.

     Between April 12, 2002, the day after we first filed preliminary proxy material regarding the proposal, and May 31, 2002:

     - our shares closed at a discount to Kinder Morgan Energy Partners, L.P.'s common units 74% of the time with the average discount being -$0.12;

     - our shares closed at a premium to Kinder Morgan Energy Partners, L.P.'s common units 26% of the time with the average premium being $0.10;

     - our shares closed in parity with Kinder Morgan Energy Partners, L.P.'s common units 0% of the time; and

     - the greatest difference between the closing prices was a premium and a discount of our shares to Kinder Morgan Energy Partners, L.P.'s common units of $0.30.

     The market price of our shares after eliminating the exchange feature will depend, as does the price while the exchange feature is in effect, on many factors, including our management and operation of Kinder Morgan Energy Partners, L.P., the future performance of Kinder Morgan Energy Partners, L.P., conditions in the energy transportation and storage industry, general market conditions, and conditions relating to businesses that are similar to Kinder Morgan Energy Partners, L.P. Many factors also affect the price of the common units. Accordingly, we cannot predict the prices at which our shares will trade if the exchange feature is eliminated or how those prices will relate to the trading prices of the common units.

DISTRIBUTIONS AND DIVIDENDS

     Kinder Morgan Energy Partners, L.P. makes regular quarterly distributions based on the amount of its available cash. Distributions are made in cash to its limited partners owning common units and Class B units and to its general partner. Distributions are made in additional i-units to us. When we receive a distribution of additional i-units from Kinder Morgan Energy Partners, L.P., we make a distribution to our shareholders of an equal number of additional shares. See "Description of Our Shares -- Distributions."

     The following table shows the distributions made and dividends paid by us, Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc. with respect to quarters ending after January 1, 2000. There is no assurance that any of these distributions or dividends will continue in the future.

                          DISTRIBUTIONS AND DIVIDENDS

                                  KINDER MORGAN
                                ENERGY PARTNERS,                OUR COMPANY,               KINDER MORGAN,
                                      L.P.              KINDER MORGAN MANAGEMENT, LLC           INC.
                               -------------------   -----------------------------------   ---------------
                                                                         TOTAL NUMBER OF
                                DISTRIBUTIONS PER       EQUIVALENT         ADDITIONAL       DIVIDENDS PER
                                   COMMON UNIT       DISTRIBUTIONS PER       SHARES           SHARE OF
                               AND CLASS B UNIT(1)      SHARE(1)(2)      DISTRIBUTED(1)    COMMON STOCK(3)
                               -------------------   -----------------   ---------------   ---------------
2000:
First quarter................        $0.3875                  --                  --            $0.05
Second quarter...............         0.4250                  --                  --             0.05
Third quarter................         0.4250                  --                  --             0.05
Fourth quarter...............         0.4750                  --                  --             0.05
2001:
First quarter................         0.5250                  --                  --             0.05
Second quarter(4)............         0.5250              $0.525             441,400             0.05
Third quarter................         0.5500               0.550             444,961             0.05
Fourth quarter...............         0.5500               0.550             453,970             0.05
2002:
First quarter................         0.5900               0.590             527,572             0.05

---------------

(1) The declared distributions were paid within 45 days after the end of the quarter with respect to which they were declared.

(2) This is equal to the cash distribution paid or payable on each common unit of Kinder Morgan Energy Partners, L.P. for the quarter indicated and is used to calculate our distribution of shares as described under "Description of Our Shares -- Distributions." Because of the way the number of our shares is calculated, the market value of the shares distributed on the date of distribution may be less or more than the amount of cash distributed per common unit of Kinder Morgan Energy Partners, L.P.

(3) Over the period indicated, dividends for a calendar quarter have generally been declared in the month following the end of that quarter and paid within 45 days after the end of the quarter.

(4) Our initial public offering closed in the second quarter of 2001.

            ORGANIZATIONAL STRUCTURE AND RELATED PARTY TRANSACTIONS

     The following chart depicts the current organizational structure of our company, Kinder Morgan, Inc. and Kinder Morgan Energy Partners, L.P. and related ownership information as of May 31, 2002.

                             [ORGANIZATIONAL CHART]
---------------
(1) If the exchange feature is eliminated, Kinder Morgan, Inc., the issuer of the exchange feature and the purchase rights, will issue to our shareholders
    in exchange for the elimination of the exchange feature      shares of
    Kinder Morgan, Inc. common stock for each         of our outstanding shares,
    as described in "The Proposal." For a description of the exchange feature and purchase rights issued by Kinder Morgan, Inc., see "Description of Our Shares."

     Since January 1, 2000, the following significant transactions have occurred between us, Kinder Morgan, Inc., Kinder Morgan Energy Partners, L.P. or affiliates:

OUR FORMATION

     In February 2001, we were formed as a Delaware limited liability company and one voting share was issued to Kinder Morgan G.P., Inc., which is a subsidiary of Kinder Morgan, Inc. In May 2001, we closed our initial public offering and issued 2,975,000 of our shares to Kinder Morgan, Inc. and 26,775,000 of our shares to the public. All shares were issued in the offering at $35.205 per share, less commissions and underwriting expenses in the case of the shares sold to the public. We used $1,000,000 of the net proceeds from the offering to acquire the exchange feature, the Kinder Morgan, Inc. purchase obligation, which is part of our limited liability company agreement, and a tax indemnity from Kinder Morgan, Inc. We used the balance of the net proceeds from the offering to purchase 29,750,000 i-units from Kinder Morgan Energy Partners, L.P.

     In connection with that offering, we, Kinder Morgan G.P., Inc., Kinder Morgan Energy Partners, L.P., and Kinder Morgan Energy Partners, L.P.'s operating partnerships entered into a delegation of control agreement. Pursuant to this agreement, Kinder Morgan G.P., Inc. delegated to us, to the fullest extent permitted under Delaware law and their partnership agreements, and we assumed, Kinder Morgan G.P., Inc.'s power and authority to manage and control the business and affairs of Kinder Morgan Energy Partners, L.P. and its operating partnerships. Kinder Morgan Energy Partners, L.P. and its operating partnerships recognized us as the authorized delegate of Kinder Morgan G.P., Inc. and agreed to provide to us substantially the same benefits, indemnities and protections as are available to Kinder Morgan G.P., Inc. under their partnership agreements. We also entered into the tax indemnification agreement, the exchange feature and certain purchase provisions with Kinder Morgan, Inc., and Kinder Morgan, Inc. has entered into a registration rights agreement with Kinder Morgan Energy Partners, L.P., all of which are described under "Description of Our Shares."

     Under the delegation of control agreement, we have been delegated management and control of Kinder Morgan Energy Partners, L.P. and the operating partnerships. We may not be indemnified by Kinder Morgan Energy Partners, L.P. or Kinder Morgan G.P., Inc. for liabilities we incur in managing the business of Kinder Morgan Energy Partners, L.P., among other things, if we act in bad faith or breach laws, such as the federal securities laws, where indemnification may not be allowed.

     Under a registration rights agreement with us, Kinder Morgan, Inc. and its affiliates have the right to cause us to register under the Securities Act of 1933 and state laws the offer and sale of any of our shares that they hold. Subject to the terms and conditions of the registration rights agreement, these registration rights allow Kinder Morgan, Inc. and its affiliates or their assignees holding any shares to require registration of any of these shares and to include any of these shares in a registration by us of other shares, including shares offered by us or by any shareholder. In connection with any registration of this kind, we will indemnify each shareholder participating in the registration and its officers, directors and controlling persons from and against any liabilities under the Securities Act of 1933 or any state securities laws arising from the registration statement or prospectus. Kinder Morgan Energy Partners, L.P. will bear or reimburse us for all costs and expenses incidental to any registration, excluding any underwriting discounts and commissions.

GENERAL AND ADMINISTRATIVE EXPENSES

     Kinder Morgan Services LLC is our wholly-owned subsidiary and provides employees and related centralized payroll and employee benefits services to us, Kinder Morgan G.P., Inc., Kinder Morgan Energy Partners, L.P. and Kinder Morgan Energy Partners, L.P.'s operating partnerships and subsidiaries, which we collectively call the Group. Employees of Kinder Morgan Services LLC are assigned to work for one or more members of the Group. The direct costs of all compensation, benefits expenses, employer taxes and other employer expenses for these employees are allocated and charged by Kinder Morgan Services LLC to the appropriate members of the Group; and the members of the Group reimburse Kinder Morgan Services LLC for their allocated shares of these direct costs. There is no profit or margin charged by Kinder Morgan Services LLC to the members of the Group. The administrative support necessary to implement these payroll and benefits services is provided by the human resource department of Kinder Morgan, Inc., and the related administrative costs are allocated to members of the Group in accordance with existing expense allocation procedures. The effect of these arrangements is that each member of the Group bears the direct compensation and employee benefits costs of the assigned or partially assigned employees, as the case may be, while also bearing its allocable share of administrative costs. Pursuant to its limited partnership agreement, Kinder Morgan Energy Partners, L.P. reimburses Kinder Morgan

Services LLC for its share of these administrative costs and such reimbursements will be accounted for as described above.

     Several of our executive officers and some other employees that provide management or services to both Kinder Morgan, Inc. and the Group are employed by Kinder Morgan, Inc. Additionally, other Kinder Morgan, Inc. employees assist in the operation of Kinder Morgan Energy Partners' Natural Gas Pipeline assets formerly owned by Kinder Morgan, Inc. These Kinder Morgan, Inc. employees' expenses are allocated without a profit component between Kinder Morgan, Inc. and the appropriate members of the Group.

OPERATIONS

     Kinder Morgan, Inc. or its subsidiaries operate and maintain for Kinder Morgan Energy Partners, L.P. a significant portion of the assets comprising Kinder Morgan Energy Partners, L.P.'s Natural Gas Pipelines business segment and we monitor Kinder Morgan, Inc.'s performance of such services. Natural Gas Pipeline Company of America, a subsidiary of Kinder Morgan, Inc., operates Trailblazer Pipeline Company's assets under a long-term contract pursuant to which Trailblazer Pipeline Company, a subsidiary of Kinder Morgan Energy Partners, L.P., incurs the costs and expenses related to Natural Gas Pipeline Company of America's operation and maintenance of the assets. Trailblazer Pipeline Company provides the funds for capital expenditures. NGPL does not profit from or suffer loss related to its operation of Trailblazer Pipeline Company's assets.

     The remaining assets comprising Kinder Morgan Energy Partners, L.P.'s Natural Gas Pipelines business segment are operated under two separate agreements, one entered into December 31, 1999, between Kinder Morgan, Inc. and Kinder Morgan Interstate Gas Transmission LLC, and one entered into December 31, 2000, between Kinder Morgan, Inc. and Kinder Morgan Operating L.P. "A". Both agreements have five-year terms and contain automatic five-year extensions. Under these agreements, Kinder Morgan Interstate Gas Transmission LLC and Kinder Morgan Operating L.P. "A" pay Kinder Morgan, Inc. a fixed amount reimbursement for the corporate general and administrative costs incurred in connection with the operation of these assets. The amounts paid to Kinder Morgan, Inc. under the agreements for corporate general and administrative costs were $9.5 million for 2001 and $6.1 million for 2000. For 2002, the amount will decrease to $8.6 million. Although Kinder Morgan Energy Partners, L.P. believes the amounts paid to Kinder Morgan, Inc. for the services it provided each year fairly reflect the value of the services performed, the determination of these amounts were not the result of arms' length negotiations. However, due to the nature of the allocations, these reimbursements may not have exactly matched the actual time and overhead spent. Kinder Morgan Energy Partners, L.P. believes the agreed-upon amounts were, at the time the contracts were entered into, a reasonable estimate of the corporate general and administrative expenses to be incurred by Kinder Morgan, Inc. and its subsidiaries in performing such services. Kinder Morgan Energy Partners, L.P. also reimburses Kinder Morgan, Inc. and its subsidiaries for operating and maintenance costs and capital expenditures incurred with respect to these assets.

KINDER MORGAN ENERGY PARTNERS, L.P. DISTRIBUTIONS

     Kinder Morgan G.P., Inc. serves as the general partner of Kinder Morgan Energy Partners, L.P. and its five operating partnerships. Pursuant to their partnership agreements, Kinder Morgan G.P., Inc.'s interests represent a 1% ownership interest in Kinder Morgan Energy Partners, L.P., and a direct 1.0101% ownership interest in each of Kinder Morgan Energy Partners, L.P.'s five operating partnerships. Collectively, Kinder Morgan G.P., Inc. owns an effective 2% interest in the operating partnerships, excluding incentive distributions, as follows:

     - its 1.0101% direct general partner ownership interest (accounted for as a minority interest in the consolidated financial statements of Kinder Morgan Energy Partners, L.P.); and

     - its 0.9899% ownership interest indirectly owned via its 1% ownership interest in Kinder Morgan Energy Partners, L.P.

     In addition, at May 31, 2002, Kinder Morgan G.P., Inc. owned 1,724,000 common units representing approximately 1.03% of Kinder Morgan Energy Partners, L.P.'s outstanding limited partner units. Kinder Morgan Energy Partners, L.P.'s limited partnership agreement requires that it distribute 100% of available cash, as defined in the partnership agreement, to its partners within 45 days following the end of each calendar quarter in accordance with their respective percentage interests. Available cash consists generally of all of Kinder Morgan Energy Partners, L.P.'s cash receipts and net reductions in reserves less cash disbursements and net additions to reserves (including any reserves required under debt instruments for future principal and interest payments) and amounts payable to the former general partner of SFPP, L.P. in respect of its remaining 0.5% special limited partner interest in SFPP, L.P.

     Kinder Morgan G.P., Inc. is granted discretion by Kinder Morgan Energy Partners, L.P.'s partnership agreement, which discretion has been delegated to us, subject to the approval of Kinder Morgan G.P., Inc. in certain cases, to establish, maintain and adjust reserves for future operating expenses, debt service, maintenance capital expenditures, rate refunds and distributions for the next four quarters. These reserves are not restricted by magnitude, but only by type of future cash requirements with which they can be associated. When we determine Kinder Morgan Energy Partners, L.P.'s quarterly distributions, we consider current and expected reserve needs along with current and expected cash flows to identify the appropriate sustainable distribution level.

     Typically, Kinder Morgan G.P., Inc. and owners of Kinder Morgan Energy Partners, L.P.'s common units and Class B units receive distributions in cash, while we, the sole owner of Kinder Morgan Energy Partners, L.P.'s i-units, receive distributions in additional i-units or fractions of i-units. For each outstanding i-unit, a fraction of an i-unit will be issued. The fraction is calculated by dividing the amount of cash being distributed per common unit by the average market price of our shares over the ten consecutive trading days preceding the date on which the shares begin to trade ex-dividend under the rules of the New York Stock Exchange. The cash equivalent of distributions of i-units will be treated as if it had actually been distributed, including for purposes of determining the distributions to Kinder Morgan G.P., Inc. and calculating available cash for future periods. Kinder Morgan Energy Partners, L.P. will not distribute the related cash but will retain the cash and use the cash in its business.

     Available cash is initially distributed 98% to Kinder Morgan Energy Partners, L.P.'s limited partners and 2% to Kinder Morgan G.P., Inc. These distribution percentages are modified to provide for incentive distributions to be paid to Kinder Morgan G.P., Inc. in the event that quarterly distributions to unitholders exceed certain specified targets.

     Available cash for each quarter is distributed as follows:

     - first, 98% to the owners of all classes of units pro rata and 2% to Kinder Morgan G.P., Inc. until the owners of all classes of units have received a total of $0.15125 per unit in cash or equivalent i-units for such quarter;

     - second, 85% of any available cash then remaining to the owners of all classes of units pro rata and 15% to Kinder Morgan G.P., Inc. until the owners of all classes of units have received a total of $0.17875 per unit in cash or equivalent i-units for such quarter;

     - third, 75% of any available cash then remaining to the owners of all classes of units pro rata and 25% to Kinder Morgan G.P., Inc. until the owners of all classes of units have received a total of $0.23375 per unit in cash or equivalent i-units for such quarter; and

     - fourth, 50% of any available cash then remaining to the owners of all classes of units pro rata, to owners of common units and Class B units in cash and to us, as the owner of i-units, in the equivalent number of i-units, and 50% to Kinder Morgan G.P., Inc. in cash.

     Incentive distributions are generally defined as all cash distributions paid to Kinder Morgan G.P., Inc. that are in excess of 2% of the aggregate amount of cash being distributed. Kinder Morgan G.P., Inc.'s declared incentive distributions for the years ended December 31, 2001, 2000 and 1999 were $199.7 million, $107.8 million and $55.0 million, respectively.

     Kinder Morgan, Inc., through its subsidiary Kinder Morgan (Delaware), Inc., is the sole stockholder of Kinder Morgan G.P., Inc. At May 31, 2002, Kinder Morgan, Inc. directly owned 12,994,347 common units and 5,313,400 Class B units, indirectly owned 6,511,280 common units owned by its consolidated subsidiaries, including Kinder Morgan G.P., Inc., and owned 6,409,772, or 20.3%, of our shares. We are the sole owner of Kinder Morgan Energy Partners, L.P.'s 31,617,905 i-units outstanding on that date. These i-units represent approximately 18.9% of Kinder Morgan Energy Partners, L.P.'s outstanding limited partner units.

OUR DISTRIBUTIONS

     For information concerning our distributions of additional shares, please see "Description of Our Shares -- Distributions" and "Exchange Activity, Market Trading Prices and Distributions -- Distributions and Dividends."

KINDER MORGAN, INC. DIVIDENDS

     For information concerning cash dividends by Kinder Morgan, Inc., please see "Exchange Activity, Market Trading Prices and Distributions -- Distributions and Dividends."

EXCHANGES OF SHARES

     Since July 2001 some of our shareholders have used the exchange feature to exchange with Kinder Morgan, Inc. their shares for common units of Kinder Morgan Energy Partners, L.P. that were owned by Kinder Morgan, Inc. as described in "Exchange Activity, Market Trading Prices and Distributions -- Exchange Activity."

ASSET ACQUISITIONS

     Effective December 31, 1999, Kinder Morgan Energy Partners, L.P. acquired over $935.8 million of assets from Kinder Morgan, Inc. As consideration for the assets, Kinder Morgan Energy Partners, L.P. paid to Kinder Morgan, Inc. $330 million in cash and issued 19,620,000 common units, valued at approximately $406.3 million. In addition, Kinder Morgan Energy Partners, L.P. assumed $40.3 million in debt and approximately $121.6 million in liabilities. In this transaction, Kinder Morgan Energy Partners, L.P. acquired Kinder Morgan Interstate Gas Transmission LLC (formerly K N Interstate Gas Transmission Co.), a 33 1/3% interest in Trailblazer Pipeline Company and a 49% equity interest in Red Cedar Gathering Company. The acquired interest in Trailblazer Pipeline Company, when combined with an interest purchased from a third party on November 30, 1999, gave Kinder Morgan Energy Partners, L.P. a 66 2/3% ownership interest.

     Effective December 31, 2000, Kinder Morgan Energy Partners, L.P. acquired over $621.7 million of assets from Kinder Morgan, Inc. As consideration for these assets, Kinder Morgan Energy Partners, L.P. paid to Kinder Morgan, Inc. $192.7 million in cash and approximately $156.3 million in units, consisting of 1,280,000 common units and 5,313,400 Class B units. Kinder Morgan Energy Partners, L.P. also assumed liabilities of approximately $272.7 million. In this transaction, Kinder Morgan Energy Partners, L.P. acquired Kinder Morgan Texas Pipeline, L.P. and MidCon NGL Corp. (both of which were converted to single-member limited liability companies), the Casper and Douglas natural gas gathering and processing systems, a 50% interest in Coyote Gas Treating Limited Liability Company and a 25% interest in Thunder Creek Gas Services, L.L.C. The purchase price for the transaction was determined by the boards of directors of Kinder Morgan, Inc. and Kinder Morgan G.P., Inc. for Kinder Morgan Energy Partners, L.P. based on pricing principles used in the acquisition of similar assets as well as a fairness opinion from the investment banking firm of A.G. Edwards & Sons, Inc.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT OF OUR COMPANY, OF KINDER MORGAN ENERGY PARTNERS, L.P.
                           AND OF KINDER MORGAN, INC.

     The following table sets forth information as of May 31, 2002 regarding the beneficial ownership of (a) our shares, (b) Kinder Morgan Energy Partners, L.P. common units, and (c) Kinder Morgan, Inc. shares of common stock, by each of our directors, each of our five most highly compensated executive officers and all of our directors and executive officers as a group, and by each of Kinder Morgan, Inc.'s directors, and by each of its executive officers. Our individual directors are also the directors of the general partner of Kinder Morgan Energy Partners, L.P. Unless otherwise noted, the address of each person below is 500 Dallas Street, Suite 1000, Houston, Texas 77002. Additional information regarding the executive officers and directors of our company and Kinder Morgan, Inc. can be found in Attachment C to this proxy statement.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                                              KINDER MORGAN ENERGY
                                                                 PARTNERS, L.P.          KINDER MORGAN, INC.
                                         OUR SHARES               COMMON UNITS               COMMON STOCK
                                   -----------------------   -----------------------   ------------------------
                                   NUMBER OF    PERCENTAGE   NUMBER OF    PERCENTAGE    NUMBER OF    PERCENTAGE
NAME                               SHARES(2)     OF CLASS     UNITS(3)     OF CLASS     SHARES(4)     OF CLASS
----                               ----------   ----------   ----------   ----------   -----------   ----------
Richard D. Kinder(5)............      26,339          *         305,200          *      23,995,092      19.69%
William V. Morgan(6)............          --         --           4,000          *       3,500,000       2.87%
Edward O. Gaylord...............          --         --          33,000          *           2,000          *
Gary L. Hultquist(7)............          --         --           9,000          *              --         --
Perry M. Waughtal(8)............      31,424          *          33,300          *          20,000          *
William V. Allison(9)...........          --         --          16,000          *          20,000          *
David G. Dehaemers, Jr.(10).....          --         --          27,000          *         232,500          *
Joseph Listengart(11)...........          --         --          14,198          *          65,550          *
Michael C. Morgan(12)...........       3,139          *           6,000          *         242,500          *
C. Park Shaper(13)..............       2,122          *          85,000          *         145,500          *
Kinder Morgan, Inc.(14).........   6,409,772      20.27%     19,505,627      15.01%             --         --
Directors and Executive Officers
  of Kinder Morgan Management,
  LLC as a group (15
  persons)(15)..................   6,476,778      20.48%     20,182,457      15.53%     28,922,740      23.59%
Other Directors and Executive
  Officers of Kinder Morgan,
  Inc.
Edward H. Austin(16)............          --         --          20,000          *         226,880          *
William J. Hybl(17).............          --         --           1,000          *          64,424          *
Charles W. Battey(18)...........          --         --              --         --          70,470          *
H. A. True, III(19).............          --         --              --         --          46,500          *
Stewart A. Bliss(20)............          --         --              --         --          46,175          *
Edward Randall, III(21).........          --         --          44,296          *         163,000          *
Fayez Sarofim(22)...............          --         --       6,993,697       5.38%      2,257,618       1.85%
Ted A. Gardner(23)..............          --         --          53,204          *         263,659          *

---------------

  *  Less than 1%.

 (1) Except as noted otherwise, all of our shares, Kinder Morgan Energy Partners, L.P. common units and Kinder Morgan, Inc. shares of common stock are owned with sole voting power and sole investment power.

 (2) Represents our shares. As of May 31, 2002, there were 31,617,903 shares issued and outstanding. In all cases, Kinder Morgan Energy Partners, L.P. i-units will be voted in proportion to the affirmative and negative votes, abstentions and non-votes of owners of our shares. Through the provisions in the

     Kinder Morgan Energy Partners, L.P. partnership agreement and our limited liability company agreement, the number of our outstanding shares and the number of Kinder Morgan Energy Partners, L.P. i-units will at all times be equal. Furthermore, our shareholders at present have the option to exchange any or all of their shares for common units owned by Kinder Morgan, Inc., directly or indirectly through its subsidiaries, at an exchange rate of one share for one common unit. At any time, instead of delivering a common unit, Kinder Morgan, Inc. may elect to make a cash payment in respect of any share surrendered for exchange by giving notice of the election to the tendering holder not more than three trading days after such share is surrendered for exchange. The numbers of common units of Kinder Morgan Energy Partners, L.P. reported in the table do not include any common units which might be received upon surrender of our shares reflected in the table pursuant to exercises of the exchange feature. If the proposal set forth in this proxy statement is approved, the exchange feature will be eliminated.

 (3) As of May 31, 2002, Kinder Morgan Energy Partners, L.P. had 129,920,018 common units issued and outstanding.

 (4) As of May 31, 2002, Kinder Morgan, Inc. had 121,837,451 shares of common stock issued and outstanding.

 (5) Includes (a) 7,100 common units of Kinder Morgan Energy Partners, L.P. owned by Mr. Kinder's spouse and (b) 5,100 shares of Kinder Morgan, Inc. common stock owned by Mr. Kinder's spouse. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these units and shares.

 (6) Portcullis Partners, LP, a Texas limited partnership beneficially owned by Mr. Morgan and his wife, Sara S. Morgan, holds the Kinder Morgan, Inc. shares of common stock. Mr. Morgan indirectly beneficially owns the 3,500,000 Kinder Morgan, Inc. shares of common stock held by Portcullis Partners, LP and has indirectly shared voting and investment power over those shares. Includes 1,000,000 Kinder Morgan, Inc. shares of common stock held by Portcullis Partners, LP subject to a costless collar that expires in August 2003.

 (7) Includes options to purchase 6,000 common units of Kinder Morgan Energy Partners, L.P. currently exercisable or exercisable within 60 days of May 31, 2002.

 (8) Includes options to purchase 6,000 common units of Kinder Morgan Energy Partners, L.P. currently exercisable or exercisable within 60 days of May 31, 2002.

 (9) Includes options to purchase 16,000 common units of Kinder Morgan Energy Partners, L.P. currently exercisable or exercisable within 60 days of May 31, 2002, and 17,500 restricted shares of Kinder Morgan, Inc. common stock.

(10) Includes options to purchase 212,500 Kinder Morgan, Inc. shares of common stock currently exercisable or exercisable within 60 days of May 31, 2002, and 17,500 restricted shares of Kinder Morgan, Inc. common stock.

(11) Includes options to purchase 10,000 common units of Kinder Morgan Energy Partners, L.P. and 45,050 Kinder Morgan, Inc. shares of common stock, in each case, currently exercisable or exercisable within 60 days of May 31, 2002, and includes 17,500 restricted shares of Kinder Morgan, Inc. common stock.

(12) Includes options to purchase 212,500 Kinder Morgan, Inc. shares of common stock currently exercisable or exercisable within 60 days of May 31, 2002, and 17,500 restricted shares of Kinder Morgan, Inc. common stock.

(13) Includes options to purchase 87,500 Kinder Morgan, Inc. shares of common stock currently exercisable or exercisable within 60 days of May 31, 2002, and 17,500 restricted shares of Kinder Morgan, Inc. common stock.

(14) Includes common units of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. and its consolidated subsidiaries, including 1,724,000 common units owned by Kinder Morgan G.P., Inc. The 5,313,400 Class B units of Kinder Morgan Energy Partners, L.P. owned by Kinder Morgan, Inc. are not now convertible into common units, and therefore are not given effect here.

(15) Includes 6,409,772 shares of Kinder Morgan Management, LLC and 19,505,627 common units of Kinder Morgan Energy Partners, L.P., in each case owned by Kinder Morgan, Inc. and its consolidated subsidiaries. Kinder Morgan, Inc. is a director of Kinder Morgan Management, LLC. Includes options to purchase 64,000 common units of Kinder Morgan Energy Partners, L.P. and 778,550 shares of Kinder Morgan, Inc. common stock, in each case, currently exercisable or exercisable within 60 days of May 31, 2002, and includes 122,500 restricted shares of Kinder Morgan, Inc. common stock.

(16) Includes options to purchase 55,000 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002.

(17) Includes options to purchase 50,500 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002. Includes 600 shares of Kinder Morgan, Inc. common stock owned by Mr. Hybl's spouse. Mr. Hybl disclaims any and all beneficial or pecuniary interest in these 600 shares.

(18) Includes options to purchase 50,500 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002.

(19) Includes options to purchase 41,500 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002.

(20) Includes options to purchase 41,500 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002.

(21) Includes options to purchase 37,000 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002.

(22) Mr. Sarofim may be deemed to be the beneficial owner of 2,247,618 shares of Kinder Morgan, Inc. common stock. Of these shares, Mr. Sarofim has sole voting and investment power with respect to 1,510,000 shares which are owned of record and beneficially by him, and may be deemed to have shared voting and investment power as to 727,618 shares of Kinder Morgan, Inc. common stock. Of the securities which are not subject to sole voting and investment power, 502,576 shares are held in investment advisory accounts managed by Fayez Sarofim & Co. for numerous clients, 160,251 shares are held by Sarofim International Management Company for its own account, 26,900 shares are held in investment advisory accounts managed by Sarofim International Management Company, and 4,500 shares are held in investment advisory accounts managed by Sarofim Trust Co. Fayez Sarofim & Co. is an Investment Adviser registered under the Investment Advisers Act of 1940, of which Mr. Sarofim is Chairman of the Board, President, and, through a holding company, majority shareholder. Sarofim International Management Company and Sarofim Trust Co. are wholly-owned subsidiaries of Fayez Sarofim & Co. Additionally, 33,391 shares are held in trusts of which Mr. Sarofim is trustee, as to which he shares voting and investment power but has no beneficial interest. In addition to the 2,247,618 shares described above, includes options to purchase 10,000 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002. With respect to information regarding Mr. Sarofim's and Fayez Sarofim & Co.'s holdings of Kinder Morgan Energy Partners, L.P.'s common units, see the table titled "Kinder Morgan Energy Partners, L.P." below in this section.

(23) Includes options to purchase 32,500 shares of Kinder Morgan, Inc. common stock currently exercisable or exercisable within 60 days of May 31, 2002.

     The following tables set forth information as of December 31, 2001 regarding all persons, other than Richard D. Kinder or Kinder Morgan, Inc., known by us to beneficially own more than 5% of (a) our outstanding shares, (b) Kinder Morgan, Inc.'s outstanding common stock and (c) Kinder Morgan Energy Partners, L.P.'s outstanding common units. Information for persons who have reported that their beneficial ownership has fallen below 5% since December 31, 2001, has been omitted. Kinder Morgan, Inc. and its subsidiaries own all 5,313,400 of Kinder Morgan Energy Partners, L.P.'s outstanding Class B units.

                         KINDER MORGAN MANAGEMENT, LLC

                                                              SHARES BENEFICIALLY   PERCENTAGE
BENEFICIAL OWNER                                                     OWNED          OF CLASS(3)
----------------                                              -------------------   -----------
Capital Group International, Inc............................       3,261,210(1)        10.64%
Massachusetts Financial Services Company....................       1,597,781(2)         5.22%

---------------

(1) Information as presented in Schedule 13G/A filed by Capital Group International, Inc. and its subsidiary Capital Guardian Trust Company on February 11, 2002. Includes 2,515,030 shares over which they have sole voting power, 0 shares over which they have shared voting power, 3,261,210 shares over which they have sole investment power and 0 shares over which they have shared investment power. They disclaim beneficial ownership of the shares but may be deemed to be the beneficial owners of the shares. Capital Group International, Inc.'s and Capital Guardian Trust Company's address is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(2) Information as presented in Schedule 13G filed by Massachusetts Financial Services Company on February 12, 2002. Includes 1,597,781 shares over which it has sole voting and investment power and 0 shares over which it has shared voting and investment power. Massachusetts Financial Services Company's address is 500 Boylston Street, Boston, Massachusetts 02116.

(3) The percentage listed in the column entitled "Percentage of Class" is calculated based on 30,636,361 of our shares outstanding on December 31, 2001, the date as of which information is given in the Schedules 13G mentioned in these footnotes.

                              KINDER MORGAN, INC.

                                                                                   PERCENTAGE
                                                                    SHARES             OF
BENEFICIAL OWNER                                              BENEFICIALLY OWNED    CLASS(3)
----------------                                              ------------------   ----------
Janus Capital Corporation...................................      8,046,400(1)       6.49%
Davis Selected Advisers, L.P................................      8,037,270(2)       6.48%

---------------

(1) Information as presented in Schedule 13G filed by Janus Capital Corporation and Thomas H. Bailey on February 14, 2002. Includes 8,046,400 shares over which Janus Capital Corporation has, and Mr. Bailey may be deemed to have as the Chairman, President and Chief Executive Officer of Janus Capital Corporation, sole voting and investment power. Janus Capital Corporation's and Mr. Bailey's address is 100 Fillmore Street, Denver, Colorado 80206.

(2) Information as presented in Schedule 13G filed by Davis Selected Advisers, L.P. on February 17, 2002. Includes 8,037,270 shares over which Davis Selected Advisers, L.P. has sole voting and investment power. Davis Selected Advisers, L.P.'s address is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

(3) The percentage listed in the column entitled "Percentage of Class" is calculated based on 124,067,642 shares of Kinder Morgan, Inc. common stock outstanding on December 31, 2001, the date as of which information is given in the Schedules 13G mentioned in these footnotes.

                      KINDER MORGAN ENERGY PARTNERS, L.P.

                                                                 COMMON UNITS      PERCENTAGE OF
BENEFICIAL OWNER                                              BENEFICIALLY OWNED     CLASS(3)
----------------                                              ------------------   -------------
Goldman, Sachs & Co.........................................      7,402,780(1)        5.70%
Fayez Sarofim & Co..........................................      6,993,697(2)        5.39%

---------------

(1) Information as presented in Schedule 13G/A filed by Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. on February 14, 2002. Includes 0 common units over which they have sole voting and investment power and 7,402,780 common units over which they have shared voting and investment power. Goldman, Sachs & Co.'s and The Goldman Sachs Group, Inc.'s address is 10 Hanover Square, New York, New York 10005.

(2) Information as presented in Schedule 13G filed by Fayez Sarofim & Co. and Fayez Sarofim on February 15, 2002. Includes 0 common units over which Fayez Sarofim & Co. sole voting power, 4,103,830 common units over which Fayez Sarofim & Co. has shared voting power, 0 common units over which Fayez Sarofim & Co. has sole investment power and 4,989,697 common units over which Fayez Sarofim & Co. has shared investment power. Includes 2,000,000 common units over which Mr. Sarofim has sole voting and investment power, 4,107,830 common units over which Mr. Sarofim has shared voting power and 4,993,697 common units over which Mr. Sarofim has shared investment power. Fayez Sarofim & Co.'s and Mr. Sarofim's address is 2907 Two Houston Center, Houston, Texas 77010.

(3) The percentage listed in the column entitled "Percentage of Class" is calculated based on 129,855,018 Kinder Morgan Energy Partners, L.P. common units outstanding on December 31, 2001, the date as of which information is given in the Schedules 13G mentioned in these footnotes.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement includes forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as anticipate, believe, intend, plan, projection, forecast, strategy, position, continue, estimate, expect, may, should, will, or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events or future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of our operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of us, Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc. and our and their affiliates to control or predict. Since our success as a company is dependent on our management and control of the business and affairs of Kinder Morgan Energy Partners, L.P. and its resulting performance, many of the following factors relate to the businesses and operations of Kinder Morgan Energy Partners, L.P. Specific factors that could cause actual results to differ from those in the forward-looking statements include but are not limited to the following:

     - price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, coal and other bulk materials in the United States; economic activity, weather, alternative energy sources, conservation and technological advances may affect price trends and demand;

     - changes in Kinder Morgan Energy Partners, L.P.'s tariff rates implemented by the Federal Energy Regulatory Commission or the California Public Utilities Commission;

     - Kinder Morgan Energy Partners, L.P.'s and Kinder Morgan, Inc.'s ability to integrate any acquired operations into its existing operations;

     - the ability of Kinder Morgan Energy Partners, L.P. to acquire new businesses and assets and to make expansions to its facilities;

     - difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to Kinder Morgan Energy Partners, L.P.'s terminals;

     - Kinder Morgan Energy Partners, L.P.'s ability to successfully identify and close acquisitions and make cost-saving changes in operations;

     - shut-downs or cutbacks at major refineries, petrochemical or chemical plants, utilities, military bases or other businesses that use or supply Kinder Morgan Energy Partners, L.P.'s services;

     - changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies may adversely affect Kinder Morgan Energy Partners, L.P.'s or Kinder Morgan, Inc.'s business or their ability to compete;

     - the ability of Kinder Morgan Management LLC and Kinder Morgan Energy Partners, L.P. to offer and sell equity securities, including amended shares, and Kinder Morgan Energy Partners, L.P.'s ability to sell debt securities or obtain debt financing in sufficient amounts to raise equity and debt financing to implement that portion of the business plan of Kinder Morgan Energy Partners, L.P.'s that contemplates growth through acquisitions of operating businesses and assets and expansions of its facilities;

     - Kinder Morgan Energy Partners, L.P.'s indebtedness could make it vulnerable to general adverse economic and industry conditions, limit its ability to borrow additional funds, place it at competitive disadvantages compared to its competitors that have less debt, or have other adverse consequences;

     - interruptions of electric power supply to facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

     - acts of sabotage and terrorism for which insurance is not available at reasonable premiums;

     - the condition of the capital markets and equity markets in the United States, particularly the trading market for the existing shares, the amended shares, the common units of Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc. common stock, and the liquidity of the trading markets for such securities;

     - the political and economic stability of the oil producing nations of the world;

     - national, international, regional and local economic, competitive and regulatory conditions and developments;

     - ability to achieve cost savings and revenue growth;

     - rates of inflation;

     - interest rates;

     - the pace of deregulation of retail natural gas and electricity;

     - the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products; and

     - the timing and success of business development efforts.

You should not put an undue reliance on forward-looking statements.

                             ADDITIONAL INFORMATION

     We, Kinder Morgan Energy Partners, L.P., and Kinder Morgan, Inc., file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. Our and their current filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we or they file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room and copy charges.

     Because our shares, Kinder Morgan Energy Partners, L.P.'s common units and Kinder Morgan, Inc.'s common stock are listed on the New York Stock Exchange, our and their reports, proxy statements and other information can be reviewed and copied at the office of that exchange at 20 Broad Street, New York, New York 10005.

     Copies of any of the documents incorporated by reference in this proxy statement, but not delivered to you with this proxy statement, will be provided to you upon your request at our cost. You should request these documents from Investor Relations at (713) 369-9000 or send a written request to: Company Secretary, Kinder Morgan Management, LLC, 500 Dallas, Suite 1000, Houston, Texas 77002. We will send by first class mail or other equally prompt means a copy of any and all information so requested (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates) within one business day of our receipt of such request. We have been provided with sufficient quantities of these reports in order for us to be able to send them to requesting shareholders.

                           INCORPORATION BY REFERENCE


     As permitted by the Securities and Exchange Commission rules, this proxy statement does not contain all of the information required by the proxy statement rules. The Securities and Exchange Commission allows us to incorporate by reference information into this proxy statement, which means that we can disclose important information by referring you to another document that is attached as an exhibit to this proxy statement or filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information which is modified or superseded by the information in this proxy statement. This proxy statement incorporates by reference the documents listed below. Each of the documents listed below has been filed as an exhibit to this proxy statement and is being delivered with this proxy statement.



     - the Annual Report on Form 10-K of Kinder Morgan Management, LLC for the year ended December 31, 2001, as amended by Form 10-K/A, including as Annex A thereto the Annual Report on Form 10-K of Kinder Morgan Energy Partners, L.P. for the year ended December 31, 2001;



     - the Annual Report on Form 10-K of Kinder Morgan Energy Partners, L.P. for the year ended December 31, 2001, which is attached as Annex A to the Annual Report on Form 10-K of Kinder Morgan Management, LLC for the year ended December 31, 2001 referred to above;



     - the Annual Report on Form 10-K of Kinder Morgan, Inc. for the year ended December 31, 2001;



     - the Proxy Statement of Kinder Morgan, Inc. dated April 1, 2002 related to its 2002 Annual Meeting of Stockholders;



     - the Quarterly Report on Form 10-Q of Kinder Morgan Management, LLC for the quarter ended March 31, 2002;



     - the Quarterly Report on Form 10-Q of Kinder Morgan Energy Partners, L.P. for the quarter ended March 31, 2002;



     - the Quarterly Report on Form 10-Q of Kinder Morgan, Inc. for the quarter ended March 31, 2002;

     - the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. filed on March 12, 2002; and



     - the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. filed on March 15, 2002.

                     ATTACHMENT A TO THE PROXY STATEMENT OF
                         KINDER MORGAN MANAGEMENT, LLC

                             PROPOSED AMENDMENT TO
                      LIMITED LIABILITY COMPANY AGREEMENT
                        OF KINDER MORGAN MANAGEMENT, LLC

NOTE: Text proposed to be deleted appears in brackets. Text proposed to be added appears between double asterisks.

                        **SECOND** AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         KINDER MORGAN MANAGEMENT, LLC
                 DATED AS OF [MAY 14, 2001]** ---------, 2002**

ARTICLE 1  DEFINITIONS..............................................    1
  1.1   Definitions.................................................    1
  1.2   Construction................................................    5
ARTICLE 2  ORGANIZATION.............................................    6
  2.1   Continuation................................................    6
  2.2   Name........................................................    6
  2.3   Registered Office; Registered Agent; Principal Office; Other
        Offices.....................................................    6
  2.4   Purpose; Powers.............................................    6
  2.5   Foreign Qualification.......................................    6
  2.6   Power of Attorney...........................................    6
  2.7   Term........................................................    7
  2.8   Taxation as Corporation; No State-Law Partnership...........    7
  2.9   Title to Company Assets.....................................    7
ARTICLE 3  SHAREHOLDERS; CERTIFICATES; TRANSFER OF COMPANY              7
SECURITIES..........................................................
  3.1   Shareholders................................................    7
  3.2   No Liability to Third Parties...............................    8
  3.3   No Expulsion................................................    8
  3.4   Certificates................................................    8
  3.5   Register, Registration of Transfer and Exchange.............    8
  3.6   Mutilated, Destroyed, Lost or Stolen Certificates...........    9
ARTICLE 4  AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES.........   10
  4.1   Company Securities..........................................   10
  4.2   Voting Shares...............................................   10
  4.3   Listed Shares...............................................   12
  4.4   Splits and Combinations.....................................   14
  4.5   Withholding.................................................   14
ARTICLE 5  MANAGEMENT...............................................   14
  5.1   Management of the Company's Affairs.........................   14
  5.2   Board of Directors..........................................   15
  5.3   Restrictions on the Board of Directors' Authority...........   16
  5.4   Officers....................................................   16
  5.5   Compensation................................................   18
  5.6   Business Opportunities......................................   18
  5.7   Interested Officers or Directors............................   18
  5.8   Duties of Record Holders of Voting Shares and Directors.....   19
  5.9   Indemnification.............................................   19
  5.10  Liability of Indemnitees....................................   20
  5.11  Facsimile Signatures........................................   21

ARTICLE 6  BOOKS AND RECORDS; INFORMATION AND ACCOUNTS..............   21
  6.1   Maintenance of Books and Records............................   21
  6.2   Information.................................................   21
  6.3   Accounts....................................................   21
ARTICLE 7  DISSOLUTION, WINDING-UP AND TERMINATION..................   21
  7.1   Dissolution.................................................   21
  7.2   Winding-Up and Termination..................................   22
ARTICLE 8  AMENDMENT OF AGREEMENT; SHAREHOLDER MEETINGS; RECORD
           DATE.....................................................   22
  8.1   Amendment Procedures........................................   22
  8.2   Meetings....................................................   22
  8.3   Notice of a Meeting.........................................   22
  8.4   Record Date.................................................   22
  8.5   Adjournment.................................................   23
  8.6   Waiver of Notice; Approval of Meeting; Approval of
        Minutes.....................................................   23
  8.7   Quorum; Voting..............................................   23
  8.8   Special Voting Requirements.................................   23
  8.9   Conduct of Meeting..........................................   23
  8.10  Action Without a Meeting....................................   24
  8.11  Voting and Other Rights.....................................   24
ARTICLE 9  COVENANTS................................................   24
ARTICLE 10  GENERAL PROVISIONS......................................   25
  10.1  Fiscal Year.................................................   25
  10.2  Offset......................................................   25
  10.3  Notices.....................................................   25
  10.4  Entire Agreement............................................   25
  10.5  Waiver......................................................   25
  10.6  Binding Effect..............................................   25
  10.7  Governing Law; Severability.................................   25
  10.8  Further Action..............................................   25
  10.9  No Right to Action for Dissolution or Partition.............   25
        Third-Party Beneficiaries...................................   25
 10.10
        Creditors...................................................   25
 10.11
        Counterparts................................................   25
 10.12
Annex A -- Exchange Provisions................................. Annex A-1
Annex B -- Purchase Provisions................................. Annex B-1
Annex C -- Delegation of Control Agreement..................... Annex C-1

                        **SECOND** AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                         KINDER MORGAN MANAGEMENT, LLC

     This **Second** Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), dated as of [May 14, 2001] **________, 2002**, is adopted, executed and agreed to, for good and valuable consideration, by and among Kinder Morgan G.P., Inc., a Delaware corporation (the "Organizational Shareholder"), and any other Persons (as defined below) who **are or** become Shareholders (as defined below) of the Company or parties hereto as provided herein**, and amends and restates in its entirety the Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC dated as of May 14, 2001**.

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 Definitions. As used in this Agreement, except as defined otherwise in the [Exchange Provisions and the] Purchase Provisions (within [each of] which the definitions in which shall control), the following terms shall have the following respective meanings:

     "Act" means the Delaware Limited Liability Company Act, as amended from time to time, and any successor to such statute.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Second Amended and Restated Limited Liability Company Agreement, including [the Exchange Provisions and] the Purchase Provisions, as amended, supplemented or restated from time to time.

     "Assignee" means a Person to whom one or more Company Securities have been transferred in a manner permitted under this Agreement.

     "Average Market Price" means, except as otherwise provided in the Purchase Provisions, the average Closing Price of a Listed Share during the ten consecutive Trading Days prior to the applicable ex-dividend date, but not including that date. For the purpose of this definition, the term "ex-dividend date" means the date on which "ex-dividend" trading commences for a Share Distribution on the principal National Securities Exchange on which the Listed Shares are then listed.

     "Bankruptcy" or "Bankrupt" means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is insolvent or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in sub clauses (i) through (iv) of this clause
(a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 days have passed after the appointment without such Person's consent or the acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

     "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the date of this Agreement, and the terms "Beneficial Ownership," "Beneficially Own," "Beneficially Owned" and similar terms have correlative meanings.

     "Board of Directors" has the meaning assigned to it in Subsection 5.1(a).

     "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations in the State of New York or the State of Texas are closed.

     "Certificate" has the meaning assigned to it in Subsection 3.4(a).

     "Chairman of the Board" has the meaning assigned to it in Subsection
5.2(g).

     "Class B Unit" has the meaning assigned to it in the Partnership Agreement.

     "Closing Date" means the date of the sale by the Company of Listed Shares to the Underwriters pursuant to the Underwriting Agreement.

     "Closing Price" means (a) for securities that are listed on a National Securities Exchange, the last sale price for that day, regular way, or, if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal National Securities Exchange on which the securities are listed; or (b) for securities that are not listed on a National Securities Exchange, (i) the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the NASDAQ; (ii) if on that day the securities are not so quoted, the average of the closing bid and asked prices on that day furnished by a professional market maker in the securities selected by the Board of Directors in its sole discretion; or (iii) if on that day no market maker is making a market in the securities, the fair value of the securities as determined by the Board of Directors in its sole discretion.

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time and as interpreted by the applicable regulations thereunder. All references herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision or provisions of future Law.

     "Common Unit" has the meaning assigned to it in the Partnership Agreement.

     "Company" means Kinder Morgan Management, LLC, a Delaware limited liability company.

     "Company Securities" means the shares into which the interest in the Company is divided and includes Voting Shares, Listed Shares and any other shares that may be approved in accordance with Subsection 4.1(a), as the context requires.

     "Delegation of Control Agreement" means the Delegation of Control Agreement to be dated as of May 18, 2001 among the Organizational Shareholder, KMEP, the Operating Partnerships and the Company, attached hereto as Annex C, as amended, supplemented or restated from time to time.

     "Director" means a member of the Board of Directors elected as provided in
Section 5.2, but such term does not include any Person who has ceased to be a member of the Board of Directors. Directors are "managers" (as such term is defined in the Act) of the Company.

     "Dissolution Event" has the meaning assigned to it in Subsection 7.1(a).

     "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor to such statute and all rules and regulations promulgated thereunder.

     ["Exchange Provisions" means the Exchange Provisions executed and adopted by KMI and attached hereto as Annex A, as amended, supplemented or restated from time to time, which are an integral part of this Agreement.]

     "Group" means a "group" of Persons as defined in Section 13(d)(3) of the Exchange Act.

     "Indemnitees" means (a) the Record Holders of Voting Shares; (b) any Person who is or was an Affiliate of the Record Holders of Voting Shares; (c) any Person who is or was an officer, director, employee, partner, agent or trustee of the Record Holders of Voting Shares, the Company or any of their respective Affiliates; or (d) any Person who is or was serving at the request of the Record Holders of Voting Shares, the Company or any of their respective Affiliates as a director, officer, employee, partner, agent or trustee of another Person.

     "Initial Public Offering" means the consummation of the first underwritten public offering of Listed Shares pursuant to an effective registration statement filed under the Securities Act, as underwritten by the Underwriters pursuant to the Underwriting Agreement.

     "I-Unit" has the meaning assigned to it in the Partnership Agreement.

     "KMEP" means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

     "KMI" means Kinder Morgan, Inc., a Kansas corporation, and its successor by merger, consolidation or acquisition of all or substantially all of its assets.

     "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority, and includes any applicable rule of any National Securities Exchange on which Company Securities are traded or listed.

     "Listed Share" has the meaning assigned to it in Subsection 4.1(a).

     "NASDAQ" means the National Association of Securities Dealers Automatic Quotation System.

     "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

     "Officer" means any Person elected as an officer of the Company as provided in Section 5.4, but such term does not include any Person who has ceased to be an officer of the Company. Officers are "managers" (as such term is defined in the Act) of the Company.

     "Operating Partnerships" has the meaning assigned to it in the Partnership Agreement.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Company or any Affiliate thereof) acceptable to the Board of Directors, any committee thereof or any Officer.

     "Organizational Certificate" has the meaning assigned to it in Section 2.1.

     "Organizational Shareholder" means Kinder Morgan G.P., Inc., a Delaware corporation.

     "Outstanding" means, with respect to any Company Securities and any Units, all Company Securities or Units that are issued by the Company or KMEP, respectively, and reflected as outstanding on the books and records of the Company (including the Transfer Agent) or KMEP (including any transfer agent), respectively, as of the date of determination, excluding Company Securities and Units held in the treasury; provided, however, that if any Listed Shares are Beneficially Owned:

          (a) by any Person or Group, excluding the Record Holders of Voting Shares and their Affiliates, if the sum of the number of Listed Shares Beneficially Owned by such Person or Group plus the number of Common Units Beneficially Owned by such Person or Group equals 20% or more of the sum of the aggregate number of Listed Shares that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, but not including Listed Shares held in the treasury, plus the aggregate number of Common Units that are issued by KMEP and reflected as outstanding on the books and records of KMEP (including any transfer agent) as of the date of determination, but not including Common Units held in the treasury; or

          (b) by the Record Holders of Voting Shares or their Affiliates with respect to (i) a matter that is presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c) in order to determine the manner in which I-Units shall be voted with respect to (A) the proposed removal of the general partner of KMEP, (B) any vote required to be taken under Subsection 11.2(a) of the Partnership Agreement with respect to the transfer of all, but not less than all, of the Partnership Interest (as defined in the Partnership Agreement) of the general partner of KMEP and the admission of any such transferee as a general partner of KMEP, (C) a proposed amendment to the terms of the I-Units pursuant to Subsection 15.2 of the Partnership Agreement that would have a material adverse effect on the rights and preferences of the I-Units in relation to other classes of Units, as determined in the sole discretion of the Board of Directors, or
     (D) the proposed withdrawal of the general partner of KMEP pursuant to
     Section 13.1(b) of the Partnership Agreement, or (ii) a matter that the Record Holders of Listed Shares vote upon pursuant to Subsection 4.3(d),

then such Listed Shares so Beneficially Owned pursuant to clauses (a) and (b) above shall not be considered to be Outstanding for the purposes of Subsections 7.1(a)(ii) and 7.1(a)(iii) and Articles 8 and 9.

     "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of KMEP to be dated as of May 18, 2001, as amended, supplemented or restated from time to time.

     "Partnerships" means KMEP and the Operating Partnerships.

     "Person" means a natural person or an Entity.

     "Purchase Provisions" means the Purchase Provisions executed and adopted by KMI and attached hereto as Annex B, as amended, supplemented or restated from time to time, which are an integral part of this Agreement.

     "Record Date" means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of the Shareholders or entitled to vote by ballot or give approval of a Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of the Shareholders, (b) the identity of the Record Holders entitled to notice with respect to any other matter, or (c) the identity of the Record Holders entitled to receive any distribution, including a Share Distribution.

     "Record Holder" means the Person in whose name a Company Security is registered on the books and records of the Company or the Transfer Agent as contemplated in Section 3.5.

     "Registration Rights Agreement" means the Registration Rights Agreement to be dated as of May 18, 2001 among KMEP, KMI and the Company, as amended, supplemented or restated from time to time.

     "Securities Act" means the United States Securities Act of 1933, as amended from time to time, and any successor to such statute and all rules and regulations promulgated thereunder.

     "Securities and Exchange Commission" means the Securities and Exchange Commission of the United States and any successor thereto.

     "Share Distribution" means a distribution in respect of a Company Security made or required to be made in an additional Company Security or a fraction thereof to any Shareholder pursuant to the terms of the Company Securities held by such Shareholder.

     "Shareholder" means any Person admitted as a shareholder in accordance with Subsection 3.1(a), but such term does not include any Person who has ceased to be a Record Holder of any Company Security. Shareholders are "members" (as such term is defined in the Act) of the Company.

     "Shareholder Interest" means a limited liability company interest (as such term is defined in the Act) of a Shareholder, including the right to receive Share Distributions and other distributions from the Company, together with all other rights, benefits and privileges enjoyed by the Shareholder (under the Act, the Organizational Certificate, this Agreement or otherwise) in its capacity as a Shareholder, including the right to vote, consent and approve, and all obligations, duties and liabilities imposed on the Shareholder (under the Act, the Organizational Certificate, this Agreement or otherwise) in its capacity as a Shareholder.

     "Tax Indemnification Agreement" means the Tax Indemnification Agreement to be dated as of May 18, 2001 between KMI and the Company, as amended, supplemented or restated from time to time.

     "Trading Day" means, with respect to Listed Shares or Common Units, a day on which the principal National Securities Exchange on which the Listed Shares or Common Units, as the case may be, are listed is open for business or, if the Listed Shares or Common Units, as the case may be, are not listed on any National Securities Exchange, a day on which banking institutions in New York, New York generally are open.

     "Transfer Agent" means any bank, trust company or other Person (including the Company or any Affiliate) appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Company Securities. Initially, EquiServe Trust Company, N.A. shall be the Transfer Agent for the Listed Shares.

     "Treasury Regulations" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

     "Underwriters" means Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Dain Rauscher Incorporated, and First Union Securities, Inc., as representatives of the several underwriters named in
Schedule I to the Underwriting Agreement.

     "Underwriting Agreement" means the Underwriting Agreement dated as of May 14, 2001 among the Underwriters, the Company, the Organizational Shareholder, KMI and KMEP, providing for the purchase of Listed Shares by the Underwriters, as amended, supplemented or restated from time to time.

     "Unit" has the meaning assigned to it in the Partnership Agreement.

     "Voting Share" has the meaning assigned to it in Subsection 4.1(a).

     1.2  Construction.  Unless the context requires otherwise:

          (a) terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of this Agreement; [terms defined in the Exchange Provisions and also in this Agreement shall in the Exchange Provisions have the meanings ascribed to them therein; and] terms defined in the Purchase Provisions and also in this Agreement shall in the Purchase Provisions have the meanings ascribed to them therein;

          (b) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter;

          (c) references to Articles, Sections and Subsections (other than in connection with the Code, the Treasury Regulations or the Act) refer to Articles, Sections and Subsections, respectively, of this Agreement;

          (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection, except as otherwise provided in [the Exchange Provisions and] the Purchase Provisions;

          (e) "include," "includes" and "including" mean "include, without limitation," "includes, without limitation" and "including, without limitation," respectively;

          (f) terms defined herein include the plural as well as the singular;
     and

          (g) "or" is not exclusive.

                                   ARTICLE 2

                                  ORGANIZATION

     2.1 Continuation. The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation on February 14, 2001, as amended by a Certificate of Amendment filed on February 16, 2001 (as amended, supplemented or restated from time to time, the "Organizational Certificate"), pursuant to the Act. The Organizational Shareholder, as the initial Shareholder, hereby continues the existence of the Company as a limited liability company pursuant to the provisions of the Act.

     2.2 Name. The name of the Company is "Kinder Morgan Management, LLC" and all Company business must be conducted in that name or such other names that comply with Law and as the Board of Directors may select.

     2.3  Registered Office; Registered Agent; Principal Office; Other
Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Organizational Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in the manner provided by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Organizational Certificate or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be located at One Allen Center, Suite 1000, 500 Dallas Street, Houston, Texas 77002, or such other place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate.

     2.4 Purpose; Powers. The purposes of the Company are to be a limited partner in KMEP, to manage and control, directly or through one or more Affiliates, the business and affairs of KMEP and the Operating Partnerships pursuant to the Delegation of Control Agreement and to engage in any lawful business, purpose or activity related thereto. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other Law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

     2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

     2.6  Power of Attorney.

     (a) Each Shareholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, deliver and file (i) any amendment of the Organizational Certificate; (ii) this Agreement and any amendment to this Agreement, including any amendment to [the Exchange

Provisions and] the Purchase Provisions, made in accordance with the terms of this Agreement; and (iii) all such other instruments, documents and certificates that may from time to time be required by Law to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder's Shareholder Interest, and shall extend to all Assignees. Each Shareholder hereby agrees to be bound by any representation made by the Board of Directors or any Person authorized by the Board of Directors acting in good faith pursuant to such power of attorney, and each Shareholder hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Board of Directors or such authorized Person taken in good faith under such power of attorney. Each Shareholder shall execute and deliver to the Board of Directors or such authorized Person, within 15 days after receipt of a request therefor from the Board of Directors or such authorized Person, such further designation, powers of attorney and other instruments as the Board of Directors or such authorized Person deems necessary to effectuate this Agreement and the purposes of the Company.

     2.7 Term. The term of the Company commenced on February 14, 2001, which was the date of the filing of the Organizational Certificate in the office of the Secretary of State of the State of Delaware, and the Company's existence shall be perpetual, unless and until the Company is dissolved in accordance with
Article 7.

     2.8 Taxation as Corporation; No State-Law Partnership. The Company shall elect pursuant to Sections 301.7701-2 and 301.7701-3 of the Treasury Regulations to be treated as a corporation for all purposes under the Code. The Shareholders intend that the Company not be a partnership (including a limited partnership) or joint venture, that no Shareholder be a partner or joint venturer of any other Shareholder, and that this Agreement may not be construed to suggest otherwise.

     2.9 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

                                   ARTICLE 3

                          SHAREHOLDERS; CERTIFICATES;
                         TRANSFER OF COMPANY SECURITIES

     3.1  Shareholders.

     (a) A Person shall be admitted as a Shareholder, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise acquires a Company Security and becomes the Record Holder of such Company Security in accordance with the provisions of Section 3.5. Unless otherwise provided in this Agreement, a Person may become a Record Holder without the consent or approval of any of the Shareholders. All rights of Shareholders under this Agreement are owned, and may be exercised, only by Record Holders.

     (b) The name and mailing address of each Record Holder shall be listed on the books and records of the Company or the Transfer Agent. The Secretary of the Company shall be required to update the books and records from time to time as necessary to reflect accurately the information therein or to cause the

Transfer Agent to do so, as applicable. Company Securities shall be represented by the Certificates held by the Shareholders, except as provided in Subsection 3.4(b).

     3.2 No Liability to Third Parties. No Record Holder, Shareholder or Beneficial Owner of any Company Security shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, by reason of being a Record Holder, Shareholder or Beneficial Owner.

     3.3 No Expulsion. A Shareholder may not be expelled or removed as a Shareholder.

     3.4  Certificates.

     (a) Certificates evidencing any of the Company Securities ("Certificates") shall be in such form, not inconsistent with that required by the Act or any other Law and this Agreement, as shall be approved by the Board of Directors. Each Certificate shall certify the number of Company Securities and the class of such Company Securities which the Certificate represents and shall be signed by
(i) the Chairman of the Board, the President or any Vice President and (ii) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and countersigned by the Transfer Agent (in the event that the Company is not the Transfer Agent); provided, however, that any or all of the signatures, including the countersignature, on the Certificate may be facsimile. In the event that any Officer or Transfer Agent who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such person were such Officer or Transfer Agent on the date of issue. Certificates for each class of Company Securities shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name and number of Company Securities, except as provided in Subsection 3.4(b). No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent (in the event that the Company is not the Transfer Agent).

     (b) The Company Securities may be represented by global certificates issued in the name of Cede & Co. (or such other name as the depositary may direct), as nominee for the Depositary Trust Company, as depositary for the Company Securities, and Certificates shall not be issued to owners of beneficial interests in global certificates held by the depositary. Any provision herein calling for delivery of Certificates for Company Securities may be satisfied by delivering such Company Securities by book-entry transfer to such owners of beneficial interests at an account maintained for that purpose by the Transfer Agent with the depositary, in accordance with arrangements among the depositary and its participants and subject to the various policies and procedures that may be adopted by the depositary from time to time.

     3.5  Register, Registration of Transfer and Exchange.

     (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirement of the Board of Directors and subject to the provisions of Subsection 3.5(b), shall provide for the registration and transfer of Company Securities. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Company Securities and transfers of Company Securities as herein provided. At any time the Transfer Agent may resign, by notice to the Board of Directors, or may be removed, with or without cause, by the Board of Directors. Such resignation or removal shall be effective upon the earlier of (i) the appointment by the Board of Directors of a successor Transfer Agent and the acceptance by such successor of such appointment, or (ii) the 30th day after notice of such resignation or removal was given, whereupon the Company shall act as the Transfer Agent until a successor is appointed. The Company shall not recognize transfers of Company Securities unless the same are effected in the manner described in this Section
3.5. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of Subsection 3.5(b), the appropriate Officers of the Company shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Company Securities as were evidenced by the Certificate so surrendered.

     (b) The Company shall not recognize any transfer of Company Securities until (i) the Certificates evidencing such Company Securities are surrendered to the Transfer Agent for registration of transfer or (ii) such Company Securities are delivered by book-entry transfer to the Shareholder in accordance with
Section 3.4(b). No charge shall be imposed by the Company for such transfer; provided, however, that, as a condition to the issuance of any new Certificate under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge, surety bond premium, special charges for services requested by the transferor or transferee, or similar fees or charges that may be imposed with respect thereto.

     (c) By transfer of Company Securities in accordance with this Section 3.5, the transferor shall be deemed to have given the transferee the right to be admitted to the Company as a Shareholder, and each transferee of Company Securities (including any nominee holder or an agent acquiring such Company Securities for the account of another Person) shall become a Shareholder with respect to the Company Securities so transferred to such Person when any such transfer and admission is reflected in the books and records of the Transfer Agent, and such Person thereby becomes a Record Holder of such Company Securities.

     (d) The Company shall be entitled to recognize the Record Holder as the owner of Company Securities and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Company Securities on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law. Except as otherwise provided in this Agreement or by Law, including the Securities Act, Company Securities shall be freely transferable to any Person. The transfer of any Company Securities and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

     (e) Any Share Distribution or other distribution in respect of Company Securities shall be made by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set by the Board of Directors for the Share Distribution or other distribution. The making of such Share Distribution or other distribution shall constitute full payment and satisfaction of the Company's liability in respect of such Share Distribution or other distribution regardless of any claim of any Person who may have an interest in such Share Distribution or other distribution by reason of an assignment or otherwise.

     3.6  Mutilated, Destroyed, Lost or Stolen Certificates.

     (a) If any mutilated Certificate is surrendered to the Transfer Agent, then the appropriate Officers on behalf of the Company shall execute, and upon the Company's request the Transfer Agent shall countersign and deliver in exchange for, a new Certificate evidencing the same aggregate number and type of Company Securities as the Certificate so surrendered.

     (b) The appropriate Officers on behalf of the Company shall execute, and upon the Company's request the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

          (i) makes proof by affidavit in form and substance satisfactory to an Officer that a previously issued Certificate has been lost, destroyed or stolen;

          (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii) if requested, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

          (iv) satisfies any other reasonable requirements imposed by the Company, including the requirement to make a payment pursuant to Subsection 3.6(c).

     If a Shareholder fails to notify the Company within a reasonable time after such Shareholder has notice of the loss, destruction or theft of a Certificate, and a transfer of the Company Securities represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

     (c) As a condition to the issuance of any new Certificate under this
Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

                                   ARTICLE 4

                AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES

     4.1  Company Securities.

     (a) The Company shall have authority to issue an unlimited number of Company Securities, including Company Securities with the rights set forth in
Section 4.2 (the "Voting Shares") and Company Securities with the rights set forth in Section 4.3[, the Exchange Provisions] and the Purchase Provisions (the "Listed Shares"). Subject to the requirements of the Act and other applicable Law, the Board of Directors shall have the power to cause the Company to issue additional Listed Shares and Voting Shares. The Board of Directors shall also have the power to cause the Company to issue shares into which the interest in the Company may be further divided other than the Voting Shares and the Listed Shares, subject to the requisite approval by the Record Holders of Listed Shares pursuant to Subsection 4.3(d)(ii).

     (b) The total number of Company Securities that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, excluding Company Securities held in the treasury, shall at all times equal the number of I-Units held by the Company. If the number of I-Units held by the Company increases or decreases, the Company shall by the same number increase or decrease, as the case may be, the number of Company Securities that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, excluding Company Securities held in the treasury, (i) in the event of an increase in the number of I-Units, by making to each Record Holder of Company Securities a pro rata Share Distribution or by effecting a split of Company Securities pursuant to Section 4.5, or (ii) in the event of a decrease in the number of I-Units, by effecting a combination of Company Securities pursuant to Section 4.5.

     (c) Company Securities issued as Share Distributions or issued for such consideration as the Board of Directors determines to be appropriate shall be deemed to be fully paid, and except to the extent specified in Section 18-607(b) of the Act, non-assessable if the entire amount of such consideration has been received by the Company for such Company Securities.

     4.2  Voting Shares.

     (a) Prior to the execution of this Agreement, one (1) Voting Share was issued to the Organizational Shareholder. The Organizational Shareholder and its Affiliates shall be the sole Record Holders of Voting Shares. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Voting Shares are as set forth in this Section
4.2. Each Voting Share shall be identical in every respect with each other Voting Share.

     (b) The Record Holders of Voting Shares shall be entitled to one vote per Voting Share on matters submitted to a vote or consent of the Record Holders of Voting Shares, as provided in Subsection 4.2(d) and elsewhere in this Agreement; provided, however, that neither any Record Holder of Voting Shares nor any of its Affiliates may vote any Voting Shares with respect to a matter that is presented to the Record Holders of Voting Shares pursuant to Subsection 4.2(d) in order to determine the manner in which I-

Units shall be voted with respect to (i) the proposed removal of the general partner of KMEP under Section 13.2 of the Partnership Agreement, (ii) any vote required to be taken under Section 11.2(a) of the Partnership Agreement with respect to the transfer of all, but not less than all, of the Partnership Interest (as defined in the Partnership Agreement) of the general partner of KMEP and the admission of any such transferee as a general partner of KMEP,
(iii) a proposed amendment to the terms of the I-Units pursuant to Subsection
15.2 of the Partnership Agreement that would have a material adverse effect on the rights and preferences of the I-Units in relation to other classes of Units, as determined in the sole discretion of the Board of Directors, or (iv) the proposed withdrawal of the general partner of KMEP pursuant to Section 13.1(b)(i) of the Partnership Agreement.

     (c) Except as otherwise provided in Subsection 4.1(b) and Section 4.5, a Share Distribution in respect of each Voting Share shall be made only in the event that (i) KMEP makes a cash distribution in respect of each Common Unit and makes a corresponding distribution of an additional I-Unit, or fraction thereof, in respect of each I-Unit, or (ii) in a merger, consolidation, exchange, reorganization, recapitalization or similar transaction the record holders of Common Units and Class B Units receive a cash distribution and the record holder of I-Units receives a corresponding distribution of additional I-Units, or fractions thereof; and no other Share Distribution shall be made in respect of Voting Shares. Such Share Distribution in respect of each Voting Share shall be made on the date on which KMEP makes a cash distribution in respect of each Common Unit. Each such Share Distribution per Voting Share shall be an additional Voting Share, or a fraction thereof, equal to the amount of the cash distribution made by KMEP in respect of each Common Unit divided by the Average Market Price per Listed Share. Except as otherwise provided in Section 7.2, no distribution in respect of Voting Shares shall be made in cash. Each fractional Voting Share that is created as a result of any Share Distribution in respect of Voting Shares pursuant to this Subsection 4.2(c) shall be equal to and represented by a fraction that is calculated to six decimal places (without rounding), and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Voting Share shall be disregarded without payment or other consideration and shall not be accumulated. Each Voting Share or fraction thereof issued as a Share Distribution shall bear a date of original issuance which is the same as the date on which such Share Distribution was made and shall be duly authorized, fully paid and nonassessable. The Company shall identify the Record Holders entitled to receive any Share Distributions pursuant to this Subsection 4.2(c) in accordance with Section 3.5.

     (d) The Partnership Agreement provides that, except with respect to certain matters, including certain amendments to the Partnership Agreement, the transfer of all, but not less than all, of the Partnership Interest (as defined in the Partnership Agreement) of the general partner of KMEP, the withdrawal of the general partner of KMEP and the treatment of KMEP as an association taxable as a corporation or other entity for federal income tax purposes, I-Units, Class B Units and Common Units are entitled to vote together as a single class, and each I-Unit is entitled to one vote. The Company or the Board of Directors shall submit to the vote of the Record Holders of Voting Shares any matter on which the Company is entitled to vote as a record holder of I-Units in order to ascertain the manner in which such I-Units shall be voted. For each Voting Share or fraction thereof that has been voted "for" the matter presented to the Record Holders of Voting Shares, the Company shall vote one I-Unit or an equivalent fraction "for" such corresponding matter when presented to the record holder of I-Units, such that the number of Voting Shares voted "for" such matter presented to the Record Holders of Voting Shares, in addition to the number of Listed Shares voted "for" such matter presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c), shall equal the number of I-Units voting "for" such corresponding matter when presented to the record holder of I-Units. For each Voting Share or fraction thereof that has been voted "against" the matter presented to the Record Holders of Voting Shares, the Company shall vote one I-Unit or an equivalent fraction "against" such matter when presented to the record holder of I-Units, such that the number of Voting Shares voted "against" such matter presented to the Record Holders of Voting Shares, in addition to the number of Listed Shares voted "against" such matter presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c), shall equal the number of I-Units voting "against" such corresponding matter when presented to the record holder of I-Units. For each Voting Share or fraction thereof that has abstained from the vote or has not been voted, whether by broker non-vote or otherwise, on the matter presented to the Record Holders of Voting Shares, the Company shall abstain from voting one I-Unit or an equivalent fraction on such matter when presented to the record holder of I-Units, such that the number of Voting Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Voting Shares, in addition to the number of Listed Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c), shall equal the number of I-Units abstaining from voting on such corresponding matter when presented to the record holder of I-Units.

     4.3  Listed Shares.

     (a) As of the Closing Date, there shall be Outstanding 14,875,000 Listed Shares, and, in the event that the Underwriters exercise their option to purchase additional Listed Shares pursuant to the Underwriting Agreement, there shall be Outstanding up to 17,106,250 Listed Shares. The Listed Shares shall initially be listed on a National Securities Exchange. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Listed Shares are as set forth in this Section
4.3. Each Listed Share shall be identical in every respect with each other Listed Share.

     (b) The Record Holders of Listed Shares, in their capacity as such, shall not be entitled to vote except that each Record Holder of Listed Shares shall be entitled to one vote per Listed Share on any matter submitted by the Company to the Record Holders of Listed Shares pursuant to Subsections 4.3(c) or (d) or
Article 9 of this Agreement[, Section 6 of the Exchange Provisions] or Section 8 of the Purchase Provisions, subject to Subsection 4.3(e).

     (c) The Partnership Agreement provides that, except with respect to certain matters, including certain amendments to the Partnership Agreement, the transfer of all, but not less than all, of the Partnership Interest (as defined in the Partnership Agreement) of the general partner of KMEP, the withdrawal of the general partner of KMEP and the treatment of KMEP as an association taxable as a corporation or other entity for federal income tax purposes, the I-Units, Class B Units and Common Units are entitled to vote together as a single class, and each I-Unit is entitled to one vote. The Company or the Board of Directors shall submit to the vote of the Record Holders of Listed Shares entitled to vote any matter on which the Company is entitled to vote as a record holder of I-Units in order to ascertain the manner in which such I-Units shall be voted. For each Listed Share or fraction thereof that has been voted "for" the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall vote one I-Unit or an equivalent fraction "for" such corresponding matter when presented to the record holder of I-Units, such that the number of Listed Shares voted "for" such matter presented to the Record Holders of Listed Shares, in addition to the number of Voting Shares voted "for" such matter presented to the Record Holders of Voting Shares pursuant to Subsection 4.2(d), shall equal the number of I-Units voting "for" such corresponding matter when presented to the record holder of I-Units. For each Listed Share or fraction thereof that has been voted "against" the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall vote one I-Unit or an equivalent fraction "against" such matter when presented to the record holder of I-Units, such that the number of Listed Shares voted "against" such matter presented to the Record Holders of Listed Shares, in addition to the number of Voting Shares voted "against" such matter presented to the Record Holders of Voting Shares pursuant to Subsection 4.2(d), shall equal the number of I-Units voting "against" such corresponding matter when presented to the record holder of I-Units. For each Listed Share or fraction thereof that has abstained from the vote or has not been voted, whether by broker non-vote or otherwise, on the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall abstain from voting one I-Unit or an equivalent fraction on such matter when presented to the record holder of I-Units, such that the number of Listed Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Listed Shares, in addition to the number of Voting Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Voting Shares pursuant to Subsection 4.2(d), shall equal the number of I-Units abstaining from voting on such corresponding matter when presented to the record holder of I-Units.

     (d) The Company or the Board of Directors shall submit to the vote of Record Holders of Listed Shares entitled to vote thereon, in addition to the matters referred to in Subsection 4.3(c), (i) any matter for which the approval of the Record Holders of Listed Shares is required pursuant to Article 9, (ii) any proposed issuance of any new shares into which the interest in the Company may be divided other than the Voting Shares and the Listed Shares, and (iii) any proposed amendment to, or alteration or repeal of, this Agreement, including [the Exchange Provisions and] the Purchase Provisions, the Registration Rights Agreement, the Delegation of Control Agreement, or the Tax Indemnification Agreement if such proposed amendment, alteration or repeal would (A) reduce the time for any notice to which Record Holders of Listed Shares would be entitled, or (B) have a material adverse effect on the rights or preferences of Listed Shares, as determined in the sole discretion of the Board of Directors; provided, however, that any of the following amendments shall not be deemed to have a material adverse effect on the rights and preferences of Listed Shares:
(1) any amendment that is necessary or desirable to comply with applicable Law, compliance with which the Board of Directors determines in its sole discretion to be in the best interests of the Company and the Shareholders, and (2) any amendment that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement.

     (e) The following Persons or Groups, as the case may be, shall not be entitled to vote in their capacities as Record Holders of Listed Shares: (i) any Person or Group, excluding the Record Holders of Voting Shares and their Affiliates, if the sum of the number of Listed Shares Beneficially Owned by such Person or Group plus the number of Common Units Beneficially Owned by such Person or Group equals 20% or more of the sum of the aggregate number of Listed Shares that are Outstanding plus the aggregate number of Common Units that are Outstanding, and (ii) the Record Holders of Voting Shares and their Affiliates with respect to (A) a matter that is presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c) in order to determine the manner in which I-Units shall be voted with respect to (1) the proposed removal of the general partner of KMEP under Section 13.2 of the Partnership Agreement, (2) any vote required to be taken under Section 11.2(a) of the Partnership Agreement with respect to the transfer of all, but not less than all, of the Partnership Interest (as defined in the Partnership Agreement) of the general partner of KMEP and the admission of any such transferee as a general partner of KMEP, (3) a proposed amendment to the terms of the I-Units pursuant to Subsection 15.2 of the Partnership Agreement that would have a material adverse effect on the rights and preferences of the I-Units in relation to other classes of Units, as determined in the sole discretion of the Board of Directors, or (4) the proposed withdrawal of the general partner of KMEP pursuant to Section 13.1(b)(i) of the Partnership Agreement, and (B) a matter that is presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(d).

     (f) Except as otherwise provided in Subsection 4.1(b) and Section 4.5, a Share Distribution in respect of each Listed Share shall be made only in the event that (i) KMEP pays a cash distribution in respect of each Common Unit and pays a corresponding distribution of additional I-Units, or fractions thereof, in respect of the I-Units, or (ii) in a merger, consolidation, exchange, reorganization, recapitalization or similar transaction, the record holders of Common Units and Class B Units receive a cash distribution and the record holder of I-Units receives a corresponding distribution of additional I-Units, or fractions thereof; and no other Share Distribution shall be made in respect of each Listed Share. Except as provided in the Purchase Provisions, such Share Distribution in respect of each Listed Share shall be made on the date on which KMEP makes a cash distribution in respect of each Common Unit. Each such Share Distribution per Listed Share shall be an additional Listed Share, or a fraction thereof, equal to the amount of the cash distribution made by KMEP in respect of each Common Unit divided by the Average Market Price per Listed Share. Except as otherwise provided in Subsection 7.2(b), no distribution in respect of Listed Shares shall be made in cash. Each fractional Listed Share that is created as a result of any Share Distribution in respect of Listed Shares pursuant to this Subsection 4.3(f) shall be equal to and represented by a fraction that is calculated to six decimal places (without rounding), and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Listed Share shall be disregarded without payment or other consideration and shall not be accumulated. Each Listed Share or fraction thereof issued as a Share Distribution shall bear a date of original issuance which is the same as the date on which such Share Distribution was made and shall be duly authorized, fully paid and nonassessable. The Company shall identify the Record Holders entitled to receive any Share Distribution in accordance with Section 3.5.

     [(g) Record Holders of Listed Shares are entitled to exchange any or all of their Listed Shares for Common Units held by KMI or its Affiliates or, at the election of KMI, for cash, subject to the terms and conditions set forth in the Exchange Provisions.]

     [h]**(g)** Under certain circumstances set forth in the Purchase Provisions, Shareholders may be required to sell their Listed Shares to the Purchaser (as defined in the Purchase Provisions). The Purchase Provisions also set forth the rights of the Record Holders of Listed Shares to any distributions, including Share Distributions, on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made. The Purchase Provisions are attached as Annex B and are an integral part of this Agreement.

     [i]**(h)** Fractions of Listed Shares shall not be sold on a National Securities Exchange until they equal, in the aggregate, whole Listed Shares.

     4.4 Splits and Combinations. The Board of Directors may make a pro rata distribution of Company Securities to all Record Holders or may effect a subdivision or combination of Company Securities; provided, however, that after such distribution, subdivision or combination, each Shareholder shall have the same relative Shareholder Interest as before such distribution, subdivision or combination. In the event that (a) KMEP makes a pro rata distribution of KMEP securities to the record holder of all I-Units, (b) KMEP effects a subdivision or combination of the I-Units, or (c) KMEP is involved in a merger or similar transaction which has the effect of converting, subdividing or combining the I-Units, then the Board of Directors shall be required to make a corresponding distribution, adjustment, conversion, subdivision or combination of the Company Securities so that the number of outstanding I-Units and the aggregate number of Company Securities that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, excluding Company Securities held in the treasury, shall always be equal. Each fractional Company Security that is created as a result of any distribution, subdivision or combination pursuant to this Section 4.5 shall be equal to and represented by a fraction that is calculated to six decimal places (without rounding), and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Company Security shall be disregarded without payment or other consideration and shall not be accumulated.

     4.5 Withholding. Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any Law in connection with the payment of Share Distributions and other distributions in respect of Company Securities and shall remit amounts withheld to and file required forms with applicable taxing authorities. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable taxing authority. If an amount required to be withheld was not withheld from an actual Share Distribution or other distribution, the Company may reduce subsequent Share Distributions or other distributions by the amount of such required withholding. Each Shareholder agrees to furnish the Company such forms or other documentation as are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

                                   ARTICLE 5

                                   MANAGEMENT

     5.1  Management of the Company's Affairs.

     (a) As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested exclusively in a board of directors (the "Board of Directors") and, subject to the direction of the Board of Directors, the Officers. Officers and Directors constitute "managers" of the Company within the meaning of the Act.

     (b) No Shareholder, in its capacity as a Shareholder, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

     (c) The Board of Directors (subject to Section 5.3 and Article 9) and the Officers (subject to Section 5.4 and the direction of the Board of Directors) shall have full power and authority, in addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement or the Partnership Agreement to do all things on such terms as they, in their individual sole discretion, may deem necessary or appropriate, to conduct, or cause to be conducted, the business and affairs of the Company, except as set forth in the Delegation of Control Agreement.

     (d) It is expected that KMEP shall pay, or shall reimburse the Company for the payment of, all expenses incurred by the Company, including expenses in connection with (i) audits; (ii) filings with the Securities and Exchange Commission and any state securities agency; (iii) meetings of the Record Holders of Company Securities; (iv) the preparation, filing and distribution of proxy materials; (v) compensation to, and reimbursement of expenses incurred by, Officers and Directors, as provided under Section 5.5; (vi) winding up, as provided under Section 7.2; and (vii) foreign, state and local taxes not paid or reimbursed pursuant to the Tax Indemnification Agreement. However, to the extent that KMEP does not pay, or reimburse the Company for the payment of, the aforementioned expenses, Organizational Shareholder shall pay, or shall reimburse the Company for the payment of, all such expenses.

     5.2  Board of Directors.

     (a) Number. The number of Directors of the Company shall be established from time to time by the Record Holders of Voting Shares. Each Director shall be elected as provided in Subsection 5.2(b) and shall serve in such capacity until his successor has been elected and qualified or until such Director dies, resigns or is removed. The initial Board of Directors shall consist of six Directors.

     (b) Election of Directors; Term. The Record Holders of Voting Shares shall elect annually, whether at a meeting of the Record Holders of Voting Shares or by consent in accordance with Section 8.10, new Directors or shall re-elect existing Directors, each to serve a one-year term.

     (c) Vacancies and Removal. Subject to applicable Law, vacancies existing on the Board of Directors (including a vacancy created by virtue of an increase in the size of the Board of Directors) shall be filled by the Record Holders of Voting Shares or by the affirmative vote of a majority of the Directors then serving, even if less than a quorum. Each Director elected to fill any vacancy shall serve in such capacity until his successor has been elected and qualified or until such Director dies, resigns or is removed. Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the approval of the Record Holders of Voting Shares.

     (d) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act, other Law, or the provisions hereof:

          (i) each member of the Board of Directors shall have one vote;

          (ii) the presence at a meeting of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

          (iii) the act of a majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

     (e) Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board, the President (should the President be a Director) or on the written request of any two Directors or committee members, as applicable, by the Secretary, in each case on at least 24 hours personal, written, telegraphic, cable or wireless notice to each Director or committee member, as applicable. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by Law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Subsection 5.2(e)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by a majority of the members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting.

     (f) Committees. The Board of Directors, by a majority of the whole Board of Directors, may appoint one or more other committees of the Board of Directors to consist of two or more Directors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Subsection 5.2(f) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the act of a majority of such members present shall be deemed to constitute the act of such committee. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     (g) Chairman. The Board of Directors shall elect a chairman of the Board of Directors (the "Chairman of the Board"). The Chairman of the Board, if present and acting, shall preside at all meetings of the Board of Directors and of the Shareholders. Otherwise, the President, if present, and a Director, or any other Director chosen by the Board of Directors, shall preside. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be an Officer of the Company and shall have the same power and authority as the President.

     5.3 Restrictions on the Board of Directors' Authority. Except as otherwise specifically provided in this Agreement or by resolution of the Board of Directors, (1) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor to take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (2) no Director shall have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the Company.

     5.4  Officers.

     (a) Generally. The Board of Directors shall appoint agents of the Company, referred to as "Officers" of the Company, to serve in the offices set forth in this Section 5.4. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.4.

     (b) Titles and Number. The Officers of the Company shall be the Chairman of the Board, the President, any and all Vice Presidents, the Secretary, the Treasurer, any and all Assistant Secretaries, and any and all Assistant Treasurers and any other officer position or title as the Board of Directors may desire. Any person may hold two or more offices simultaneously.

     (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

     (d) Chairman of the Board. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the Chairman of the Board, subject to the direction of the Board of Directors, shall preside at all meetings of the Shareholders and the Board of Directors, shall supervise generally the President and shall have full authority to execute all documents and take all actions that the Company may legally take. The Chairman of the Board shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

     (e) President. The President shall be the Chief Executive Officer of the Company unless the Chairman of the Board is so designated, in which event the President shall be the Chief Operating Officer of the Company. In the absence of the Chairman of the Board, or if there be no Chairman of the Board, he shall preside at all meetings of the Shareholders and Directors. The Chief Executive Officer, whether the Chairman of the Board or the President, shall be ex officio a member of all standing committees, shall have general and active management and control of the business and affairs of the Company subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     (f) Vice Presidents. In the absence of the President and the Chairman of the Board, each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

     (g) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Shareholders, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by Law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by Law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

     (h) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors, the Chairman of the Board or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

     (i) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

     (j) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

     5.5 Compensation. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or any Affiliate thereof shall receive such compensation for their services as Directors or committee members as the Board of Directors shall determine. The members of the Board of Directors who are employees of the Company or any Affiliate thereof shall receive no compensation for their services as Directors or committee members. All the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

     5.6  Business Opportunities.

     (a) No Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, by Law or otherwise from engaging in other activities for profit, whether in the businesses engaged in by the Company or any Shareholder or anticipated to be engaged in by the Company or any Shareholder. Without limitation of and subject to the foregoing, each Indemnitee shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, business interests and activities in direct competition with the Company or any Shareholder, and none of the same shall breach any duty to the Company or any Shareholder. Neither the Company, the Shareholder nor any other Person shall have any rights by virtue of this Agreement, by Law or otherwise in any business ventures of any Indemnitee and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Company, any Shareholder or any other Person.

     (b) Without limitation of Subsection 5.6(a), and notwithstanding anything to the contrary in this Agreement, the competitive activities of Indemnitees and the restrictions on the Company's activities described in Section 2.4 are hereby approved by the Company and all Shareholders, and it shall not be deemed to be a breach of the fiduciary duty (if any such duty is owed) of the Board of Directors or the Record Holders of Voting Shares for the Board of Directors or the Record Holders of Voting Shares to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Company or any other Shareholder, if such activities are permitted by this Agreement.

     5.7 Interested Officers or Directors. No contract or transaction between the Company, on one hand, and the Record Holders of Voting Shares, any Affiliate thereof or any other Entity, on the other, in which an Officer or Director Beneficially Owns an interest or of which such Officer or Director is an Affiliate, or between the Company, on one hand, and any of its Officers or Directors, on the other, shall be void or voidable for this reason or because the Officer or Director is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or because his vote is counted for such purpose, if such contract or transaction is:

          (a) approved by a committee of the Board composed solely of members who have no interest in the contract or transaction;

          (b) on terms no less favorable than those generally being provided to or available from unrelated third parties, as determined in the sole discretion of the Board of Directors; or

          (c) fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, as determined in the sole discretion of the Board of Directors.

     5.8  Duties of Record Holders of Voting Shares and Directors.

     (a) Except as otherwise provided in this Agreement, the Record Holders of Voting Shares, the Directors and any of their Affiliates shall have no obligations whatsoever, by virtue of the relationships established pursuant to this Agreement, to take or refrain from taking any action that may impact the Company, the Shareholders or any Affiliate of the Company or a Shareholder.

     (b) The provisions of this Agreement, including Sections 5.6, 5.7 and 5.8, constitute an agreement to restrict or eliminate fiduciary and other duties pursuant to the provisions of Section 18-1101 of the Act.

     5.9  Indemnification.

     (a) The Indemnitees shall be entitled to mandatory indemnification and shall be entitled to be held harmless by KMEP and the Operating Partnerships to the extent and subject to the conditions provided in Section 6 of the Delegation of Control Agreement with the Organizational Shareholder, in its capacity as general partner of KMEP and the Operating Partnerships, hereby deeming it advisable that such indemnification and holding harmless shall (rather than may) be done and provided by KMEP and the Operating Partnerships to the fullest extent and subject to the conditions provided therein.

     (b) To the extent that the indemnification provisions of Section 6 of the Delegation of Control Agreement do not fully hold harmless any of the Indemnitees, then to the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, such Indemnitees shall be indemnified and held harmless by the Company, to the extent deemed advisable by the Board of Directors, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) a Record Holder of Voting Shares or any Affiliate thereof;
(ii) an officer, director, employee, partner, agent or trustee of a Record Holder of Voting Shares, the Company or any of their Affiliates; or (iii) a Person serving at the request of the Company in another Entity in a similar capacity, provided, that in each case the Indemnitee acted or failed to act in good faith and in the manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Subsection 5.9(b) shall be made only out of the assets of the Company, it being agreed that no Shareholder, in its capacity as such, shall be personally liable for such indemnification nor shall it have any obligation to contribute or loan any monies or property to the Company to enable the Company to effectuate such indemnification. The indemnification provided by this Subsection 5.9(b) shall be secondary to any other rights to which an Indemnitee may be entitled as contemplated under the Delegation of Control Agreement or any other agreement, pursuant to any vote of the Record Holders of Voting Shares, as a matter of Law or otherwise, both as to actions in the Indemnitee's capacity as (A) a Record Holder of Voting Shares or an Affiliate thereof; (B) an officer, director, employee, partner, agent or trustee of a Record Holder of Voting Shares, the Company or any of their Affiliates; or (C) a Person serving at the request of the Company in another Entity in a similar capacity, and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (c) To the fullest extent permitted by Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Subsections 5.9(a) or 5.9(b) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.9.

     (d) The Organizational Shareholder may purchase and maintain insurance, on behalf of the Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 5.9, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" for purposes of indemnities contemplated by Subsections 5.9(a) and 5.9(b); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

     (f) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part contemplated under this Section 5.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 5.9 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 5.9 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. Notwithstanding the foregoing, nothing herein shall limit the power or authority of the Partnership or any Operating Partnership to amend any provisions of the Partnership Agreement regarding indemnification and reimbursement or similar provisions.

     5.10  Liability of Indemnitees.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Shareholders or any other Person for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Indemnitee's fiduciary duty, in the event that such a duty is found to exist, if such Indemnitee acted in good faith and in the manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

     (b) Subject to its obligations and duties as set forth in this Article 5, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

     (c) Any amendment, modification or repeal of this Section 5.10 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 5.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     5.11 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer of the Company may be used whenever and as authorized by the Board of Directors.

                                   ARTICLE 6

                  BOOKS AND RECORDS; INFORMATION AND ACCOUNTS

     6.1 Maintenance of Books and Records. The Company shall keep at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and affairs and minutes of the proceedings of the Board of Directors, the Shareholders and each committee of the Board of Directors. The records shall include: (a) complete and accurate information regarding the state of the business and financial condition of the Company; (b) a copy of this Agreement and the Organizational Certificate; (c) a current list of the names and last known business, residence, or mailing addresses of all Directors and Officers; and (d) the Company's federal, state and local tax returns for the Company's six most recent tax years.

     6.2 Information. In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, each Shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

     6.3 Accounts. The Board of Directors may establish, or direct or authorize any Officer to establish, one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board of Directors, or any Officer so directed or authorized, determines.

                                   ARTICLE 7

                    DISSOLUTION, WINDING-UP AND TERMINATION

     7.1  Dissolution.

     (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

          (i) entry of a decree of judicial dissolution of the Company under
     Section 18-802 of the Act;

          (ii) the approval of the Record Holders of Voting Shares and the Record Holders of a majority of the Listed Shares then Outstanding; or

          (iii) the approval of Record Holders of Listed Shares owning at least 66 2/3% of the Listed Shares then Outstanding.

     (b) Neither the death, dissolution or Bankruptcy of any Shareholder nor the occurrence of any other event that causes a Shareholder to cease to be a member of the Company shall constitute a Dissolution Event, and the business of the Company shall be continued after such event.

     7.2  Winding-Up and Termination.

     (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company's properties with all of the power and authority of the Board of Directors.

     (b) Any assets of the Company remaining after satisfaction of the liabilities of the Company (whether by payment or by reasonable provisions for payment) shall be distributed on a share-for-share basis on all Outstanding Company Securities.

     (c) On completion of such final distribution, the liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.

                                   ARTICLE 8

           AMENDMENT TO AGREEMENT; SHAREHOLDER MEETINGS; RECORD DATE

     8.1  Amendment Procedures.

     (a) Any provision of this Agreement, including [the Exchange Provisions and] the Purchase Provisions, may be amended by the Record Holders of Voting Shares without the approval of any other Shareholder; provided, however, that with respect to any matter for which the approval of the Record Holders of Listed Shares entitled to vote thereon is required pursuant to Subsection 4.3(d), then such amendment shall be not be effective until such Record Holders of Listed Shares have so approved.

     (b) Any proposed amendment that requires the approval of the Record Holders of any Company Securities shall be explained in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the Record Holders of the requisite percentage of Company Securities or call a meeting of the Shareholders entitled to vote thereon to consider and vote on such proposed amendment.

     (c) The Board of Directors shall notify all Record Holders of Company Securities upon final adoption of any such proposed amendment.

     8.2 Meetings. Except as otherwise provided in this Agreement, all acts of the Shareholders to be taken hereunder shall be taken in the manner provided in this Article 8. A meeting of the Record Holders of Company Securities for the transaction of such business as may properly come before the meeting shall be held at such time and place as the Board of Directors, the Chairman of the Board or a Record Holder of Voting Shares shall specify in the notice of the meeting; provided, however, that a meeting of the Record Holders of Voting Shares and Listed Shares at which such Record Holders shall vote pursuant to Subsections 4.2(d) and 4.3(c), respectively, shall be held at the same time and place as a meeting of the record holder of I-Units at which the Company shall be entitled to vote as the record holder of I-Units.

     8.3  Notice of a Meeting.  Notice of a meeting called pursuant to Section
8.2 shall be given in writing by mail or other means of written communication in accordance with Section 10.3 to the Record Holders of Company Securities for whom the meeting is called. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

     8.4 Record Date. For purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of the Shareholders, the Record Date shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any Law, in which case the Law shall govern), or (b) in the event that approvals are sought without a meeting, the date by which the Shareholders are requested in writing by the Board of Directors to give such approvals.

     8.5 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 8.

     8.6 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of the Shareholders, however called and noticed, and whenever held, shall be as valid as if they had been authorized at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Shareholders representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting, except (a) when the Shareholder does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and (b) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

     8.7 Quorum; Voting. The Record Holders of a majority of those Outstanding Company Securities for which a meeting has been called who are entitled to vote and be present in person or by proxy shall constitute a quorum at a meeting of the Shareholders of such class or classes. At any meeting of the Shareholders duly called and held in accordance with this Agreement at which a quorum is present, the act of the Record Holders of a majority of all Outstanding Company Securities present and entitled to vote thereon shall be deemed to constitute the act of the Record Holders of such Company Securities, except as approval by holders of a different amount of Company Securities is required by any other provision of this Agreement, including Section 8.8, or by the Act, in which case the act of the Shareholders holding a number of Outstanding Company Securities representing at least such different amount shall be required. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Company Securities specified in this Agreement. In the absence of a quorum, any meeting of the Shareholders may be adjourned from time to time by the affirmative vote of the Record Holders of a majority of the Company Securities represented either in person or by proxy.

     8.8 Special Voting Requirements. Without regard to any provision to the contrary in Section 8.7, with respect to any matter that shall be submitted to the Record Holders of Listed Shares entitled to vote thereon pursuant to Subsection 4.3(d), the act of the Record Holders of a majority of the Listed Shares then Outstanding shall be deemed to constitute the act of the Record Holders of Listed Shares.

     8.9 Conduct of Meeting. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Shareholders or the solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article 8, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company. The Board of Directors may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or the solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

     8.10 Action Without a Meeting. Any action that may be taken at a meeting of Shareholders may be taken without a meeting if consents in writing setting forth such action are signed by the Record Holders holding not less than the minimum percentage of the Company Securities that would be necessary to authorize or take such action at a meeting at which all the Company Securities entitled to vote on such matter were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Record Holders who were entitled to, but did not, authorize the action taken. The Board of Directors may specify that any written consent submitted to Record Holders for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Company Securities held by the Shareholder, the Company shall be deemed to have failed to receive a ballot for the Company Securities that were not voted. If approval of the taking of any action by the Shareholders is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter is otherwise permissible under applicable Law, including any statutes then governing the rights, duties and liabilities of the Company and the Shareholders.

     8.11  Voting and Other Rights.

     (a) Only those Record Holders of Company Securities on the Record Date set pursuant to Section 8.4 (and also subject to Subsection 4.3(e)) shall be entitled to notice of, and to vote at, a meeting of the Shareholders or to act with respect to matters as to which the holders of the Company Securities have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Company Securities shall be deemed to be references to the votes or acts of the Record Holders of such Company Securities.

     (b) With respect to Company Securities that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Company Securities are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Company Securities on any matter, and unless the arrangement between such Persons provides otherwise, vote such Company Securities on the behalf, and at the direction, of the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

     (c) With respect to any Shareholder action, broker non-votes and other non-votes shall not be counted as votes "for" or "against" any matter unless otherwise required by Law.

                                   ARTICLE 9

                                   COVENANTS

     The Company (a) shall use the net proceeds from the Initial Public Offering for the purchase of I-Units and other rights as contemplated by this Agreement;
(b) shall not sell, pledge or otherwise transfer any I-Units or such other rights except as contemplated by this Agreement; (c) shall not issue options, warrants or other securities entitling the holder thereof to subscribe for or purchase Company Securities; (d) shall not borrow money or issue debt; (e) shall not effect a liquidation, merger, recapitalization or similar transaction involving the Company; and (f) shall not purchase Company Securities; provided, however, that the Company may take or abstain from taking any of the actions prohibited or required, as applicable, in this Article 9 upon obtaining the approval of the Record Holders who (i) are entitled to vote thereon and (ii) are the Record Holders of a majority of the Listed Shares then Outstanding.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Fiscal Year. The fiscal year of the Company shall be the calendar year.

     10.2 Offset. Whenever the Company is to pay any sum to any Shareholder, any amounts that Shareholder owes the Company may be deducted from that sum before payment.

     10.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission, and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     10.4 Entire Agreement. This Agreement, including [the Exchange Provisions and] the Purchase Provisions, constitutes the entire agreement of the Shareholders pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     10.5 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     10.6 Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Shareholders, the Assignees and their respective executors, administrators, successors and legal representatives.

     10.7 Governing Law; Severability. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to the principles of conflicts of law. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate, or (b) any mandatory, non-waivable provision of the Act, such provision of the Organizational Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

     10.8 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     10.9 No Right to Action for Dissolution or Partition. No Shareholder has any right to maintain any action for dissolution of the Company or for partition of the property of the Company.

     10.10 Third-Party Beneficiaries. The Shareholders, the Assignees, the Indemnitees and their respective executors, administrators, successors and legal representatives shall be considered to be third-party beneficiaries of this Agreement, including [the Exchange Provisions and] the Purchase Provisions.

     10.11 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company in its capacity as such.

     10.12 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Company Security, upon (a) the acquisition by such Person of the Certificate evidencing such Company Security, or (b) the transfer of such Company Security to such Person by book-entry transfer in accordance with Subsection 3.4(b).

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                          Organizational Shareholder:

                                          KINDER MORGAN G.P., INC.

                                          By:
                                            ------------------------------------
                                              C. Park Shaper
                                              Vice President, Treasurer and
                                              Chief Financial Officer

                                          ALL HOLDERS OF LISTED SHARES

                                          By:
                                            ------------------------------------
                                              Attorney-in-fact authorized by the
                                              Board of Directors

                            ANNEX A TO ATTACHMENT A

     NOTE: If the proposal to amend the Limited Liability Company Agreement is adopted, Annex A to that Agreement will be amended to read in its entirety as set forth below on this page. For the information of the reader, the Exchange Provisions as they exist on the date of this proxy statement are reproduced on the following 14 pages. All of those provisions will be deleted if the proposal is adopted.

                              EXCHANGE PROVISIONS

                                 ANNEX A TO THE
                          SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         KINDER MORGAN MANAGEMENT, LLC

The Exchange Provisions previously contained in this Annex A were eliminated on
               , 2002 pursuant to the requisite approval of shareholders at a special meeting.

                                    Annex A-1

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

                              EXCHANGE PROVISIONS

                                 ANNEX A TO THE
                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         KINDER MORGAN MANAGEMENT, LLC

     These Exchange Provisions, dated as of May 14, 2001, are an integral part of the Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, dated as of May 14, 2001.

                                   SECTION 1

                                  DEFINITIONS

     1.1 Definitions. In these Exchange Provisions, the following terms have the following respective meanings:

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Average Market Price" for any security means the average of the Closing Prices for such security for the consecutive Trading Days in the period specified in the relevant Section of these Exchange Provisions ending on the Trading Day specified in the relevant Section of these Exchange Provisions.

     "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as in effect on the date of these Exchange Provisions, and the terms "Beneficial Ownership," "Beneficially Own," "Beneficially Owned" and similar terms have correlative meanings.

     "Board of Directors of the Company" means the board of directors of the Company established pursuant to the LLC Agreement, and any committee of such board duly authorized to act in respect thereof.

     "Board of Directors of the Exchange Party" means (a) if KMI is the Exchange Party, the board of directors of KMI; (b) if the Exchange Party is a limited partnership with a corporate general partner or any other corporation, the board of directors of such corporate general partner or corporation; (c) if the Exchange Party is any other form of entity, the board of directors or other comparable governing body of such entity; and (d) in each case, any committee of such board or body duly authorized to act in respect thereof.

     "Cash Settlement" has the meaning set forth in Section 2.1(c).

     "Cash Settlement Amount" for a Common Unit means the Average Market Price for a Common Unit for the three consecutive Trading Day period beginning on the second Trading Day next following the date on which the Exchange Party gives notice of its election to settle the Exchange Feature in cash pursuant to
Section 2.1(c).

     "Closing" means the closing of the initial public offering of the Listed Shares, effected pursuant to the Registration Statement of the Company on Form S-1 (Registration No. 333-55868), which occurred on May 18, 2001.

                                    Annex A-2

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

     "Closing Price" for a security on any day means:

     (a) for securities listed on a National Securities Exchange, the last sale price for that day, regular way, or if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal National Securities Exchange on which such securities are listed; or

     (b) if such securities are not listed on a National Securities Exchange on that day, the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the National Association of Securities Dealers Automated Quotation system; or

     (c) if such securities are not so quoted on that day, the average of the closing bid and asked prices on that day furnished by a professional market maker in such securities selected by the Board of Directors of the Exchange Party; or

     (d) if on that day no market maker is making a market in such securities, the fair value of such securities on such day as determined by the Board of Directors of the Exchange Party.

     "Common Units" has the meaning assigned to it in the Partnership Agreement.

     "Company" means Kinder Morgan Management, LLC, a Delaware limited liability company.

     "Controlling Entity" has the meaning set forth in clause (b)(i) of the definition of Mandatory Purchase Event in this Section 1.1.

     "Distribution Date" means the payment date for regular quarterly distributions or any special distributions with respect to the Listed Shares pursuant to the LLC Agreement.

     "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

     "Exchange Date" means, with respect to any Listed Share, the time immediately prior to the close of business on the date on which a certificate representing such Listed Share and a duly signed Exchange Notice have been received by the Exchange Party or its office or agency maintained for such purpose pursuant to Section 3.2, all in accordance with Section 2.2.

     "Exchange Feature" has the meaning set forth in Section 2.1(a).

     "Exchange Notice" means the notice described in Section 2.7.

     "Exchange Party" means the Person with the obligation pursuant to these Exchange Provisions to deliver Common Units or cash to the holder of Listed Shares surrendering such Listed Shares for exchange in accordance with these Exchange Provisions. The initial Exchange Party is KMI.

     "Exchange Provisions" means these exchange provisions attached to the LLC Agreement as Annex A and hereby made a part of the LLC Agreement.

     "Exchange Rate" has the meaning set forth in Section 2.1(b).

     "General Partner" means the general partner of the Partnership. On the date of these Exchange Provisions, the General Partner is Kinder Morgan G.P., Inc.

     "Holder" means the holder of record of a Listed Share.

     "I-Units" has the meaning assigned to it in the Partnership Agreement.

     "KMI" means Kinder Morgan, Inc., a Kansas corporation, its successors by merger and any Person who succeeds to its obligations under these Exchange Provisions, the Purchase Provisions, the Registration

                                    Annex A-3

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

Rights Agreement and the Tax Indemnification Agreement in connection with an acquisition of all or substantially all of its assets by such Person.

     "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company dated as of May 14, 2001, including these Exchange Provisions and the Purchase Provisions.

     "Listed Shares" means the limited liability company interests in the Company designated in the LLC Agreement as "Listed Shares."

     "Mandatory Purchase Event" means any one of the following:

     (a) the occurrence of the first day on which the aggregate amount of distributions or other payments by the Partnership on the Common Units (other than distributions or payments made in Common Units or Similar Common Unit Securities, but including distributions and other payments pursuant to an issuer tender offer by the Partnership) during the immediately preceding 360-day period exceeds 50% of the Average Market Price of a Common Unit during the ten consecutive Trading Day period ending on the last Trading Day prior to the first day of such 360-day period;

     (b) the occurrence of an event resulting in KMI and its Affiliates ceasing to be the Beneficial Owners of more than 50% of the total voting power of all shares of capital stock of the General Partner, unless:

          (i) the event results in another Person becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner (such other Person being referred to herein as the "Controlling Entity");

          (ii) the Controlling Entity is organized under the laws of a state in the United States;

          (iii) the Controlling Entity has long term unsecured debt with an investment grade credit rating, as determined by Moody's Investor Services, Inc. and Standard & Poor's Rating Service, immediately prior to the event that results in the Controlling Entity becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner; and

          (iv) the Controlling Entity assumes all obligations of KMI and the Exchange Party to the Company and to the holders of the Listed Shares under these Exchange Provisions, the Purchase Provisions, the Registration Rights Agreement and the Tax Indemnification Agreement.

     (c) the merger of the Partnership with or into another Person in any case where the Partnership is not the surviving entity, or the sale of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to another Person, unless:

          (i) in the transaction the holders of Common Units receive in exchange for their Common Units a Similar Common Unit Security of the Person that is the surviving Entity or that purchased the assets;

          (ii) in the transaction the Company receives in exchange for all of its I-Units a Similar I-Unit Security of the Person that is the surviving Entity or that purchased the assets;

          (iii) no consideration is received in the transaction in respect of Common Units other than Similar Common Unit Securities and/or cash and the amount of cash received per Common Unit does not exceed 33 1/3% of the Average Market Price of a Common Unit for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of the execution of the definitive agreement for the transaction; and

          (iv) no consideration is received in the transaction in respect of I-Units other than Similar I-Unit Securities of the Person that is the surviving Entity or that purchased the assets.

                                    Annex A-4

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

     "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act.

     "Partnership" means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

     "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 18, 2001.

     "Person" means a natural person or an Entity.

     "Purchase Date" means either a Mandatory Purchase Date or an Optional Purchase Date, each as defined in the Purchase Provisions.

     "Purchase Notice" means a Mandatory Purchase Notice, an Optional Purchase Notice or an Optional Purchase Notice for Common Units and Listed Shares, each as defined in the Purchase Provisions.

     "Purchase Provisions" means the purchase provisions attached to the LLC Agreement as Annex B and thereby made a part of the LLC Agreement.

     "Record Date" means, with respect to any Distribution Date, the date fixed for determining the holders of Listed Shares entitled to receive the distribution on such Distribution Date.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing between KMI and the Partnership.

     "Section" means a section of these Exchange Provisions.

     "Securities Act" means the United States Securities Act of 1933, as amended from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

     "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

     "Similar Common Unit Security" means a security that has in all material respects the same rights and privileges as the Common Units.

     "Similar I-Unit Security" means a security that has in all material respects the same rights and privileges as the I-Units.

     "Subsidiary," when used in connection with the Partnership, means any Affiliate of the Partnership which the Partnership controls, and of which the Partnership owns, directly or indirectly, a majority of the aggregate shares, partnership interests or other equity interests.

     "Tax Indemnification Agreement" means the Tax Indemnification Agreement dated as of the Closing between KMI and the Company.

     "Trading Day" for any security means a day on which:

     (a) the principal National Securities Exchange on which such security is listed is open for business, or

     (b) if such security is not listed on any National Securities Exchange, a day in which banking institutions in The City of New York generally are open.

     "Transfer Agent" means any bank, trust company or other Person (including the Company or any Affiliate of the Company) appointed from time to time by the Board of Directors of the Company to act as registrar and transfer agent for the Listed Shares. On the date of these Exchange Provisions, EquiServe Trust Company, N.A. is the Transfer Agent.

                                    Annex A-5

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

     1.2  Rules of Construction.  Unless the context otherwise clearly requires:

     (a) the terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of these Exchange Provisions; terms defined in the Purchase Provisions and also in these Exchange Provisions shall in the Purchase Provisions have the meanings ascribed to them therein; terms defined elsewhere in the LLC Agreement and also in these Exchange Provisions shall in such other portions of the LLC Agreement have the meanings ascribed to them therein;

     (b) terms defined include the plural as well as the singular and vice versa;

     (c) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provisions thereof as the same may be duly amended, supplemented or restated from time to time;

     (d) "including" means including without limitation;

     (e) "or" is not exclusive; and

     (f) the words "herein," "hereof," "hereunder" and other words of similar import refer to these Exchange Provisions as a whole and not to any particular Section or other subdivision.

                                   SECTION 2

                           EXCHANGE OF LISTED SHARES

     2.1  Exchange Feature and Exchange Rate; Cash Settlement.

     (a) Subject to and upon compliance with these Exchange Provisions, at the option of the Holder thereof, each Listed Share may be exchanged with the Exchange Party for fully paid and nonassessable Common Units of the Partnership (calculated in Common Units as to each exchange to seven decimal places and rounded down to six decimal places) at the Exchange Rate, determined as hereinafter provided, in effect at the time of exchange. Such exchange right (the "Exchange Feature") shall commence on the date which is 45 days after the Closing and shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event, and (ii) the date on which the Exchange Party has either mailed to the Holders of Listed Shares, or delivered to the Transfer Agent for mailing to the Holders of Listed Shares, a Purchase Notice in accordance with the Purchase Provisions. From and after the occurrence of either of the events in clauses (i) or (ii) in the preceding sentence, any Listed Share surrendered for exchange shall not be exchanged, but shall be held for purchase pursuant to the Purchase Provisions, and shall be so purchased on the relevant Purchase Date. The right to exchange Listed Shares for Common Units is subject to Section 2.1(c).

     (b) The rate at which Common Units shall be delivered by the Exchange Party upon exchange for Listed Shares (herein called the "Exchange Rate") shall be initially one Common Unit for each one Listed Share. The Exchange Rate may be adjusted in certain instances as provided in Section 2.4.

     (c) At any time, the Exchange Party may elect to make a cash settlement ("Cash Settlement") in respect of any Listed Share surrendered for exchange by giving notice of such election to the tendering Holder not more than three Trading Days after such Listed Share is surrendered for exchange. Any such notice mailed to the Holder of the Listed Shares at his address as reflected in the records of the Transfer Agent, or as shown on the Exchange Notice, shall be deemed to be validly given, whether or not actually received by such Holder. Such Cash Settlement shall be in an amount per Listed Share equal to the Cash Settlement Amount and shall be paid as promptly as practicable after the completion of the three Trading Day period used to calculate the Cash Settlement Amount. Such payment may be mailed to the Holder of the Listed Shares surrendered for exchange at his address as reflected in the records of the Transfer

                                    Annex A-6

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

Agent, or as shown on the Exchange Notice, or made in such other fashion as the Exchange Party may elect.

     2.2  Exercise of Exchange Feature.

     (a) In order to exercise the Exchange Feature, the Holder of any Listed Share to be exchanged shall surrender the certificate representing such Listed Share, duly endorsed or assigned to the Exchange Party or in blank, at any office or agency of the Exchange Party maintained for that purpose pursuant to
Section 3.2 (which may be the Transfer Agent), accompanied by a duly signed Exchange Notice substantially in the form provided in Section 2.7, stating that the Holder elects to exchange the whole Listed Shares represented by such certificate, or, if less than the entire number of whole Listed Shares represented by such certificate are to be exchanged, the whole number of such Listed Shares to be exchanged. Any such delivery of certificates and the Exchange Notice shall be irrevocable. Only whole numbers of Listed Shares may be exchanged. If a Listed Share is surrendered for exchange during the period from the close of business on any Record Date next preceding any Distribution Date to the opening of business on such Distribution Date, the distribution payable on such Distribution Date shall be paid to the Holder of such Listed Share on the Record Date, notwithstanding that such Listed Share has been surrendered for exchange or the Exchange Date with respect to such Listed Share has occurred. If a Listed Share is surrendered for exchange and the Exchange Date with respect to such Listed Share occurs prior to a Record Date, such Listed Share will, as provided below, have been deemed transferred to the Exchange Party on such Exchange Date, and therefore the Exchange Party will be the holder of such Listed Share on the Record Date and the Exchange Party will receive the distribution on the related Distribution Date, whether or not the Exchange Party has yet delivered to the Holder the certificates representing Common Units (or cash, if the Exchange Party elects Cash Settlement) deliverable upon the exchange. Except as provided in this Section 2.2, no cash or other payment or adjustment shall be made upon any exchange on account of any Distribution declared from the Distribution Date next preceding the Exchange Date in respect of any Listed Share surrendered for exchange, or on account of any distribution declared or payable on the Common Units deliverable upon exchange.

     (b) Listed Shares shall be deemed to have been exchanged on the Exchange Date, and at such time the rights of the Holders of such Listed Shares as Holders shall cease, including any rights under the LLC Agreement, except the right to receive Common Units or the Cash Settlement Amount from the Exchange Party in exchange for such Listed Shares in accordance with these Exchange Provisions, and such Listed Shares shall upon the Exchange Date be deemed to be transferred to the Exchange Party and shall be transferred to the Exchange Party on the record books of the Transfer Agent, and the Exchange Party shall be deemed to be the owner of such Listed Shares from and after the Exchange Date and shall have all rights as the owner of such Listed Shares. Unless the Exchange Party has elected to make a Cash Settlement, within three Trading Days after the Exchange Date, the Exchange Party shall deliver to the Transfer Agent, for delivery to the Holder, a certificate or certificates for the number of full Common Units deliverable upon exchange, together with payment in lieu of any fraction of a Common Unit, if any, as provided in Section 2.3. Such certificate or certificates for Common Units shall be registered in the name of the Holder of the Listed Shares surrendered for exchange, or duly endorsed to such Holder or accompanied by a duly executed stock power or other appropriate instrument of transfer in favor of such Holder. Holders of Listed Shares have no rights in respect of Common Units unless and until the Listed Shares are exchanged and Common Units registered in the name of the Holder have been issued and delivered to such Holder or to the Transfer Agent as described above. Unless the Exchange Party has elected to make a Cash Settlement, if a record date with respect to Common Units occurs between the Exchange Date and the earlier of the date on which such Common Units are registered in the name of the Holder and the date on which the Exchange Party delivers to the Transfer Agent the certificates for Common Units deliverable upon such exchange as provided above, the Exchange Party shall (i) with respect to a record date for a distribution to be made with respect to the Common Units deliverable by the

                                    Annex A-7

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

Exchange Party with respect to such exchange, forward such distribution with respect to such Common Units to the Holder surrendering such Listed Shares for exchange at the address reflected on the records of the Transfer Agent, or as shown on the Exchange Notice, promptly upon the Exchange Party's receipt of such distribution, and (ii) with respect to a record date for voting or consent of Common Units, provide the Holder surrendering such Listed Shares for exchange a proxy enabling such Holder to vote or consent with respect to the vote or consent of such Common Units for the matters related to such record date.

     (c) In the case of any certificate representing Listed Shares which is exchanged in part only, upon such exchange the Transfer Agent shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new certificate representing the number of Listed Shares not so exchanged.

     2.3 Fractions of Common Units. No fractional Common Units shall be delivered upon exchange of any Listed Shares. If more than one certificate representing Listed Shares shall be surrendered for exchange with the same Exchange Date by the same Holder, the number of full Common Units which shall be deliverable upon exchange thereof shall be computed on the basis of the aggregate number of whole Listed Shares so surrendered. Instead of any fractional Common Unit which would otherwise be issuable upon exchange of any Listed Shares, the Exchange Party shall calculate and pay a cash adjustment in respect of such fraction (calculated with respect to a Common Unit to seven decimal places and rounded down to six decimal places) in an amount equal to the same fraction of the Closing Price on the Exchange Date (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or at the Exchange Party's option, the Exchange Party may round the number of Common Units delivered up to the next higher whole Common Unit.

     2.4 Adjustment of Exchange Rate. The Exchange Rate shall be subject to adjustment from time to time as follows:

          (a) In the case of (i) any merger of the Partnership, whether or not the Partnership is the survivor, that does not constitute a Mandatory Purchase Event, (ii) any recapitalization, reorganization or similar transaction of the Partnership, in each case that does not constitute a Mandatory Purchase Event, (iii) the Partnership makes a distribution to holders of Common Units of Similar Common Unit Securities, or (iv) if any Person becomes a Controlling Entity in a transaction complying with the requirements of clauses (b)(i) through (b)(iv) of the definition of "Mandatory Purchase Event" in these Exchange Provisions, if all holders of Common Units, or all holders of Common Units other than the Exchange Party and its Affiliates, are to receive, in addition to their Common Units or in exchange for or in place of all of their Common Units, a Similar Common Unit Security, then such adjustments may be made to the Exchange Rate (including providing for the receipt upon exchange of a Listed Share of Similar Common Unit Securities in place of or in addition to Common Units) as the Board of Directors of the Company in its good faith discretion deems appropriate and are agreed to by the Exchange Party.

          (b) The Exchange Party may at its election, but shall have no obligation to, at any time when the Listed Shares are exchangeable as provided in Section 2.1, increase the then current Exchange Rate by any amount selected by the Exchange Party. If the Exchange Party elects so to increase the then current Exchange Rate, such increase shall remain in effect for at least 20 days following the effective date of such election, after which time the Exchange Party may, at its election (which may be made at the same time as the election to increase the Exchange Rate), reinstate the Exchange Rate in effect prior to the time of such increase. Whenever the Exchange Rate is so to be increased, the Exchange Party shall deliver to the Transfer Agent at least 15 days before the effective date of such increase copies of a notice for mailing to the Holders of the Listed Shares, stating the increased Exchange Rate, the date on which such increase will take effect and the period for which such increased Exchange Rate will be in effect.

                                    Annex A-8

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

     2.5 Notice of Adjustments of Exchange Rate. Whenever the Exchange Rate is adjusted as provided in Section 2.4, a notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate shall forthwith be prepared by the Exchange Party, and as soon as practicable after it is prepared, such notice shall be provided by the Exchange Party to the Transfer Agent and to the Holders of Listed Shares. Upon the request of the Exchange Party, the Transfer Agent shall, and the Company shall use its reasonable efforts to cause the Transfer Agent to, mail such notice to the Holders of the Listed Shares.

     2.6 Ownership of Exchanged Listed Shares. All Listed Shares delivered for exchange shall be transferred to the Exchange Party and registered in the name of the Exchange Party on the books and records of the Transfer Agent on the related Exchange Date and will not be cancelled but will remain outstanding.

     2.7 Exchange Notice. The Exchange Notice shall either be in substantially the following form or may be the form provided on the reverse side of the certificates representing the Listed Shares:

                                EXCHANGE NOTICE

To: The Exchange Party under the Exchange Provisions of the Amended and Restated Limited Liability Company Agreement (the "Agreement") of Kinder Morgan Management, LLC (the "Company"):

     The undersigned record holder(s) of Listed Shares of the Company hereby surrenders for exchange, and assigns and transfers to the Exchange Party under the Agreement, pursuant to Section 2.1 of the Exchange Provisions of the Agreement the whole number of Listed Shares represented by the certificates described below and directs that any Common Units of Kinder Morgan Energy Partners, L.P. or cash deliverable upon such exchange be delivered to the undersigned at the address reflected on the Company's share transfer records. Terms used but not defined herein shall have the meanings assigned to them in the Agreement.
Name of Record Holder(s):
--------------------------------------------------------------------------------
Title:
--------------------------------------------------------------------------------
Address:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Telephone Number:
--------------------------------------------------------------------------------
Tax Identification or Social Security Number:
----------------------------------------------------------------

                                    Annex A-9

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

                            Certificates Surrendered

----------------------------------------------------------------------------------------------------
            Certificate Number                 Number of Listed Shares Represented by Certificate

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
      Total Number of Listed Shares
----------------------------------------------------------------------------------------------------

(If you desire to exchange less than all whole Listed Shares scheduled above, complete the blank below with respect to the number of Listed Shares to be exchanged. Only whole Listed Shares may be exchanged.)

Number of whole Listed Shares to be exchanged:
------------------------------------------------------------
------------------------------------------------------------

Note: If no number of Listed Shares is indicated, all whole Listed Shares represented by the aggregated certificates scheduled above will be exchanged. A certificate(s) representing any Listed Shares not exchanged (including any fractions of Listed Shares represented by the aggregated Certificates listed above) will be returned to the record holder at the address shown on the Company's share transfer records.

                                   Signatures

     This Exchange Notice must be signed by the record holder(s) exactly as the name(s) appear on the certificate(s) representing the Listed Shares scheduled above. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title. Proper evidence of such person's authority may be required by the Exchange Party. The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan institutions and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

Dated:
-------------------------------------------------
Signature(s) of Record Holders:
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Print name(s) of Record Holders:
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Print title(s) of Signatories:
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                    Annex A-10

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

                                   SECTION 3

                               CERTAIN COVENANTS

     3.1  Notice of Certain Action.

     In case:

     (a) the Partnership shall declare a dividend or any other distribution on Common Units payable otherwise than exclusively in cash or Common Units; or

     (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Partnership; or

     (c) the Partnership or any Affiliate of the Partnership shall commence a tender offer for all or a portion of the outstanding Common Units;

then the Company shall cause to be delivered to the Transfer Agent as soon as reasonably practicable after the Company has become aware of such event, copies of a notice for mailing to the Holders of (x) the date on which a record is to be taken for the purpose of such distribution or, if a record is not to be taken, the date as of which the holders of Common Units to be entitled to such distribution are to be determined; (y) the date on which such dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Units shall be entitled to exchange their Common Units for securities, cash or other property deliverable upon such dissolution, liquidation or winding up; or (z) the date on which the right to make tenders under such tender offer expires. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (c) of this Section 3.1.

     3.2  Maintenance of Office or Agency.

     (a) The Exchange Party will maintain in the Borough of Manhattan, The City of New York an office or agency where Listed Shares may be surrendered for exchange and where notices and demands to or upon the Exchange Party in respect of the Listed Shares and these Exchange Provisions may be served. The Exchange Party will give prompt written notice to the Transfer Agent of the location, and any change in the location, of such office or agency. As of the date of these Exchange Provisions, such office or agency shall be the Transfer Agent at its office at 100 William Street Galleria, New York, New York 10038. If at any time the Exchange Party shall fail to maintain any such required office or agency or shall fail to furnish the Transfer Agent with the address thereof, such surrenders may be made or served at the office of the Transfer Agent, and the Exchange Party hereby appoints the Transfer Agent as its agent to receive all such surrenders in any such case.

     (b) The Exchange Party may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Listed Shares may be presented or surrendered for such purpose and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Exchange Party of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purpose as provided in Section 3.2(a). The Exchange Party will give prompt written notice to the Transfer Agent of any such designation or rescission and of any change in the location of any such other office or agency.

     3.3 Covenants as to Common Units. The Exchange Party agrees that all Common Units that are delivered upon exchange of Listed Shares, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 3.5 of these Exchange Provisions, the Exchange Party will pay all taxes, liens and charges with respect to the delivery thereof. The Exchange Party agrees that it will at all times own, directly or indirectly through subsidiaries, a

                                    Annex A-11

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

number of Common Units equal to no less than 20% of the number of outstanding Listed Shares not owned by the Exchange Party and its Affiliates.

     3.4 Registration. The Company and the Exchange Party will use reasonable efforts to effect or cause to be effected all registrations and filings with, and obtain all consents, authorizations, approvals or failures to object by, all governmental authorities that may be necessary for such party and its subsidiaries and Affiliates under any United States Federal or state law (including the Securities Act, the Securities Exchange Act and state securities and Blue Sky laws) for any exchange pursuant to the Exchange Feature and for the Common Units deliverable upon exchange of Listed Shares to be lawfully made and delivered as provided herein.

     3.5 Taxes on Exchanges. Except as provided in the next sentence, the Exchange Party will pay any and all taxes and duties that may be payable in respect of the delivery of Common Units pursuant hereto. The Exchange Party shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the delivery of Common Units in a name other than that of the Holder of the Listed Shares to be exchanged, and no such delivery shall be made unless and until the Person requesting such delivery has paid to the Exchange Party the amount of any such tax or duty, or has established to the satisfaction of the Exchange Party that such tax or duty has been paid.

     3.6 Performance by Subsidiaries. The Exchange Party may cause any one or more of its Subsidiaries to deliver Common Units or cash that the Exchange Party may be required to deliver hereunder. Such delivery shall constitute performance of the obligations of the Exchange Party to the same extent as delivery by the Exchange Party, but the ability of the Exchange Party to cause a Subsidiary to make such deliveries shall not relieve the Exchange Party of its obligation for such deliveries to be made.

     3.7 Covenants as to Listed Shares. KMI agrees that prior to the earlier of the consummation of an Optional Purchase (as defined in the Purchase Provisions) or the occurrence of a Mandatory Purchase Event, it will cause the Listed Shares to be held of record or beneficially by at least 300 holders. KMI will fulfill this obligation by selling, assigning, transferring, conveying, delivering or distributing sufficient Listed Shares to maintain a level of at least 300 holders of record or beneficially. KMI has no right to suspend the Exchange Feature provided by these Exchange Provisions to comply with this covenant.

                                   SECTION 4

                        RESPONSIBILITY OF TRANSFER AGENT

     4.1 Responsibility of Transfer Agent for Exchange Provisions. The Transfer Agent, in such capacity, shall not at any time be under any duty or responsibility to any Holder of Listed Shares to determine whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein provided to be employed, in making the same. The Transfer Agent, in such capacity, shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Units, or of any other securities or property or cash, which may at any time be delivered upon the exchange of any Listed Shares; and it does not make any representation with respect thereto. The Transfer Agent, in such capacity, shall not be responsible for any failure of the Exchange Party to make or calculate any cash payment or to transfer or deliver any Common Units or certificates for Common Units or other securities or property or cash upon the surrender of any Listed Share for the purpose of exchange; and the Transfer Agent, in such capacity, shall not be responsible for any failure of the Exchange Party to comply with any of the covenants of the Exchange Party contained in these Exchange Provisions.

     4.2 Deliveries to Holders and Former Holders. Whenever the Exchange Party or the Company may deliver to the Transfer Agent for mailing or delivery to the Holders or former Holders of Listed Shares
                                    Annex A-12

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

any notice, communication, certificate for Common Units or Listed Shares, Cash Settlement Amount or other payment or other matter deliverable to Holders or former Holders of Listed Shares under the Exchange Provisions, the Transfer Agent shall promptly mail or deliver such notice, communication, certificate, cash or other payment or matter to the relevant Holder or former Holder, and the Company shall use its reasonable efforts to cause the Transfer Agent to do so.

                                   SECTION 5

                      BINDING EFFECT ON THE EXCHANGE PARTY

     5.1 Adoption of Exchange Provisions by Exchange Party. KMI, as the initial Exchange Party pursuant to these Exchange Provisions, has executed in the place provided below and delivered to the Company a copy of these Exchange Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agreed to be subject to and bound by these Exchange Provisions. KMI further acknowledges and agrees that these Exchange Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any Holder of Listed Shares.

                                   SECTION 6

                                   AMENDMENTS

     6.1 Amendments. These Exchange Provisions may be amended by an agreement in writing signed by the Company and the Exchange Party without the vote, approval or consent of the Holders of any of the Listed Shares, unless such amendment would (a) reduce the time for any notice to which the Holders of the Listed Shares would be entitled under these Exchange Provisions, or (b) have a material adverse effect on the powers, preferences or rights of the Listed Shares as determined in the sole discretion of the Board of Directors of the Company, in which case such amendment must be approved by such vote or consent of the Holders of Listed Shares, if any, as may be required by the LLC Agreement. Any amendment required by reason of an adjustment to the Exchange Rate pursuant to Section 2.4 shall be deemed not to have such a material adverse effect or reduce the time for any notice and therefore may be made without the vote, consent or approval of the Holders of any of the Listed Shares.

     6.2 Amendment Without Vote. Notwithstanding the foregoing provisions and the other provisions of the LLC Agreement with respect to amendments, the Board of Directors of the Company has reserved the right to make, with the written consent of the Exchange Party, and may make, with the written consent of the Exchange Party, changes in the Listed Shares and these Exchange Provisions, to meet the requirements of applicable securities and other laws and regulations and stock exchange rules and to effect the intent of the provisions of the LLC Agreement, and also may make other changes which the Board of Directors of the Company determines in its sole discretion will not have a material adverse effect on the rights and privileges of the Listed Shares, in each case without the vote, consent or approval of the Holders of any Listed Shares. In addition, notwithstanding the foregoing provisions with respect to amendments, (a) in the case of (i) any merger of the Partnership, whether or not the Partnership is the survivor, that is the subject of a unitholder vote and does not constitute a Mandatory Purchase Event, and (ii) any recapitalization, reorganization or similar transaction of the Partnership, in each case that is the subject of a unitholder vote and does not constitute a Mandatory Purchase Event, or (b) if any Person becomes a Controlling Entity in a transaction complying with the requirements of clauses (b)(i) through (b)(iv) of the definition of "Mandatory Purchase Event" in these Exchange Provisions, such amendments as of the Board of Directors of the Company in its good faith discretion deems appropriate and are agreed to by the Exchange Party may be made in these Purchase Provisions to accommodate, in the case of clause (a), such merger, recapitalization, reorganization, or similar transaction, or, in the case of

                                    Annex A-13

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

clause (b), the assumption by such Person of the obligations of the Exchange Party under these Exchange Provisions, and any such amendment shall be deemed not to have such a material adverse effect or reduce the time for any notice, and therefore may be made without the vote, consent or approval of the Holders of any of the Listed Shares.

                                    Annex A-14

                 THE TEXT BELOW WILL BE DELETED IF THE PROPOSAL
                 TO ELIMINATE THE EXCHANGE FEATURE IS APPROVED

                        ADOPTION BY KINDER MORGAN, INC.

     KMI, as the initial Exchange Party pursuant to these Exchange Provisions, has executed in the place provided below and delivered to the Company a copy of these Exchange Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject to and bound by these Exchange Provisions as the Exchange Party hereunder. KMI further acknowledges and agrees that these Exchange Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

                                          KINDER MORGAN, INC.

                                          By:     /s/ JOSEPH LISTENGART
                                            ------------------------------------
                                              Joseph Listengart
                                              Vice President and General Counsel

Dated as of May 14, 2001

                                    Annex A-15

                            ANNEX B TO ATTACHMENT A

                              PURCHASE PROVISIONS

NOTE: Text proposed to be deleted appears in brackets. Text proposed to be added appears between double asterisks.

                                 ANNEX B TO THE
                        **SECOND** AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         KINDER MORGAN MANAGEMENT, LLC

     These Purchase Provisions, dated as of May 14, 2001 **and amended as of ________, 2002**, are an integral part of the **Second** Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, dated as of [May 14, 2001]** ________, 2002**.

                                   SECTION 1

                                  DEFINITIONS

     1.1 Definitions. In these Purchase Provisions, the following terms shall have the following respective meanings:

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Average Market Price" for any security means the average of the Closing Prices for such security for the consecutive Trading Days in the period specified in the relevant Section of these Purchase Provisions ending on the Trading Day specified in the relevant Section of these Purchase Provisions.

     "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as in effect on the date of these Purchase Provisions, and the terms "Beneficial Ownership," "Beneficially Own," "Beneficially Owned" and similar terms have correlative meanings.

     "Board of Directors of the Company" means the board of directors of the Company established pursuant to the LLC Agreement, and any committee of such board duly authorized to act in respect thereof.

     "Board of Directors of the Purchaser" means (a) if the Purchaser is KMI, the board of directors of KMI; (b) if the Purchaser is a limited partnership with a corporate general partner or any other corporation, the board of directors of such corporate general partner or corporation; (c) if the Purchaser is any other form of entity, the board of directors or other comparable governing body of such entity; and (d) in each case, any committee of such board or body duly authorized to act in respect thereof.

     "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the State of Texas are authorized or required by law to close.

     "Closing Price" for a security on any day means:

          (a) for securities listed on a National Securities Exchange, the last sale price for that day, regular way, or if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal National Securities Exchange on which such securities are listed; or

                                    Annex B-1

          (b) if such securities are not listed on a National Securities Exchange on that day, the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the National Association of Securities Dealers Automated Quotation system; or

          (c) if such securities are not so quoted on that day, the average of the closing bid and asked prices on that day furnished by a professional market maker in such securities selected by the Board of Directors of the Purchaser; or

          (d) if on that day no market maker is making a market in such securities, the fair value of such securities on such day as determined by the Board of Directors of the Purchaser.

     "Common Units" has the meaning assigned to it in the Partnership Agreement.

     "Company" means Kinder Morgan Management, LLC, a Delaware limited liability company.

     "Controlling Entity" has the meaning set forth in clause (b)(i) of the definition of Mandatory Purchase Event in this Section 1.1.

     "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

     "Exchange Provisions" means the exchange provisions **formerly** attached to the LLC Agreement as Annex A, and thereby **formerly** made a part of the LLC Agreement.

     "General Partner" means the general partner of the Partnership. On the date of these Purchase Provisions, the General Partner is Kinder Morgan G.P., Inc.

     "I-Units" has the meaning assigned to it in the Partnership Agreement.

     "KMI" means Kinder Morgan, Inc., a Kansas corporation, its successors by merger and any Person who succeeds to its obligations under [the Exchange Provisions,] these Purchase Provisions, the Registration Rights Agreement and the Tax Indemnification Agreement in connection with an acquisition of all or substantially all of its assets by such Person.

     "LLC Agreement" means the **Second** Amended and Restated Limited Liability Company Agreement of the Company dated as of [May 14, 2001] **________, 2002**, including these Purchase Provisions [and the Exchange Provisions].

     "Listed Shares" means the limited liability company interests in the Company designated in the LLC Agreement as "Listed Shares."

     "Mandatory Purchase" means the purchase of Listed Shares pursuant to
Section 2.

     "Mandatory Purchase Date" has the meaning set forth in Section 2.3(d).

     "Mandatory Purchase Event" means any one of the following:

          (a) the occurrence of the first day on which the aggregate amount of distributions or other payments by the Partnership on the Common Units (other than distributions or payments made in Common Units or Similar Common Unit Securities, but including distributions and other payments pursuant to an issuer tender offer by the Partnership) during the immediately preceding 360-day period exceeds 50% of the Average Market Price of a Common Unit during the ten consecutive Trading Day period ending on the last Trading Day prior to the first day of such 360-day period;

          (b) the occurrence of an event resulting in KMI and its Affiliates ceasing to be the Beneficial Owners of more than 50% of the total voting power of all shares of capital stock of the General Partner, unless:

             (i) the event results in another Person becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner (such other Person being referred to herein as the "Controlling Entity");

                                    Annex B-2

             (ii) the Controlling Entity is organized under the laws of a state in the United States;

             (iii) the Controlling Entity has long term unsecured debt with an investment grade credit rating, as determined by Moody's Investor Services, Inc. and Standard & Poor's Rating Service, immediately prior to the event that results in the Controlling Entity becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner; and

             (iv) the Controlling Entity assumes all obligations of KMI and the Purchaser to the Company and to the holders of the Listed Shares under these Purchase Provisions, [the Exchange Provisions,] the Registration Rights Agreement and the Tax Indemnification Agreement.

          (c) the merger of the Partnership with or into another Person in any case where the Partnership is not the surviving entity, or the sale of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to another Person, unless:

             (i) in the transaction the holders of Common Units receive in exchange for their Common Units a Similar Common Unit Security of the Person that is the surviving Entity or that purchased the assets;

             (ii) in the transaction the Company receives in exchange for all of its I-Units a Similar I-Unit Security of the Person that is the surviving Entity or that purchased the assets;

             (iii) no consideration is received in the transaction in respect of Common Units other than Similar Common Unit Securities and/or cash and the amount of cash received per Common Unit does not exceed 33 1/3% of the Average Market Price of a Common Unit for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of the execution of the definitive agreement for the transaction; and

             (iv) no consideration is received in the transaction in respect of I-Units other than Similar I-Unit Securities of the Person that is the surviving Entity or that purchased the assets.

     "Mandatory Purchase Notice" has the meaning set forth in Section 2.3.

     "Mandatory Purchase Price" means the higher of the Average Market Price for the Listed Shares and the Average Market Price for the Common Units, in each case for the ten consecutive Trading Day period ending on the Trading Day immediately prior to the date of the Mandatory Purchase Event.

     "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act.

     "Notice Date" means the date on which the Purchaser either mails the relevant Purchase Notice to the holders of Listed Shares or delivers copies of the relevant Purchase Notice to the Transfer Agent for mailing to the holders of Listed Shares.

     "Optional Purchase" means the purchase of Listed Shares at the election of the Purchaser pursuant to Section 3 or Section 4.

     "Optional Purchase Condition for Common Units and Listed Shares" means any time at which the sum of the number of Common Units held by the Purchaser and its Affiliates plus the number of Listed Shares held by the Purchaser and its Affiliates equals 80% or more of the sum of the aggregate number of Common Units then outstanding plus the aggregate number of Listed Shares then outstanding.

     "Optional Purchase Condition for Listed Shares" means any time at which the Purchaser and its Affiliates hold 80% or more of the then outstanding Listed Shares.

     "Optional Purchase Date" means the date selected by the Purchaser for the Optional Purchase of Listed Shares pursuant to Section 3.2 or Section 4.2.

     "Optional Purchase Notice" has the meaning set forth in Section 3.2.

                                    Annex B-3

     "Optional Purchase Notice for Common Units and Listed Shares" has the meaning set forth in Section 4.2.

     "Optional Purchase Price for Common Units and Listed Shares" means a price which is equal to the greatest of: (a) the Average Market Price for the Common Units for the 20 consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, (b) the highest price the Purchaser or its Affiliates paid for Common Units during the 90 calendar day period ending on the day prior to the Notice Date, (c) the Average Market Price for the Listed Shares for the 20 consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, and (d) the highest price the Purchaser or its Affiliates paid for Listed Shares (other than pursuant to the Exchange Provisions) during the 90 calendar day period ending on the day prior to the Notice Date. To the extent that the price paid for Listed Shares or Common Units in clauses (b) or (d) is paid in securities, the value of such securities shall be the Closing Price for such securities on the day the purchase of the Listed Shares or Common Units is effected. To the extent that the price paid for Listed Shares or Common Units in clauses (b) or (d) is paid other than in cash or securities, the value of such the other consideration (and therefore the price paid for such Listed Shares or Common Units) shall be as determined by the Board of Directors of the Purchaser.

     "Optional Purchase Price for Listed Shares" means a price which is equal to 110% of the greater of: (a) the Average Market Price for the Listed Shares for the ten consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, and (b) the highest price Purchaser or its Affiliates paid for Listed Shares (other than pursuant to the Exchange Provisions) during the 90 calendar day period ending on the day prior to the Notice Date. To the extent that the price paid for Listed Shares in clause (b) is paid in securities, the value of such securities shall be the Closing Price for such securities on the day the purchase of the Listed Shares is effected. To the extent that the price paid for Listed Shares in clause (b) is paid other than in cash or securities, the value of such the other consideration (and therefore the price paid for such Listed Shares) shall be as determined by the Board of Directors of the Purchaser.

     "Partnership" means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

     "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 18, 2001.

     "Partnership Notice" has the meaning set forth in Section 4.2.

     "Person" means a natural person or an Entity.

     "Purchase Date" means either a Mandatory Purchase Date or an Optional Purchase Date.

     "Purchase Notice" means a Mandatory Purchase Notice, an Optional Purchase Notice, or an Optional Purchase Notice for Common Units and Listed Shares.

     "Purchase Price" means the Mandatory Purchase Price, the Optional Purchase Price for Listed Shares or the Optional Purchase Price for Common Units and Listed Shares.

     "Purchase Provisions" means these Purchase Provisions, which are attached to the LLC Agreement as Annex B and hereby made a part of the LLC Agreement.

     "Purchaser" means the Person with the obligation to make the Mandatory Purchase and the right to make an Optional Purchase pursuant to these Purchase Provisions. The Purchaser initially is KMI.

     "Registration Rights Agreement" means the Registration Rights Agreement between KMI and the Partnership, dated as of May 18, 2001.

     "Section" means a section of these Purchase Provisions.

     "Securities Act" means the United States Securities Act of 1933, as amended from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

                                    Annex B-4

     "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

     "Similar Common Unit Security" means a security that has in all material respects the same rights and privileges as the Common Units.

     "Similar I-Unit Security" means a security that has in all material respects the same rights and privileges as the I-Units.

     "Subsidiary," when used in connection with the Partnership, means any Affiliate of the Partnership which the Partnership controls, and of which the Partnership owns, directly or indirectly, a majority of the aggregate shares, partnership interests or other equity interests.

     "Tax Indemnification Agreement" means the Tax Indemnification Agreement dated as of May 18, 2001, between KMI and the Company.

     "Trading Day" for any security means a day on which:

          (a) the principal National Securities Exchange on which such security is listed is open for business, or

          (b) if such security is not listed on any National Securities Exchange, a day on which banking institutions in The City of New York generally are open.

     "Transfer Agent" means any bank, trust company or other Person (including the Company or any Affiliate of the Company) appointed from time to time by the Board of Directors of the Company to act as registrar and transfer agent for the Listed Shares. On the date of these Purchase Provisions, EquiServe Trust Company, N.A. is the Transfer Agent.

     1.2  Rules of Construction.  Unless the context otherwise clearly requires:

          (a) the terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of these Purchase Provisions; terms defined [in the Exchange Provisions and also in these Purchase Provisions shall in the Exchange Provisions have the meanings ascribed to them therein; terms defined] elsewhere in the LLC Agreement and also in these Purchase Provisions shall in such other portions of the LLC Agreement have the meanings ascribed to them therein;

          (b) terms defined include the plural as well as the singular and vice versa;

          (c) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provisions thereof as the same may be duly amended, supplemented or restated from time to time;

          (d) "including" means including without limitation;

          (e) "or" is not exclusive; and

          (f) the words "herein," "hereof," "hereunder" and other words of similar import refer to these Purchase Provisions as a whole and not to any particular Section or other subdivision.

                                   SECTION 2

                               MANDATORY PURCHASE

     2.1 Mandatory Purchase Event. Upon the occurrence of a Mandatory Purchase Event, the Purchaser shall purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Mandatory Purchase Price, pursuant to the provisions of this Section 2. The Mandatory Purchase Price for any fractional Listed Share shall be the Mandatory Purchase Price for a whole Listed Share times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

                                    Annex B-5

     2.2 Notice to Transfer Agent. Promptly, but in no case later than three Business Days, following the occurrence of a Mandatory Purchase Event, the Purchaser shall give notice to the Transfer Agent that a Mandatory Purchase Event has occurred, and request that the Transfer Agent mail the Mandatory Purchase Notice to the record holders of the Listed Shares as of earlier of the date of the Mandatory Purchase Event or the most recent practicable date. If the Purchaser so requests, the Transfer Agent shall, and the Company shall use its reasonable efforts to cause the Transfer Agent to, mail the Mandatory Purchase Notice to such record holders of Listed Shares.

     2.3 Purchase Notice. Within three Business Days following the occurrence of a Mandatory Purchase Event, the Purchaser shall mail, or deliver to the Transfer Agent for mailing and cause the Transfer Agent to mail, to the record holders of the Listed Shares described in Section 2.2(a), a notice (the "Mandatory Purchase Notice") which shall state:

          (a) That a Mandatory Purchase Event has occurred and that pursuant to the provisions of the LLC Agreement and these Purchase Provisions the Purchaser will purchase all of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Mandatory Purchase Price;

          (b) A brief description of the circumstances and relevant facts regarding the Mandatory Purchase Event;

          (c) The dollar amount per Listed Share of the Mandatory Purchase
     Price;

          (d) The date on which the Listed Shares will be purchased (the "Purchase Date"), which shall be no later than five Business Days from the date the Mandatory Purchase Notice is mailed by the Purchaser or the Transfer Agent; and

          (e) The instructions a holder of Listed Shares must follow, including any other documents such holder must deliver, in order to receive the Mandatory Purchase Price.

     Any such Mandatory Purchase Notice mailed to a record holder of Listed Shares at such holder's address as reflected in the records of the Transfer Agent as of the time set forth in Section 2.2, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give any such notice to any particular holder or holders shall not affect the validity of the Mandatory Purchase pursuant to these Purchase Provisions.

     2.4 Deposit of Funds; Effect of Purchase. On or prior to the Mandatory Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Mandatory Purchase Price for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Mandatory Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for the purchase of Listed Shares that on the Mandatory Purchase Date are not held by the Purchaser or its Affiliates. If the Purchaser so deposits such funds with the Transfer Agent, and if the Purchaser has delivered the Mandatory Purchase Notice to the Transfer Agent for mailing to the record holders of the Listed Shares, then from and after the Mandatory Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including any other rights under the LLC Agreement and the rights to receive any distributions on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made, shall thereupon cease, except the right to receive the Mandatory Purchase Price, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Mandatory Purchase Notice, in compliance with the instructions in the Mandatory Purchase Notice, and such Listed Shares shall from and after the Mandatory Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Mandatory Purchase Date and shall have all rights as the owner and record holder of such Listed Shares. [As provided in the Exchange

                                    Annex B-6

Provisions, the ability of a holder of Listed Shares to exchange such Listed Shares for Common Units shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event and (ii) the date on which the Purchaser has either mailed to the record holders of Listed Shares, or delivered to the Transfer Agent for mailing to the record holders of Listed Shares, a Purchase Notice. From and after the occurrence of the earlier of clause (i) or clause (ii) in the preceding sentence, any Listed Share surrendered for exchange shall not be exchanged but shall be held for purchase pursuant to these Purchase Provisions, and shall be so purchased on the relevant Purchase Date.]

                                   SECTION 3

                               OPTIONAL PURCHASE

     3.1 Optional Purchase Condition for Listed Shares. At any time when the Optional Purchase Condition for Listed Shares exists, the Purchaser may elect, but shall not be obligated, to purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Optional Purchase Price for Listed Shares pursuant to the provisions of this Section 3. The Purchase Price for any fractional Listed Share purchased pursuant to this Section 3 shall be the Optional Purchase Price for Listed Shares times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

     3.2 Optional Purchase Notice. The Purchaser may exercise its election to make an Optional Purchase by delivering copies of a notice (the "Optional Purchase Notice") to the Transfer Agent not less than ten days and not more than 60 days prior to the date the Purchaser selects for the Optional Purchase (the "Optional Purchase Date"). The Transfer Agent shall, and the Company will use its reasonable efforts to cause the Transfer Agent to, mail the Optional Purchase Notice to the record holders of Listed Shares as of the most recent practicable date. Any such Optional Purchase Notice mailed to a record holder of Listed Shares at his address as reflected in the records of the Transfer Agent, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give such notice to any particular holder or holders shall not affect the validity of the Optional Purchase pursuant to these Purchase Provisions. So long as the Optional Purchase Condition for Listed Shares exists on the date of the Optional Purchase Notice, the Purchaser may purchase such Listed Shares pursuant to these Optional Purchase provisions, whether or not the Optional Purchase Condition for Listed Shares continues to exist on the Optional Purchase Date. The Optional Purchase Notice shall state:

          (a) that as of the date of such Optional Purchase Notice, the Optional Purchase Condition for Listed Shares exists, and that the Purchaser has elected to make the Optional Purchase pursuant to the terms of the LLC Agreement and these Purchase Provisions;

          (b) the Optional Purchase Price;

          (c) the Optional Purchase Date; and

          (d) the instructions a holder of Listed Shares must follow, including any other documents a holder of Listed Shares must deliver, in order to receive the Optional Purchase Price.

     3.3 Deposit of Funds; Effect of Purchase. On or prior to the Optional Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Optional Purchase Price for Listed Shares for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Optional Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for the purchase of Listed Shares that on the Optional Purchase Date are not held by the Purchaser or its Affiliates. If the Purchaser so deposits such funds with the Transfer Agent, and if the Purchaser has delivered the Optional Purchase Notice to the Transfer Agent for mailing to the record

                                    Annex B-7
holders of the Listed Shares, then from and after the Optional Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including any other rights under the LLC Agreement and the rights to receive any distributions on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made, shall thereupon cease, except the right to receive the Optional Purchase Price for Listed Shares, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Optional Purchase Notice, in compliance with the instructions in the Optional Purchase Notice, and such Listed Shares shall from and after the Optional Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Optional Purchase Date and shall have all rights as the owner of such Listed Shares. [As provided in the Exchange Provisions, the ability of a holder of Listed Shares to exchange such Listed Shares for Common Units shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event, and (ii) the date on which the Purchaser has either mailed to the record holders of Listed Shares, or delivered to the Transfer Agent for mailing to the record holders of Listed Shares, a Purchase Notice. From and after the occurrence of the earlier of clause (i) or clause (ii) in the preceding sentence, any Listed Share surrendered for exchange shall not be exchanged, but shall be held for purchase pursuant to these Purchase Provisions, and shall be so purchased on the relevant Purchase Date.]

                                   SECTION 4

              OPTIONAL PURCHASE OF COMMON UNITS AND LISTED SHARES

     4.1 Optional Purchase Condition for Common Units and Listed Shares. If at any time when the Optional Purchase Condition for Common Units and Listed Shares exists, the Purchaser may elect, but shall not be obligated, to purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Optional Purchase Price for Common Units and Listed Shares pursuant to the provisions of this Section 4, but only if the General Partner or its assignee elects to purchase all, but not less than all, of the outstanding Common Units that are not held by the Purchaser or its Affiliates pursuant to the provisions of the Partnership Agreement. The Purchase Price for any fractional Listed Share purchased pursuant to this Section 4 shall be the Optional Purchase Price for Common Units and Listed Shares times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

     4.2 Optional Purchase Notice for Common Units and Listed Shares. The Purchaser may exercise its election to make an Optional Purchase of Common Units and Listed Shares by delivering copies of a notice (the "Optional Purchase Notice for Common Units and Listed Shares") to the Transfer Agent not less than ten days and not more than 60 days prior to the date the Purchaser selects for the Optional Purchase (the "Optional Purchase Date"). The Optional Purchase Notice for Common Units and Listed Shares shall not be effective, however, unless and until the later to occur of (i) delivery of the Optional Purchase Notice for Common Units and Listed Shares to the Transfer Agent and (ii) delivery to the transfer agent for the Common Units of a similar notice with respect to the purchase of all outstanding Common Units not owned by the Purchaser and its Affiliates (the "Partnership Notice") pursuant to the provisions of the Partnership Agreement. After both the Partnership Notice has been given to the transfer agent for the Common Units and the Optional Purchase Notice for Common Units and Listed Shares has been given to the Transfer Agent, the Transfer Agent shall, and the Company will use its reasonable efforts to cause the Transfer Agent to, mail the Optional Purchase Notice for Common Units and Listed Shares to the record holders of Listed Shares as of the most recent practicable date. Any such Optional Purchase Notice for Common Units and Listed Shares mailed to a record holder of Listed Shares at his address as reflected in the records of the Transfer Agent, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give such notice to any particular holder or holders shall not affect

                                    Annex B-8
the validity of the purchase pursuant to these Purchase Provisions. So long as the Optional Purchase Condition for Common Units and Listed Shares exists on the date of the Optional Purchase Notice for Common Units and Listed Shares, the Purchaser may purchase such Listed Shares pursuant to these Optional Purchase provisions, whether or not the Optional Purchase Condition for Common Units and Listed Shares continues to exist on the Optional Purchase Date. The Optional Purchase Notice for Common Units and Listed Shares shall state:

          (a) that with respect to Listed Shares that on the Optional Purchase Date are not held by the Purchaser or its Affiliates, the Purchaser has elected to make the Optional Purchase for Common Units and Listed Shares pursuant to the terms of the LLC Agreement and these Purchase Provisions and that the General Partner or its assignee has elected to make the purchase of Common Units pursuant to the similar provisions of the Partnership Agreement;

          (b) the Optional Purchase Price for Common Units and Listed Shares;

          (c) the Optional Purchase Date; and

          (d) the instructions a holder of Listed Shares must follow, including any other documents such holder must deliver, in order to receive the Optional Purchase Price for Common Units and Listed Shares.

     4.3 Deposit of Funds; Effect of Purchase. On or prior to the Optional Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Optional Purchase Price for Common Units and Listed Shares for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Optional Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for such purchase. If the Purchaser so deposits funds with the Transfer Agent, and if the Purchaser has delivered the Optional Purchase Notice for Common Units and Listed Shares to the Transfer Agent for mailing to the record holders of the Listed Shares, then from and after the Optional Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including any other rights under the LLC Agreement and the right to receive any distributions on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made, shall thereupon cease, except the right to receive the Optional Purchase Price for Common Units and Listed Shares, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Optional Purchase Notice for Common Units and Listed Shares, in compliance with the instructions in the Optional Purchase Notice for Common Units and Listed Shares, and such Listed Shares shall from and after the Optional Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Optional Purchase Date and shall have all rights as the owner of such Listed Shares. [As provided in the Exchange Provisions, the ability of a holder of Listed Shares to exchange such Listed Shares for Common Units shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event, and (ii) the date on which the Purchaser has either mailed to the record holders of Listed Shares, or delivered to the Transfer Agent for mailing to the record holders of Listed Shares, a Purchase Notice. From and after the occurrence of the earlier of clause (i) or clause (ii) in the preceding sentence, any Listed Share surrendered for exchange shall not be exchanged, but shall be held for purchase pursuant to these Purchase Provisions, and shall be so purchased on the relevant Purchase Date.]

                                   SECTION 5

                        RESPONSIBILITY OF TRANSFER AGENT

     5.1 Responsibility of Transfer Agent for Purchase Provisions. The Transfer Agent, in such capacity, shall not at any time be under any duty or responsibility to any holder of Listed Shares to determine

                                    Annex B-9
whether any Mandatory Purchase Event has occurred, or with respect to the amount of the Purchase Price to be paid, or with respect to the method employed, or herein provided to be employed, in calculating the same. The Transfer Agent, in such capacity, shall not be responsible for any failure of the Purchaser to make or calculate any cash payment or for any failure of the Purchaser to comply with any of the Purchase Provisions.

     5.2 Deliveries to Holders and Former Holders. Whenever the Purchaser or the Company may deliver to the Transfer Agent for mailing or delivery to the record holders or former record holders of Listed Shares any notice, communication, Purchase Price or other payment or other matter deliverable to record holders or former record holders of Listed Shares under these Purchase Provisions, the Transfer Agent shall promptly mail or deliver such notice, communication or payment or matter to the relevant record holder or former record holder, and the Company shall use its reasonable efforts to cause the Transfer Agent to do so.

                                   SECTION 6

                        BINDING EFFECT ON THE PURCHASER

     6.1 Adoption of Purchase Provisions by Purchaser. KMI, as the initial Purchaser pursuant to these Purchase Provisions, has executed in the place provided below and delivered to the Company a copy of these Purchase Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject to and bound by these Purchase Provisions as the Purchaser hereunder. KMI further acknowledges and agrees that these Purchase Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

                                   SECTION 7

                               CERTAIN COVENANTS

     7.1 Filings and Consents. The Purchaser and the Company will use their reasonable best efforts to make or cause to be made any registrations and filings with governmental authorities required of such party or any of its subsidiaries or Affiliates, and to obtain any consents, authorizations, approvals or failures to object of governmental authorities required with respect to such party or any of its subsidiaries or Affiliates, that are necessary for the consummation of a Mandatory Purchase or an Optional Purchase hereunder, (i) in the case of a Mandatory Purchase, prior to the occurrence of a Mandatory Purchase Event, and (ii) in the case of an Optional Purchase, prior to the Optional Purchase Date.

     7.2 Rule 13e-3. KMI agrees that it will comply with Rule 13e-3 under the Securities Exchange Act in connection with a Mandatory Purchase Event or if it makes an Optional Purchase.

                                   SECTION 8

                                   AMENDMENTS

     8.1 Amendment. These Purchase Provisions may be amended by an agreement in writing signed by the Company and the Purchaser without the vote, approval or consent of the holders of any of the Listed Shares, unless such amendment would
(a) reduce the time for any notice to which the holders of the Listed Shares would be entitled under these Purchase Provisions, or (b) have a material adverse effect on the powers, preferences or rights of the Listed Shares, as determined in the sole discretion of the Board of Directors of the Company, in which case such amendment must be approved by such vote or consent of the holders of Listed Shares, if any, as may be required by the LLC Agreement.

     8.2 Certain Amendments Without Vote. Notwithstanding the foregoing provisions and the other provisions of the LLC Agreement with respect to amendments, the Board of Directors of the Company has reserved the right to make, with the written consent of the Purchaser, and may make, with the written

                                    Annex B-10
consent of the Purchaser, changes in the Listed Shares and these Purchase Provisions to meet the requirements of applicable securities and other laws and regulations and stock exchange rules and to effect the intent of the LLC Agreement, and also may make other changes which the Board of Directors of the Company determines in its sole discretion will not have a material adverse effect on the rights and privileges of the Listed Shares, in each case without the vote, consent or approval of the holders of any Listed Shares. In addition, notwithstanding the foregoing provisions with respect to amendments, (a) in the case of (i) any merger of the Partnership, whether or not the Partnership is the survivor, that is the subject of a unitholder vote and does not constitute a Mandatory Purchase Event, and (ii) any recapitalization, reorganization or similar transaction of the Partnership, in each case that is the subject of a unitholder vote and does not constitute a Mandatory Purchase Event, or (b) if any Person becomes a Controlling Entity in a transaction complying with the requirements of clauses (b)(i) through (b)(iv) of the definition of "Mandatory Purchase Event" in these Purchase Provisions, such amendments as the Board of Directors of the Company deems appropriate in its good faith discretion and are agreed to by the Purchaser may be made in these Purchase Provisions to accommodate, in the case of clause (a), such merger, recapitalization, reorganization, or similar transaction, or, in the case of clause (b), the assumption by such Person of the obligations of the Purchaser under these Purchase Provisions, and any such amendment shall be deemed not to have such a material adverse effect or reduce the time for any notice, and therefore may be made without the vote, consent or approval of the Holders of any of the Listed Shares.

                                    Annex B-11

                        ADOPTION BY KINDER MORGAN, INC.

     KMI, as the Purchaser pursuant to these Purchase Provisions, has executed in the place provided below and delivered to the Company a copy of these Purchase Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject to and bound by these Purchase Provisions as the Purchaser hereunder. KMI further acknowledges and agrees that these Purchase Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

                                          KINDER MORGAN, INC.

                                          By:
                                            ------------------------------------
                                              Joseph Listengart
                                              Vice President and General Counsel

Dated as of [May 14, 2001] **________, 2002**


                                    Annex B-12

                            ANNEX C TO ATTACHMENT A

                        DELEGATION OF CONTROL AGREEMENT

                                 ANNEX C TO THE
                          SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         KINDER MORGAN MANAGEMENT, LLC

     If the proposed amendment to our Amended and Restated Limited Liability Company Agreement is adopted, Annex C to that agreement, the Delegation of Control Agreement, will not be affected. Annex C is therefore not attached to the proxy statement.

                                    Annex C-1

                     ATTACHMENT B TO THE PROXY STATEMENT OF
                         KINDER MORGAN MANAGEMENT, LLC

                        OPINION OF GOLDMAN, SACHS & CO.

Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004
Tel: 212-902-1000

  Goldman
  Sachs

PERSONAL AND CONFIDENTIAL

April 9, 2002

Board of Directors
Kinder Morgan Management, LLC
One Allen Center
500 Dallas, Suite 1000
Houston, Texas 77002

Gentlemen:

       You have requested our opinion, from a financial point of view, as to whether the economic terms of the Existing Shares and the Amended Shares (each as defined below) are substantially equivalent to each other. Such securities are the subject of a proposal (the "Proposal") to amend (the "Amendment") certain documents governing the Shares Representing Limited Liability Company Interests (NYSE: KMR) (the "Existing Shares") of Kinder Morgan Management, LLC (the "Company") to discontinue the exchange feature associated with the Existing Shares (as so amended, the "Amended Shares"), as described in the Company's draft Proxy Statement (the "Proxy Statement"), dated April 5, 2002.

       Pursuant to the exchange feature, holders of Existing Shares have the right to exchange an Existing Share for one common unit representing limited partner interests (the "common units") of Kinder Morgan Energy Partners, L.P. ("LP") owned by Kinder Morgan, Inc. ("KMI") or its affiliates, subject to KMI electing to make a cash payment in lieu of delivering a common unit.

       You have informed us that (i) the Company manages and controls the business and affairs of LP and all of LP's operating partnership subsidiaries, including managing and controlling the day-to-day operations of LP; (ii) the Company has the full power to act for LP and the operating partnerships owned by LP; (iii) LP is a publicly traded limited partnership formed in 1992 whose operations are grouped into four business segments (product pipelines, natural gas pipelines, carbon dioxide pipelines and terminals); (iv) the Company's success depends on the Company's operation and management of LP and its resulting performance; (v) part of LP's current business plan contemplates the need for capital markets financing to provide, among other things, cash for acquisitions of operating companies, through which LP and the Company conduct LP's business operations, and assets and expansions of LP's facilities; (vi) a principal source of such cash is expected to be future issuances of shares by the Company and purchases from LP by the Company with the net proceeds of such issuances of an equivalent number of limited partner interests in LP designated as i-units (the "i-units"); (vii) the Company's issuances of additional shares with an exchange feature may in the future adversely affect the cost or terms of future financings by KMI or its financial flexibility; (viii) because of the relationships among the Company, KMI and LP, an adverse effect on the cost or terms of future

Board of Directors
Kinder Morgan Management, LLC
April 9, 2002
Page  2

financings by KMI or its financial flexibility could adversely affect the cost or terms of future financings by, or the financial flexibility of, the Company or LP; (ix) since the Company's amended and restated limited liability company agreement places a limitation on the issuance of additional classes of shares without shareholder approval, the Company's ability to issue additional shares that do not contain an exchange feature is restricted; (x) the issuance of a separate class of shares of the Company without an exchange feature while the Existing Shares with the exchange feature remain outstanding could be viewed negatively by investors as adding additional complexity to the capital structure of the Company; and (xi) you therefore believe that adoption of the Proposal will enhance the Company's ability to be a source of financing for LP's longer term growth plans.

       You also have informed us that the Existing Shares are, and the Amended Shares will be, (i) entitled to quarterly distributions per share that in each case are calculated by dividing the amount of the cash distribution declared by LP on each common unit outstanding for that quarter by the average market price of an Existing Share or an Amended Share, as applicable, during a specified trading period; (ii) as to those shares not owned by KMI or its affiliates, subject to mandatory purchase by KMI upon the happening of identical specified events at a purchase price per share that in each case is the higher of the average market price of a common unit and of an Existing Share or an Amended Share, as applicable, during a specified trading period; (iii) as to those shares not owned by KMI or its affiliates, subject to optional purchase by KMI upon the happening of identical specified events at the applicable purchase prices per share that in each case are calculated in accordance with identical formulae; (iv) as to those shares not owned by KMI or its affiliates, entitled to identical limited voting rights on certain specified matters; (v) entitled to the benefit of identical covenants restricting the Company and indirectly benefited by certain other identical covenants restricting LP; (vi) entitled to the benefit of identical provisions designed to ensure an equivalence between the aggregate number of your outstanding voting shares and Existing Shares or Amended Shares, as applicable, and i-units held by the Company; (vii) entitled to identical rights in liquidation under the Company's limited liability company agreement; and (viii) identical percentage ownership interests in the Company, with the Company presently owning approximately 18.5% of the aggregate outstanding limited partner units of LP in the form of i-units. You have further informed us that the only difference between the contractual terms of the Existing Shares and the Amended Shares is the discontinuation of the exchange feature in the Amended Shares.

       You have further informed us that (i) an Existing Share and a common unit receive quarterly distributions in a like amount, except that (x) the distributions on Existing Shares are paid in-kind and the distributions on common units are paid in cash, (y) if the aggregate amount of the distributions on the common units during any 360-day period exceeds 50% of the average market price of the common units determined in a specified trading period immediately prior to the beginning of the 360-day period, then KMI is required to purchase all of the Existing Shares or the Amended Shares, as the case may be, not owned by KMI or its affiliates, at a purchase price per share that is higher of the average market price for a common unit or an Existing Share or an Amended Share, as applicable, during a specified trading period, and (z) the calculation of the number of shares for any in-kind distribution on Existing Shares or Amended Shares is subject to the differences described in the next paragraph; (ii) as to those shares not owned by KMI or its affiliates, in a merger in which LP is not the survivor or a sale of substantially all of the assets of LP, the holders of Existing Shares or Amended Shares would be treated the same and either

Board of Directors
Kinder Morgan Management, LLC
April 9, 2002
Page  3

(x) would have their shares purchased by KMI at a purchase price per share that is the higher of the average market price for a common unit or an Existing Share or an Amended Share, as applicable, during a specified trading period, or (y) in defined circumstances, would retain their Existing Shares or Amended Shares, as applicable, and the Company would receive new units of limited partner interest in the survivor to the merger or the purchaser of the assets that have in all material respects the same rights and privileges as the i-units held by the Company, (iii) holders of common units and Existing Shares, through the Company's ownership of i-units, have essentially identical governance rights with respect to LP; and (iv) two of the objectives in designing the Existing Shares were (a) for the market price for the Existing Shares to approximate the market price of common units during LP's normal operations when LP's available cash from operations is being distributed in regular quarterly distributions and
(b) to provide a mechanism for the Existing Shares to be purchased by KMI for cash upon the occurrence of specified mergers or sales of substantially all of the assets of LP for a purchase price that would be based on the average closing market prices that U.S. securities markets for the Existing Shares and common units would have established in anticipation of and in imputing value to the specified merger or sale of assets during the ten trading days immediately prior to the event.

       We have assumed with your consent that any economic differences that could result from the timing or manner of calculating the number of shares for in-kind distributions on the Existing Shares or the Amended Shares, as applicable, as compared with the corresponding cash distributions on common units described above, would be de minimis and that such distributions on the Existing Shares are, and such distributions on the Amended Shares would be, in economic terms, substantially equivalent to such corresponding distributions on the common units.

       While we have analyzed the Existing Shares and the Amended Shares in the aggregate, we have not analyzed, and express no opinion on, the value of the exchange feature or of the liquidity, the market or market prices for the Existing Shares, the common units or the Amended Shares, whether or not the Proposal is adopted, or the value of the shares of KMI common stock and cash in lieu of fractional shares being offered in connection with the Proposal.

       For the purposes of this letter, we have reviewed the Proxy Statement; the Amendment; the Prospectus, dated May 14, 2001, relating to the Existing Shares; the Company's Amended and Restated Limited Liability Company Agreement, dated as of May 14, 2001, including the Exchange Provisions and Purchase Provisions annexed thereto; the Registration Rights Agreement, dated as of May 18, 2001, between LP and KMI; the Tax Indemnification Agreement, dated as of May 18, 2001, between KMI and the Company; the Delegation of Control Agreement, dated as of May 18, 2001, among LP, the Company and certain other parties; the Third Amended and Restated Agreement of Limited Partnership of LP, dated as of May 18, 2001; and certain related documents of the Company and LP. We have also reviewed historical market price and trading activity data for the Existing Shares and the common units; historical information regarding cash and in-kind distributions on the common units and Existing Shares, respectively; historical information regarding the volume and timing of exercises of the exchange feature by holders of Existing Shares; liquidation, voting and other rights of the Existing Shares and the common units; and such other information and analyses as we deemed appropriate. We also have held discussions with members of the senior management of the Company and KMI regarding their assessment of the strategic rationale for, and potential benefits of, the Proposal and the past and

Board of Directors
Kinder Morgan Management, LLC
April 9, 2002
Page  4

current business operations, financial conditions and future prospects of the Company, KMI and LP. We have relied upon the accuracy and completeness of all of the information discussed with or reviewed by us and have assumed its accuracy and completeness for purposes of this letter. We are familiar with the Company, having provided investment banking services to the Company and its affiliates from time to time, including having acted (i) as lead manager in 2001 in connection with the Company's initial public offering of its Existing Shares;
(ii) as co-manager in 2001 in connection with the issuances by LP of its (x) $300 million 7.4% Notes due 2031 and (y) $700 million 6.75% Notes due 2011;
(iii) as joint lead underwriter in 2000 in connection with the issuance by LP of its (x) $200 million 8% Senior Notes due 2005 and (y) $200 million Floating Rate Senior Notes due 2002; (iv) as lead manager in 2000 in connection with the issuance by LP of 4,500,000 of its common units; (v) as a member in 2000 in connection with LP's $1.1 billion Bank Loan facility; and (vi) as loan syndicate member in 2002 in connection with LP's $750 million Bridge Loan Commitment. We also have discussed with the Company our acting as the lead manager in a possible future offering or offerings of shares of the Company and/or common units of LP.

       Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities of the Company, LP, KMI and their affiliates, for its own account and for the accounts of its customers.

       The opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Proposal, and does not constitute a recommendation as to how any holder of Existing Shares should vote with respect to such Proposal.

       The opinion expressed herein is based upon current market conditions and other conditions as they exist and can be evaluated as of the date of this letter.

       Based upon and subject to the foregoing, it is our opinion, from a financial point of view, that the economic terms of the Existing Shares and the Amended Shares are, on a pre-tax basis, substantially equivalent to the economic terms of the common units and, therefore, that the economic terms of the Existing Shares and the Amended Shares are substantially equivalent to each other.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
-------------------------------------
GOLDMAN, SACHS & CO.

                     ATTACHMENT C TO THE PROXY STATEMENT OF
                         KINDER MORGAN MANAGEMENT, LLC

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                       KINDER MORGAN MANAGEMENT, LLC AND
                              KINDER MORGAN, INC.

                     ATTACHMENT C TO THE PROXY STATEMENT OF
                         KINDER MORGAN MANAGEMENT, LLC

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                       KINDER MORGAN MANAGEMENT, LLC AND
                              KINDER MORGAN, INC.

     Set forth below is certain information concerning the directors and executive officers of Kinder Morgan Management, LLC and Kinder Morgan, Inc. The business address of each such person is 500 Dallas, Suite 1000, Houston, Texas 77002, and his telephone number at that address is (713) 369-9000. In addition to the individuals listed below, Kinder Morgan, Inc. is a director of Kinder Morgan Management, LLC.

NAME                     POSITION WITH KINDER MORGAN MANAGEMENT, LLC     POSITION WITH KINDER MORGAN, INC.
----                     -------------------------------------------   -------------------------------------
Richard D. Kinder......  Director, Chairman and Chief Executive        Director, Chairman and Chief
                         Officer                                       Executive Officer
William V. Morgan......  Director and Vice Chairman                    Director and Vice Chairman
Edward O. Gaylord......  Director                                      --
Gary L. Hultquist......  Director                                      --
Perry M. Waughtal......  Director                                      --
Edward H. Austin,        --                                            Director
  Jr...................
Ted A. Gardner.........  --                                            Director
William J. Hybl........  --                                            Director
Charles W. Battey......  --                                            Director
Fayez Sarofim..........  --                                            Director
H.A. True, III.........  --                                            Director
Stewart A. Bliss.......  --                                            Director
Edward Randall, III....  --                                            Director
Michael C. Morgan......  President                                     President
William V. Allison.....  Co-President, Natural Gas Pipelines           President, Natural Gas Pipelines
Thomas A. Bannigan.....  President, Products Pipelines                 --
R. Tim Bradley.........  President, Kinder Morgan CO(2) Pipelines      --
David G. Dehaemers,      Vice President, Corporate Development         Vice President, Corporate Development
  Jr...................
Joseph Listengart......  Vice President, General Counsel and           Vice President, General Counsel and
                         Secretary                                     Secretary
Deborah Macdonald......  Co-President, Natural Gas Pipelines           Co-President, Natural Gas Pipelines
C. Park Shaper.........  Vice President, Treasurer and Chief           Vice President, Treasurer and Chief
                         Financial Officer                             Financial Officer
Thomas B. Stanley......  President, Terminals                          --
James E. Street........  Vice President, Human Resources and           Vice President, Human Resources and
                         Administration                                Administration

RICHARD D. KINDER

     Richard D. Kinder is Director, Chairman and Chief Executive Officer of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Kinder has served as Director, Chairman and Chief Executive Officer of Kinder Morgan Management, LLC since its formation in February 2001. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan, Inc.

on October 7, 1999, upon the completion of the acquisition of Kinder Morgan (Delaware), Inc. by Kinder Morgan, Inc. His election as Director of Kinder Morgan, Inc. was as one of his own designees and in accordance with a governance agreement entered into between him and Kinder Morgan, Inc. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc. in February 1997. Mr. Kinder is also a director of Transocean Sedco Forex Inc. and Baker Hughes Incorporated.

WILLIAM V. MORGAN

     William V. Morgan is Director and Vice Chairman of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Morgan was appointed to the board of directors of Kinder Morgan, Inc. upon completion of its acquisition of Kinder Morgan (Delaware), Inc. on October 7, 1999, as a designee of Morgan Associates, Inc., in accordance with a governance agreement entered into between Morgan Associates, Inc. and us. Mr. Morgan served as the President of Kinder Morgan Management, LLC from February 2001 to July 2001. He served as President of Kinder Morgan, Inc. from October 1999 to July 2001. He served as President of Kinder Morgan G.P., Inc. from February 1997 to July 2001. Mr. Morgan has served as Director and Vice Chairman of Kinder Morgan Management, LLC since its formation in February 2001. Mr. Morgan has served as Director and Vice Chairman of Kinder Morgan, Inc. since October 1999. Mr. Morgan has served as Vice Chairman of Kinder Morgan G.P., Inc. since February 1997. He served as President of Cortez Holdings Corporation, a pipeline investment company, from October 1992 through October 1999. On January 17, 2002, we announced that Mr. Morgan would transition to a non-executive role in April 2003. At that time, Mr. Morgan will retain his Vice Chairman title and remain an active board member, but he will be less involved in our day-to-day operations. Mr. Morgan is the father of Michael C. Morgan, President of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc., and Kinder Morgan, Inc.

EDWARD O. GAYLORD

     Edward O. Gaylord is a director of Kinder Morgan Management, LLC and Kinder Morgan G.P., Inc. Mr. Gaylord was elected Director of Kinder Morgan Management, LLC upon its formation in February 2001. Mr. Gaylord was elected Director of Kinder Morgan G.P., Inc. in February 1997. Since 1989, Mr. Gaylord has been the Chairman of the Board of Directors of Jacinto Port Terminal Company, a liquid bulk storage terminal on the Houston, Texas ship channel. Mr. Gaylord serves on the Board of Directors of Seneca Foods Corporation and is Chairman of the Board of Directors of the Houston Branch of the Federal Reserve Bank of Dallas.

GARY L. HULTQUIST

     Gary L. Hultquist is a director of Kinder Morgan Management, LLC and Kinder Morgan G.P., Inc. Mr. Hultquist was elected Director of Kinder Morgan Management, LLC upon its formation in February 2001. He was elected Director of Kinder Morgan G.P., Inc. in October 1999. Since 1995, Mr. Hultquist has been the Managing Director of Hultquist Capital, LLC, a San Francisco-based strategic and merger advisory firm. Mr. Hultquist is a member of the Board of Directors of netMercury, Inc., a supplier of automated supply chain services, critical spare parts and consumables used in semiconductor manufacturing. Previously, Mr. Hultquist practiced law in two San Francisco area firms for over 15 years, specializing in business, intellectual property, securities and venture capital litigation.

PERRY M. WAUGHTAL

     Perry M. Waughtal is a director of Kinder Morgan Management, LLC and Kinder Morgan G.P., Inc. Mr. Waughtal was elected Director of Kinder Morgan Management, LLC upon its formation in February 2001. Mr. Waughtal was elected Director of Kinder Morgan G.P., Inc. in April 2000. Mr. Waughtal currently is, and for the last nine years has been, the Chairman, a limited partner and a 40% owner of Songy Partners Limited, an Atlanta, Georgia-based real estate investment company. Mr. Waughtal advises Songy's management on real estate investments and has overall responsibility for strategic planning, management and operations. Previously, Mr. Waughtal served for over 30 years as Vice Chairman of

Development and Operations and as Chief Financial Officer for Hines Interests Limited Partnership, a real estate and development entity based in Houston, Texas.

EDWARD H. AUSTIN, JR.

     Edward H. Austin, Jr. is a Class I Director of Kinder Morgan, Inc. and has served in such capacity since 1994. He has served as a partner and an Executive Vice President of Austin, Calvert & Flavin, Inc., an investment advisory firm based in San Antonio, Texas for the past five years. Austin, Calvert & Flavin, Inc. is a wholly owned subsidiary of Waddell & Reed Financial, Inc. Mr. Austin is a director of Advanced Extraction Technologies, Inc. and Texas Cavalcade, Inc.

TED A. GARDNER

     Ted A. Gardner is a Class I Director of Kinder Morgan, Inc. He was appointed to the Board of Directors of Kinder Morgan, Inc. upon completion of its acquisition by merger of Kinder Morgan (Delaware), Inc. entered into between Mr. Kinder and Kinder Morgan, Inc. on October 7, 1999, as a designee of Mr. Kinder in accordance with the governance agreement entered into between Mr. Kinder and Kinder Morgan, Inc. Mr. Gardner has been a Managing Partner of First Union Capital Partners (now Wachovia Capital Partners) and a Senior Vice President of First Union Corporation (now Wachovia Corporation) since 1990. Mr. Gardner is a director of Encore Acquisition Company, Beacon Industrial Group, COMSYS Holdings, Naviant, In., Vanteon, Inc. and Belenos, Inc. Wheat First Union and First Union Securities, Inc., both affiliates of Wachovia Corporation and Wachovia Capital Partners, have provided our affiliates investment banking services.

WILLIAM J. HYBL

     William J. Hybl is a Class I Director of Kinder Morgan, Inc. and has served in such capacity since 1988. He has been the Chairman and Chief Executive Officer and a Trustee of El Pomar Foundation, a charitable foundation based in Colorado Springs, Colorado, for the past five years. Over the past five years, Mr. Hybl has also served as a director of Broadmoor Hotel, Inc., USAA, FirstBank Holding Co. of Colorado, and Garden City Company. In 2001, he was appointed by President George W. Bush and confirmed by the U.S. Senate as U.S. Representative to the 56th General Assembly of the United Nations.

CHARLES W. BATTEY

     Charles W. Battey was elected to his current term as a Class II Director of Kinder Morgan, Inc. at its 2001 annual meeting and has served continuously in such capacity since 1971. Mr. Battey has been an independent consultant and an active community volunteer based in Kansas City for the past five years. Mr. Battey is also a director of SIT/ KIM International Investment Associates, Inc. Mr. Battey was Chairman of the Board of Directors of Kinder Morgan, Inc. from 1989 to 1996, and Chief Executive Officer of Kinder Morgan, Inc. from 1989 to 1994.

FAYEZ SAROFIM

     Fayez Sarofim was elected to his current term as a Class II Director of Kinder Morgan, Inc. at its 2001 annual meeting. He was initially appointed to the Board of Directors of Kinder Morgan, Inc. upon completion of the acquisition of Kinder Morgan (Delaware), Inc. by Kinder Morgan, Inc. on October 7, 1999, as a designee of Mr. Kinder in accordance with the governance agreement between Mr. Kinder and Kinder Morgan, Inc. Mr. Sarofim has been President and Chairman of the Board of Fayez Sarofim & Co., an investment advisory firm, since he founded it in 1958. Mr. Sarofim is a director of Unitrin, Inc. and Argonaut Group, Inc.

H.A. TRUE, III

     H.A. True, III was elected to his current term as a Class II Director of Kinder Morgan, Inc. at its 2001 annual meeting. Mr. True has been an owner and Director of the True Companies, which are involved in energy, agriculture and financing, and based in Casper, Wyoming for the past seven years. Mr. True is also Vice Chairman of Midland Financial Corporation.

STEWART A. BLISS

     Stewart A. Bliss was elected to his current term as a Class III Director of Kinder Morgan, Inc. at its 1999 annual meeting. Mr. Bliss has been an independent Financial Consultant and Senior Business Advisor in Denver, Colorado for the past five years. Mr. Bliss served on the Board for the Colorado State Board of Agriculture, the Governing Board for the Colorado State University System, from 1993 to February 2001, and was President of that Board from 1999 to 2001. Mr. Bliss served as Interim Chairman and Chief Executive Officer of Kinder Morgan, Inc. from July to October of 1999.

EDWARD RANDALL, III

     Edward Randall, III was elected to his current term as a Class III Director of Kinder Morgan, Inc. at its 1999 annual meeting. For the past five years Mr. Randall has been a private investor. Mr. Randall is also a director of EOG Resources, Inc.

MICHAEL C. MORGAN

     Michael C. Morgan is President of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Morgan was elected to each of these positions in July 2001. Mr. Morgan served as Vice President, Strategy and Investor Relations of Kinder Morgan Management, LLC from February 2001 to July 2001. He served as Vice President, Strategy and Investor Relations of Kinder Morgan, Inc. and Kinder Morgan G.P., Inc. from January 2000 to July 2001. He served as Vice President, Corporate Development of Kinder Morgan G.P., Inc. from February 1997 to January 2000. Mr. Morgan was the Vice President, Corporate Development of Kinder Morgan, Inc. from October 1999 to January 2000. From August 1995 until February 1997, Mr. Morgan was an associate with McKinsey & Company, an international management consulting firm. In 1995, Mr. Morgan received a Masters in Business Administration from the Harvard Business School. From March 1991 to June 1993, Mr. Morgan held various positions, including Assistant to the Chairman, at PSI Energy, Inc., an electric utility. Mr. Morgan received a Bachelor of Arts in Economics and a Masters of Arts in Sociology from Stanford University in 1990. Mr. Morgan is the son of William V. Morgan.

WILLIAM V. ALLISON

     William V. Allison is Co-President, Natural Gas Pipelines of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Allison was elected President, Natural Gas Pipelines of Kinder Morgan Management, LLC upon its formation in February 2001. He was elected President, Natural Gas Pipelines of Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. in September 1999. He was President, Pipeline Operations of Kinder Morgan G.P., Inc. from February 1999 to September 1999. Mr. Allison served as Vice President and General Counsel of Kinder Morgan G.P., Inc. from April 1998 to February 1999. From May 1997 to April 1998, Mr. Allison managed his personal investments. From April 1996 through May 1997, Mr. Allison served as President of Enron Liquid Services Corporation.

THOMAS A. BANNIGAN

     Thomas A. Bannigan is President, Products Pipelines of Kinder Morgan Management, LLC and Kinder Morgan G.P., Inc. and President and Chief Executive Officer of Plantation Pipe Line Company. Mr. Bannigan was elected President, Products Pipelines of Kinder Morgan Management, LLC upon its formation in February 2001. He was elected President, Products Pipelines of Kinder Morgan G.P., Inc. in

October 1999. Mr. Bannigan has served as President and Chief Executive Officer of Plantation Pipe Line Company since May 1998. From 1985 to May 1998, Mr. Bannigan was Vice President, General Counsel and Secretary of Plantation Pipe Line Company.

R. TIM BRADLEY

     R. Tim Bradley is President, CO(2) Pipelines of Kinder Morgan Management, LLC and Kinder Morgan G.P., Inc. and President of Kinder Morgan CO(2) Company, L.P. Mr. Bradley was elected President, CO(2) Pipelines of Kinder Morgan Management, LLC and Vice President (President, CO(2) Pipelines) of Kinder Morgan G.P., Inc. in April 2001. Mr. Bradley has been President of Kinder Morgan CO(2) Company, L.P. (which name changed from Shell CO(2) Company, Ltd. in April 2000) since March 1998. From May 1996 to March 1998, Mr. Bradley was Manager of CO(2) Marketing for Shell Western E&P, Inc. Mr. Bradley received a Bachelor of Science in Petroleum Engineering from the University of Missouri at Rolla.

DAVID G. DEHAEMERS, JR.

     David G. Dehaemers, Jr. is Vice President, Corporate Development of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Dehaemers was elected Vice President, Corporate Development of Kinder Morgan Management, LLC upon its formation in February 2001. Mr. Dehaemers was elected Vice President, Corporate Development of Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. in January 2000. He served as Vice President and Chief Financial Officer of Kinder Morgan, Inc. from October 1999 to January 2000. He served as Vice President and Chief Financial Officer of Kinder Morgan G.P., Inc. from July 1997 to January 2000 and Treasurer of Kinder Morgan G.P., Inc. from February 1997 to January 2000. He served as Secretary of Kinder Morgan G.P., Inc. from February 1997 to August 1997. Mr. Dehaemers was previously employed by the national CPA firms of Ernst & Whinney and Arthur Young. Mr. Dehaemers received his law degree from the University of Missouri-Kansas City and is a member of the Missouri Bar. He is also a CPA and received his undergraduate Accounting degree from Creighton University in Omaha, Nebraska.

JOSEPH LISTENGART

     Joseph Listengart is Vice President, General Counsel and Secretary of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Listengart was elected Vice President, General Counsel and Secretary of Kinder Morgan Management, LLC upon its formation in February 2001. He was elected Vice President and General Counsel of Kinder Morgan G.P., Inc. and Vice President, General Counsel and Secretary of Kinder Morgan, Inc. in October 1999. Mr. Listengart was elected Secretary of Kinder Morgan G.P., Inc. in November 1998 and became an employee of Kinder Morgan G.P., Inc. in March 1998. From March 1995 through February 1998, Mr. Listengart worked as an attorney for Hutchins, Wheeler & Dittmar, a Professional Corporation. Mr. Listengart received his Masters in Business Administration from Boston University in January 1995, his Juris Doctor, magna cum laude, from Boston University in May 1994, and his Bachelor of Arts degree in Economics from Stanford University in June 1990.

DEBORAH MACDONALD

     Deborah Macdonald is Co-President, Natural Gas Pipelines of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Ms. Macdonald was elected to these positions effective June 1, 2002. Ms. Macdonald has served as President of Natural Gas Pipeline Company of America since October 1999. She served as Senior Vice President -- Legal Affairs of Aquila Energy, a subsidiary of Utilicorp United, from March 1999 to October 1999. Ms. Macdonald was an independent energy consultant from June 1996 to March 1999.

C. PARK SHAPER

     C. Park Shaper is Vice President, Treasurer and Chief Financial Officer of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Shaper was elected Vice President, Treasurer and Chief Financial Officer of Kinder Morgan Management, LLC upon its formation in February 2001. He has served as Treasurer of Kinder Morgan, Inc. since April 2000 and Vice President and Chief Financial Officer of Kinder Morgan, Inc. since January 2000. Mr. Shaper was elected Vice President, Treasurer and Chief Financial Officer of Kinder Morgan G.P., Inc. in January 2000. From June 1999 to December 1999, Mr. Shaper was President and Director of Altair Corporation, an enterprise focused on the distribution of web-based investment research for the financial services industry. He served as Vice President and Chief Financial Officer of First Data Analytics, a wholly-owned subsidiary of First Data Corporation, from 1997 to June 1999. From 1995 to 1997, he was a consultant with The Boston Consulting Group. He received a Masters in Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Shaper also has a Bachelor of Science degree in Industrial Engineering and a Bachelor of Arts degree in Quantitative Economics from Stanford University.

THOMAS B. STANLEY

     Thomas B. Stanley is President, Terminals of Kinder Morgan Management, LLC and Kinder Morgan G.P., Inc. Mr. Stanley became President of our Terminals segment in July 2001 when we combined our previously separate Bulk Terminals and Liquids Terminals segments. Prior to that, Mr. Stanley served as President, Bulk Terminals of Kinder Morgan Management, LLC since February 2001 and of Kinder Morgan G.P., Inc. since August 1998. From 1993 to July 1998, he was President of Hall-Buck Marine, Inc. (now known as Kinder Morgan Bulk Terminals, Inc.), for which he has worked since 1980. Mr. Stanley is a CPA with 10 years' experience in public accounting, banking, and insurance accounting prior to joining Hall-Buck. He received his bachelor's degree from Louisiana State University in 1972.

JAMES E. STREET

     James E. Street is Vice President, Human Resources and Administration of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. Mr. Street was elected Vice President, Human Resources and Administration of Kinder Morgan Management, LLC upon its formation in February 2001. He was elected Vice President, Human Resources and Administration of Kinder Morgan G.P., Inc. and Kinder Morgan, Inc. in August 1999. From October 1996 to August 1999, Mr. Street was Senior Vice President, Human Resources and Administration for Coral Energy, a subsidiary of Shell Oil Company. Mr. Street received a Masters of Business Administration degree from the University of Nebraska at Omaha and a Bachelor of Science degree from the University of Nebraska at Kearney.

     With respect to the above-referenced individuals, we hereby confirm that, to our knowledge, none have (i) been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar proceedings), or
(ii) been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such individual from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of or any violation of federal or state securities laws.

     All of the above-referenced individuals are citizens of the United States of America.

                PRELIMINARY PROXY MATERIALS DATED JUNE 14, 2002.


                                     PROXY

                         KINDER MORGAN MANAGEMENT, LLC
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 23, 2002



     The undersigned hereby appoints Richard D. Kinder, C. Park Shaper and Joseph Listengart, and each of them, as proxies with full power of substitution, and authorizes them or any of them to represent the undersigned at the special meeting of shareholders of Kinder Morgan Management, LLC to be held on July 23, 2002, and at any and all adjournments and postponements or reconvenings of the special meeting, and to vote as follows all of the shares of Kinder Morgan Management, LLC which the undersigned would be entitled to vote if personally present. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, OR IF NO INSTRUCTIONS ARE GIVEN, FOR THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OF KINDER MORGAN MANAGEMENT, LLC TO ELIMINATE THE EXCHANGE FEATURE OF OUR SHARES BY AMENDING OUR LIMITED LIABILITY COMPANY AGREEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING IT WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING, SUCH AS ADJOURNMENT, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.


     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL DESCRIBED IN
ITEM 1.

1. Our proposal to eliminate the exchange feature of our shares by an amendment to our limited liability company agreement, as previously amended and restated, that deletes the exchange provisions set forth in Annex A to that agreement and makes the other changes reflected in Attachment A to our proxy
    statement dated           , 2002.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

Please sign name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

Dated:
------------------------------------------------
------------------------------------------------
SIGNATURE
------------------------------------------------
NAME (PRINT)
------------------------------------------------
SIGNATURE
------------------------------------------------
NAME (PRINT)
------------------------------------------------
(ADDRESS)
------------------------------------------------
I will ---------- will not ---------- attend the
  Meeting                                              Number of persons to attend:  ------------

                                EXHIBIT INDEX TO
                         PRELIMINARY PROXY STATEMENT OF
                         KINDER MORGAN MANAGEMENT, LLC


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
     1           Annual Report on Form 10-K of Kinder Morgan Management, LLC
                 for the year ended December 31, 2001, as amended by Form
                 10-K/A, including as Annex A thereto the Annual Report on
                 Form 10-K of Kinder Morgan Energy Partners, L.P. for the
                 year ended December 31, 2001.

     2           Annual Report on Form 10-K of Kinder Morgan Energy Partners,
                 L.P. for the year ended December 31, 2001, which is attached as Annex A to the Annual Report on Form 10-K of Kinder
                 Morgan Management, LLC for the year ended December 31, 2001 included as Exhibit 1 hereto.

     3 Annual Report on Form 10-K of Kinder Morgan, Inc. for the year ended December 31, 2001.

     4 Proxy Statement of Kinder Morgan, Inc. dated April 1, 2002, relating to its 2002 Annual Meeting of Stockholders.

     5           Quarterly Report on Form 10-Q of Kinder Morgan Management,
                 LLC for the quarter ended March 31, 2002.

     6           Quarterly Report on Form 10-Q of Kinder Morgan Energy
                 Partners, L.P. for the quarter ended March 31, 2002.

     7 Quarterly Report on Form 10-Q of Kinder Morgan, Inc. for the quarter ended March 31, 2002.

     8           Current Report on Form 8-K of Kinder Morgan Energy Partners,
                 L.P. filed on March 12, 2002.

     9           Current Report on Form 8-K of Kinder Morgan Energy Partners,
                 L.P. filed on March 15, 2002.


                                       I-1